SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON,  D.C.  20549

                         FORM  8-K
                        CURRENT REPORT

              Pursuant to Section 13 or 15 (d) of the
                 Securities Exchange Act of 1934



            Date of Report (Date of earliest event reported):
                            September 26, 2002



                   FOODARAMA SUPERMARKETS, INC.
        (Exact name of registrant as specified in charter)



   New Jersey                  1-5745-1       21-0717108
(State or other jurisdiction  (Commission     (IRS Employer
   of incorporation)           file number)  Identification No.)



Building 6, Suite 1, 922 Highway 33,  Freehold,  New Jersey 07728  (Address
of principal executive offices)              (Zip code)



Registrant's telephone number, including area code:(732) 462-4700

Item 5.     Other Events


Foodarama Supermarkets, Inc. previously reported that it was in negotiations with its lenders to increase the amount of, and to make certain changes to, its credit facility. The increases and changes, as reported in the 10-Q for the quarter ended August 3, 2002, which was filed with the Securities and Exchange Commission on September 17, 2002, were incorporated into the Third Amended and Restated Revolving Credit and Term Loan Agreement which was executed and closed as of September 26, 2002.


Item 7.     Financial Statement and Exhibits


(c)   Exhibits

Exhibit 10.1      Third Amended and Restated Revolving Credit and
                  Term Loan Agreement

                              SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                             FOODARAMA SUPERMARKETS, INC.
                                         (REGISTRANT)


                             By: /S/ Michael Shapiro
                                 Michael Shapiro
                                 Senior Vice President
                                  Chief Financial Officer


Date: September 30, 2002

                                  Exhibit 10.1



             THIRD AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN
                                   AGREEMENT


                         Dated as of September 26, 2002


                                      Among

                          FOODARAMA SUPERMARKETS, INC.,


                          NEW LINDEN PRICE RITE, INC.,



                          THE GUARANTORS NAMED HEREIN,


                            THE LENDERS NAMED HEREIN,

                                       and

                       GMAC BUSINESS CREDIT, LLC, AS AGENT

                                TABLE OF CONTENTS


                                                                         Page


I.    DEFINITIONS                                                           6


II.   THE LOANS                                                            22
      SECTION 2.01.  Commitments                                           22
                     -----------
      SECTION 2.02.  Loans                                                 24
                     -----
      SECTION 2.03.  Notice of Loans                                       26
                     ---------------
      SECTION 2.04.  Notes; Repayment of Loans                             26
                     -------------------------
      SECTION 2.05.  Interest on Loans                                     27
                     -----------------
      SECTION 2.06.  Fees                                                  27
                     ----
      SECTION  2.07. Termination of Revolving Commitments and Capital      28
                     Expenditure Facility Commitment
                     ------------------------------------------------
      SECTION 2.08.  Interest on Overdue Amounts                           29
                     ---------------------------
      SECTION 2.09.  Prepayment of Loans                                   29
                     -------------------
      SECTION 2.10.  Reserve Requirements; Change in Circumstances         32
                     ---------------------------------------------
      SECTION 2.10A  Change in Legality; Eurodollar Availability           34
                     -------------------------------------------
      SECTION 2.10B  Indemnity                                             35
                     ---------
      SECTION 2.11.  Pro Rata Treatment                                    36
                     ------------------
      SECTION 2.12.  Sharing of Setoffs                                    36
                     ------------------
      SECTION 2.13.  Taxes                                                 36
                     -----
      SECTION 2.14.  Payments and Computations                             38
                     -------------------------
      SECTION 2.15.  Settlement Among Lenders                              39
                     ------------------------
      SECTION 2.16.  Making of Revolving Loans                             41
                     -------------------------
      SECTION 2.17.  Joint and Several Borrowers                           42
                     ---------------------------


IIA.  LETTERS OF CREDIT                                                    42
      SECTION 2A.01.  Issuance of Letters of Credit                        42
                      -----------------------------
      SECTION 2A.02.  Payment; Reimbursement                               43
                      ----------------------
      SECTION 2A.03.  GMACBC's Actions                                     44
                      ----------------
      SECTION 2A.04.  Payments in Respect of Increased Costs               45
                      --------------------------------------
      SECTION 2A.05.  Indemnity as to Letters of Credit                    46
                      ---------------------------------
      SECTION 2A.06.  Letter of Credit Fees                                47
                      ---------------------


III.  COLLATERAL SECURITY                                                  47
      SECTION 3.01.  Security Documents                                    47
                     ------------------
      SECTION 3.02.  Filing and Recording                                  48
                     --------------------
      SECTION 3.03.  Real Property; Mortgages; Title Insurance             48
                     -----------------------------------------
      SECTION 3.04.  Additional Collateral                                 50
                     ---------------------

IV.  REPRESENTATIONS AND WARRANTIES                                        50
      SECTION 4.01.  Organization, Legal Existence                         51
                     -----------------------------
      SECTION 4.02.  Authorization                                         51
                     -------------
      SECTION 4.03.  Governmental Approvals                                51
                     ----------------------
      SECTION 4.04.  Binding Effect                                        51
                     --------------
      SECTION 4.05.  Material Adverse Change                               52
                     -----------------------
      SECTION 4.06.  Litigation; Compliance with Laws; etc                 52
                     -------------------------------------
      SECTION 4.07.  Financial Statements                                  52
                     --------------------
      SECTION 4.08.  Federal Reserve Regulations                           53
                     ---------------------------
      SECTION 4.09.  Taxes                                                 53
                     -----
      SECTION 4.10.  Employee Benefit Plans                                53
                     ----------------------
      SECTION 4.11.  No Material Misstatements                             55
                     -------------------------
      SECTION 4.12.  Investment Company Act; Public Utility Holding
                     Company Act                                           55
                     ----------------------------------------------
      SECTION 4.13.  Security Interest                                     55
                     -----------------
      SECTION 4.14.  Bank Accounts                                         56
                     -------------
      SECTION 4.15.  Subsidiaries                                          56
                     ------------
      SECTION 4.16.  Title to Properties; Possession Under Leases;
                     Trademarks                                            56
                     ---------------------------------------------
      SECTION 4.17.  Solvency                                              57
                     --------
      SECTION 4.18.  Permits, etc                                          58
                     ------------
      SECTION 4.19.  Compliance with Environmental Laws                    58
                     ----------------------------------
      SECTION 4.20.  Material Agreements                                   59
                     -------------------


V.    CONDITIONS OF CREDIT EVENTS                                          59
      SECTION 5.01.  All Credit Events                                     59
                     -----------------
      SECTION 5.01A.  Capital Expenditure Loans                            60
                      -------------------------
      SECTION 5.02. Closing Date                                           61
                            ----


VI.   AFFIRMATIVE COVENANTS                                                65
      SECTION 6.01.  Legal Existence                                       65
                     ---------------
      SECTION 6.02.  Businesses and Properties                             65
                     -------------------------
      SECTION 6.03.  Insurance                                             65
                     ---------
      SECTION 6.04.  Taxes                                                 66
                     -----
      SECTION 6.05.  Financial Statements, Reports, etc                    66
                     ----------------------------------
      SECTION 6.06.  Litigation and Other Notices                          68
                     ----------------------------
      SECTION 6.07.  ERISA                                                 69
                     -----
      SECTION 6.08.  Maintaining Records;  Access to Properties and
                     Inspections;  Right to Audit                          70
                     ----------------------------------------------
      SECTION 6.09.  Fiscal Year-End                                       70
                     ---------------
      SECTION 6.10.  Further Assurances                                    70
                     ------------------
      SECTION 6.11.  Additional Grantors and Guarantors                    70
                     ----------------------------------
      SECTION 6.12.  Environmental Laws                                    71
                     ------------------
      SECTION 6.13.  Pay Obligations to Lenders and Perform Other Covenants72
                     ------------------------------------------------------
      SECTION 6.14.  Maintain Operating Accounts                           72
                     ---------------------------
      SECTION 6.15.  Amendments                                            73
                     ----------
      SECTION 6.16.  Use of Proceeds                                       73
                     ---------------

      SECTION 6.17  Collateral Locations                                   73
                    --------------------


VII.  NEGATIVE COVENANTS                                                   73
      SECTION 7.01.  Liens                                                 73
                     -----
      SECTION 7.02.  Sale and Lease-Back Transactions                      75
                     --------------------------------
      SECTION 7.03.  Indebtedness                                          75
                     ------------
      SECTION 7.04.  Dividends, Distributions and Payments                 77
                     -------------------------------------
      SECTION 7.05.  Consolidations, Mergers and Sales of Assets           77
                     -------------------------------------------
      SECTION 7.06.  Investments                                           78
                     -----------
      SECTION 7.07.  EBITDA                                                79
                     ------
      SECTION 7.08.  Leverage Ratio                                        80
                     --------------
      SECTION 7.09.  Debt Service Coverage Ratio                           80
                     ---------------------------
      SECTION 7.10.   Capital Expenditures                                 80
                     ---------------------
      SECTION 7.11  Business                                               81
                    --------
      SECTION 7.12.  Sales of Receivables                                  81
                     --------------------
      SECTION 7.13.  Use of Proceeds                                       81
                     ---------------
      SECTION 7.14.  ERISA                                                 81
                     -----
      SECTION 7.15.  Accounting Changes                                    82
                     ------------------
      SECTION 7.16.  Prepayment or Modification of Indebtedness;
           Modification of Charter Documents                               82
      SECTION 7.17.  Transactions with Affiliates                          82
                     ----------------------------
      SECTION 7.18.  Consulting Fees                                       83
                     ---------------
      SECTION 7.19.  Limitations on Dividends and Other Payments           83
                     -------------------------------------------
      VIII. EVENTS OF DEFAULT                                              83


IX.   AGENT                                                                89


X.    CASH RECEIPTS COLLECTION                                             92
      SECTION 10.01.  Collection of Cash                                   92
                      ------------------
      SECTION 10.02.  Monthly Statement of Account                         94
                      ----------------------------
      SECTION 10.03.  Collateral Custodian                                 94
                      --------------------


XI. MISCELLANEOUS                                                          94
      SECTION 11.01.  Notices                                              94
                      -------
      SECTION 11.02.  Survival of Agreement                                95
                      ---------------------
      SECTION 11.03.  Successors and Assigns; Participations               95
                      --------------------------------------
      SECTION 11.04.  Expenses; Indemnity                                  98
                      -------------------
      SECTION 11.05.  Applicable Law                                       99
                      --------------
      SECTION 11.06.  Right of Setoff                                      99
                      ---------------
      SECTION 11.07.  Payments on Business Days                           100
                      -------------------------
      SECTION 11.08.  Waivers; Amendments; Final Maturity Date            100
                      ----------------------------------------
      SECTION 11.09.  Severability                                        101
                      ------------
      SECTION 11.10.  Entire Agreement; Waiver of Jury Trial, etc         101
                      -------------------------------------------
      SECTION 11.11.  Confidentiality                                     102
                      ---------------

      SECTION 11.12.  Submission to Jurisdiction                          103
                      --------------------------
      SECTION 11.13. Counterparts; Facsimile Signature                    103
                     ---------------------------------
      SECTION 11.14.  Headings                                            103
                      --------
      SECTION 11.15.  Defaulting Lender                                   103
                      -----------------


XII.  GUARANTEES                                                          105


XIII.  AMENDMENT AND RESTATEMENT                                          106

EXHIBITS

EXHIBIT A               Form of Revolving Note
EXHIBIT B-1             Form of Term Note
EXHIBIT B-2             Form of Capital Expenditure Note
EXHIBIT C               Form of Opinion of Counsel
EXHIBIT D               Form of Pledge Agreement
EXHIBIT E               Form of Security Agreement
EXHIBIT F               Form of Assignment and Acceptance
EXHIBIT G               Form of Security Agreement (Partnership Interests)
EXHIBIT H               Form of Landlord Waiver
EXHIBIT I               Form of Conversion/Continuation Notice

SCHEDULES

SCHEDULE 2.01           Commitments
SCHEDULE 2.02           Domestic Lending Offices
SCHEDULE 2.03           Eurodollar Lending Offices
SCHEDULE 3.03           Original Mortgages
SCHEDULE 4.01           Qualified Jurisdictions
SCHEDULE 4.06(a)        Litigation
SCHEDULE 4.10           ERISA Representation Qualifications
SCHEDULE 4.14           List of Bank Accounts
SCHEDULE 4.15           Subsidiaries
SCHEDULE 4.16(a-1)      Owned Real Property
SCHEDULE 4.16(a-2)      Leased Real Property
SCHEDULE 4.19           Environmental Law Compliance
SCHEDULE 4.20           Material Agreements
SCHEDULE 5.01A          Exceptions to Capital Expenditure Loan Conditions
SCHEDULE 6.17           Collateral Locations
SCHEDULE 7.01           Existing Liens
SCHEDULE 7.03           Existing Indebtedness
SCHEDULE 7.06           Permitted Investments

SCHEDULE A              Certain Intellectual Property
SCHEDULE B              New/Replacement Store Projects

      THIRD AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT, dated as of September 26, 2002 (this "Agreement"), among NEW LINDEN PRICE RITE, INC., a New Jersey corporation ("New Linden"), FOODARAMA SUPERMARKETS, INC., a New Jersey corporation (the "Parent", and together with New Linden, each a "Borrower" and collectively, the "Borrowers"), the Guarantors signatory hereto, the lenders named in Schedule 2.01 annexed hereto (collectively with their respective permitted successors and assigns, the "Lenders"), and GMAC BUSINESS CREDIT, LLC ("GMACBC"), as agent for the Lenders (GMACBC in such capacity, the "Agent").

      New Linden, the Parent, the Guarantors, Agent, JP Morgan Chase (formerly known as The Chase Manhattan Bank) ("Chase") and Citizens Business Credit Company ("Citizens") entered into a Second Amended and Restated Revolving Credit and Term Loan Agreement dated as of January 7, 2000 (as amended, restated, modified and supplemented through but excluding the date hereof) (the "Existing Loan Agreement"), pursuant to which Agent, Citizens and Chase extended certain financial accommodations. The Obligations (as defined under the Existing Loan Agreement) were secured by the Security Documents and the other Loan Documents (including the Mortgages).

      Pursuant to a certain Assignment and Assumption Agreement, Chase has assigned to The Bank of New York ("BNY") its rights, obligations and commitment under the Existing Loan Agreement.

      New Linden, the Parent and the Guarantors have requested that the Agent and the Lenders amend and restate the Existing Loan Agreement as follows.

      The proceeds of the Loans (other than the proceeds of the Capital Expenditure Facility) shall be used by the Borrowers to pay fees and expenses in connection with the financing contemplated hereby and for the working capital and general corporate purposes of the Borrowers to the extent that such purposes are permitted hereunder. The Lenders are severally, and not jointly, willing to extend such Loans to the Borrowers subject to the terms and conditions hereinafter set forth. Therefore, the parties hereto agree that the Existing Loan Agreement shall be amended and restated as follows:

      For purposes hereof, the following terms shall have the meanings specified below:

I.    DEFINITIONS

            "Adjusted CAPEX" shall mean, for any period, (i) the total Capital Expenditures of Parent and its Subsidiaries on a Consolidated basis, minus (ii) the sum of (x) all Capital Expenditures for real estate assets acquired pursuant to Capitalized Lease Obligations and (y) all Capital Expenditures relating to New/Replacement Store Projects.

            "Adjusted EBITDA" shall mean, for any period, EBITDA minus cash amounts due, whether or not paid, as rent under capitalized real estate leases (whether accounted for as interest expense, principal amortization, or otherwise).

            "Adjusted Indebtedness" shall mean, (i) Indebtedness of Parent and its Subsidiaries on a Consolidated basis less (ii) any such Indebtedness attributable to Capitalized Lease Obligations related to real estate leases.

            "Adjusted Interest Expense" shall mean, for any period, the interest expense, net of interest income, of the Parent and its Subsidiaries during such period determined on a Consolidated basis in accordance with generally accepted accounting principles, excluding (i) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, and (ii) interest on Capitalized Lease Obligations.

            "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Loan for any Interest Period a rate of interest equal to:

                  (a) the offered rate for deposits in U.S. dollars in the London interbank market for the relevant Interest Period which is published by the British Bankers' Association and currently appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, that if such a rate ceases to be available on that or any other source from the British Bankers' Association, Adjusted LIBO Rate shall be a rate per annum equal to the offered rate for deposits in U.S. dollars in the London interbank market for the relevant Interest Period that appears on Reuters Screen LIBO Page (or any successor page) as of 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, provided that if more than one rate is specified on Reuters Screen LIBO Page, Adjusted LIBO Rate shall be a rate per annum equal to the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%); provided, however, that if, for any reason, such a rate is not published by the British Bankers' Association or available on the Reuters Screen LIBO Page, Adjusted LIBO Rate shall be equal to a rate per annum equal to the average rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which Agent determines that U.S. dollars in an amount comparable to the amount of the applicable Loans are being offered to prime banks at approximately 11:00 a.m. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period for settlement in immediately available funds by leading banks in the London interbank market selected by Agent; divided by

                  (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which is two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System; such rate to be rounded upward to the next whole multiple of one-sixteenth of one percent (.0625%).

            "Affiliate" of any person shall mean any other person which, directly or indirectly, controls or is controlled by or is under common control with such person and, without limiting the generality of the foregoing, includes
(i) any other person which beneficially owns or holds 5% or more of any class of voting securities of such person or 5% or more of the equity interest in such person, (ii) any person of which such person beneficially owns or holds 5% or more of any class of voting securities or in which such person beneficially owns or holds 5% or more of the equity interest in such person and (iii) any person who is known by the Parent or any of its Subsidiaries to be a director, officer or partner of such person. For the purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

            "Agent" shall have the meaning assigned to such term in the preamble to this Agreement.

            "Agent's Account" shall mean the deposit account number 3613249-84 of Agent at Bank One Michigan, or such other deposit account as Agent shall designate by written notice to Borrower.

            "Alternative Capex Financing" shall have the meaning assigned thereto in Section 7.03 hereof.

            "Applicable Lending Office" shall mean, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Loan and such Lender's Eurodollar Lending Office in the case of a Eurodollar Loan.

            "Applicable Margin" shall mean (i) in the case of Loans which are Base Rate Loans, (x) one and one-half of one percent (1.50%) if such Base Rate Loans are Revolving Loans, and (y) two percent (2.00%) if such Base Rate Loans are Term Loans or Capital Expenditure Loans; and (ii) in the case of Loans which are Eurodollar Loans, (x) three and one-quarter percent (3.25%) if such Eurodollar Loans are Revolving Loans, and (y) three and three- quarter percent (3.75%) if such Eurodollar Loans are Term Loans or Capital Expenditure Loans.

            "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee and accepted by the Agent, in substantially the form of Exhibit F annexed hereto.

            "Base Rate" shall mean a variable rate of interest per annum equal to the higher of (a) the rate of interest from time to time published by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate in Federal Reserve Statistical Release H.15(519) entitled "Selected Interest Rates" or any successor publication of the Federal Reserve System reporting the Bank Prime Loan rate or its equivalent, or (b) the Federal Funds Effective Rate then in effect plus one-half of one percent (.50%). The statistical release generally sets forth a Bank Prime Loan rate for each Business Day. The applicable Bank Prime Loan rate for any date not so set forth shall be the rate set forth for the last preceding date. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime Loan rate or its equivalent, the term "Prime Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate", "reference rate", "base rate", or other similar rate announced from time to time by either of Citibank, N.A. or The Chase Manhattan Bank or their respective successors (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by the any such bank).

            "Base Rate Loan" shall mean a Loan bearing interest based upon the Base Rate in accordance with Article II hereof.

            "BNY" shall mean The Bank of New York.

            "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

            "Borrower" and "Borrowers" shall have the respective meanings assigned to such terms in the preamble to this Agreement.

            "Borrowing Base" shall have the meaning assigned to such term in
Section 2.01(a)(i) hereof.

            "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York or Michigan or is a day on which banking institutions located in either of such states are closed or authorized to close and for the purposes of Eurodollar Loans and the determination of Adjusted LIBO Rate and Interest Periods a day on which U.S. dollar deposits are traded on the London interbank market.

            "Capital Expenditure Facility" shall mean the loan facility extended under Section 2.01(c) hereof.

            "Capital Expenditure Facility Availability Period" shall have the meaning set forth in Section 2.01(d).

            "Capital Expenditure Facility Commitment" shall mean with respect to each Lender, the Capital Expenditure Facility Commitment of such Lender set forth in Schedule 2.01, as it may be adjusted from time to time pursuant to
Section 2.07 and the definition of Total Capital Expenditure Facility
Commitment.

            "Capital Expenditure Loan" shall have the meaning set forth in
Section 2.01(c).

            "Capital Expenditure Notes" shall mean the Capital Expenditure Notes of the Borrowers, executed and delivered as provided in Section 2.04 hereof, in substantially the form of Exhibit B-2, as amended, modified or supplemented from time to time.

            "Capital Expenditures" shall mean the amount of all purchases made by the Parent or any of its Subsidiaries directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment which, in accordance with generally accepted accounting principles, would be added as a debit to the fixed asset account of the Parent or any such Subsidiary.

            "Capitalized Lease Obligation" shall mean an obligation to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property which obligation is required to be classified and accounted for as a capital lease on a balance sheet prepared in accordance with generally accepted accounting principles, and for purposes hereof the amount of such obligation shall be the capitalized amount thereof determined in accordance with such principles.

            "Cash on Hand of Borrowers" shall mean at any point in time of measurement, the sum of (i) all Payments constituting cleared funds on deposit in any deposit accounts of Borrowers that are subject to blocked account, collection account or similar agreements in form and substance satisfactory to Agent but which, at the point in time of measurement have not been wire transferred to Agent's Account; (ii) all credit and debit card sales that have taken place and have been approved by the relevant credit and/or debit card company but for which credit has not been given by such credit and/or debit card company; (iii) cash and checks which have been delivered by Borrowers into the custody of their armored car service for delivery to any deposit account of Borrowers that are subject to blocked account, collection account or similar agreements in form and substance satisfactory to Agent, but which funds have not yet been deposited into such account and (iv) cash and checks in the stores of the Borrowers which have been deposited into the stores' on-site dual-key depository safes, awaiting pickup by the Borrowers' armored car service.

            "Change of Control" shall mean (i) Joseph Saker, Gloria Saker, Richard Saker and Permitted Family Transferees shall together fail to own, beneficially and control all voting rights with respect to, at least 35% of all of the issued and outstanding capital common stock of the Parent or (ii) Joseph Saker, Gloria Saker, Richard Saker, Joseph J. Saker, Jr. and Thomas Saker shall together fail to own, beneficially and all voting rights with respect to, at least 30% of all of the issued and outstanding capital common stock of the Parent (provided, however that the 30% requirement set forth in this clause (ii) shall be reduced by 1% each year (e.g., from 30% to 29% and from 29% to 28%, etc.) effective on each anniversary date of the Initial Closing Date, but in no event to lower than 25%.

            "Chase" shall mean JPMorgan/Chase.

            "Closing Date" shall mean September 26, 2002.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" shall mean all collateral and security as described in the Security Documents.

            "Commitment" shall mean, with respect to each Lender, the sum of the Revolving Commitment, the Term Commitment and the Capital Expenditure Facility Commitment of such Lender as set forth in Schedule 2.01, as it may be adjusted from time to time pursuant to Section 2.07.

            "Commitment Fee" shall have the meaning set forth in Section 2.06(a) hereof.

            "Consolidated" shall mean, in respect of any person, as applied to any financial or accounting term, such term determined on a consolidated basis in accordance with generally accepted accounting principles (except as otherwise required herein) for the person and all consolidated Subsidiaries thereof.

            "Credit Event" shall mean each borrowing of a Loan and each issuance of a Letter of Credit hereunder.

            "Debt Service Coverage Ratio" shall mean, for any period, the ratio of (i) Operating Cash Flow to (ii) the sum of (A) Adjusted Interest Expense for such period, (B) provision for (to the extent greater than zero) income taxes included in the determination of Net Income (excluding any provision for deferred taxes), (C) payment of deferred taxes accrued in any prior period, and
(D) the aggregate of regularly scheduled principal payments of all Adjusted Indebtedness made or scheduled to have been made by the Parent and its Subsidiaries during such period, determined on a Consolidated basis in accordance with generally accepted accounting principles.

            "Default" shall mean any condition, act or event which, with notice or lapse of time or both, would constitute an Event of Default.

            "Defaulting Lenders" shall have the meaning assigned to such term in
Section 11.15(a) hereof.

            "Dollars" or the symbol "$" shall mean dollars in lawful currency of the United States of America.

            "Domestic Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name in Schedule 2.02 annexed hereto, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

            "EBITDA" shall mean, for any period, Net Income plus, (X) to the extent included in the calculation of Net Income, the sum of (i) any extraordinary non-cash losses, (ii) the amount of any reserves taken and occasioned by the closing of store locations, (iii) non-cash charges for assets written down as a result of store remodels and/or closedowns or other non-cash write downs required pursuant to GAAP, (iv) interest expenses net of interest income, (v) depreciation and amortization, (vi) federal, state and local income taxes and (vii) any increase in the LIFO reserve and less (Y) the sum of (i) any extraordinary non-cash gains included in the calculation of Net Income, (ii) any extraordinary cash gains included in the calculation of Net Income, but only to the extent such gains exceed extraordinary cash losses included in the calculation of Net Income and (iii) any charges to balance sheet reserves previously or presently established in connection with the closing of store locations or the disposition of other assets in each case of the Parent and its Subsidiaries for such period determined on a Consolidated basis, and any other non cash charges to reserves, computed and calculated in accordance with generally accepted accounting principles, and (iv) any decrease in the LIFO reserve.

            "Eligible Inventory" shall mean inventory owned by a Borrower which is not, in the commercially reasonable judgment of the Agent, obsolete or unmerchantable and is and at all times shall continue to be acceptable to the Agent in its commercially reasonable judgment in all respects but shall in any event include only finished goods and shall not in any event include delicatessen, bakery, floral, meat, fish, produce goods and/or milk and certain other subcategories of dairy to be determined by the Agent, provided, however, that the Agent may, in its sole discretion, deem certain raw material bakery and commissary goods, certain supplies and certain non-perishable goods included by the Borrowers under the perishable category to be acceptable. Standards of eligibility may be fixed and revised from time to time solely by the Agent in the Agent's exclusive commercially reasonable judgment. In determining eligibility, the Agent may, but need not, rely on reports and schedules furnished by the Borrowers, but reliance by the Agent thereon from time to time shall not be deemed to limit the right of the Agent to revise standards of eligibility at any time as to both present and future inventory of the Borrowers.

            "Environmental Claim" shall mean any written notice of violation, claim, demand, abatement or other order by any governmental authority or any person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or deed or use restrictions, resulting from or based upon (i) the existence, or the continuation of the existence, of a Release (including, without limitation, sudden or non-sudden, accidental or nonaccidental Releases), of, or exposure to, any Hazardous Material in, into or onto the environment (including, without limitation, the air, ground, water or any surface) at, in, by or from any of the properties of the Parent or its Subsidiaries, (ii) the environmental aspects of the transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of any of the properties of the Parent or its Subsidiaries or (iii) the violation, or alleged violation by the Parent or any of its Subsidiaries, of any Environmental Laws relating to any of the properties of the Parent or its Subsidiaries.

            "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.s.9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C.s.1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C.s. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C.s.1251 et seq.), the Oil Pollution Act of 1990 (P.L. 101-380), the Safe Drinking Water Act (42 U.S.C. s.300(f), et seq.), the Clear Air Act (42 U.S.C.s. 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. s.2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. s.136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. s.651 et seq.), as such laws have been and hereafter may be amended or supplemented, and any related or analogous present or future Federal, state or local, statutes, rules, regulations, ordinances, licenses, permits and interpretations and orders of regulatory and administrative bodies.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

            "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) which together with the Parent or any of its Subsidiaries would be treated as a single employer under the provisions of Title I or Title IV of ERISA.

            "Eurodollar Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name in Schedule 2.03 annexed hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

            "Eurodollar Loan" shall mean a Loan bearing interest based on the Adjusted LIBO Rate in accordance with Article II hereof.

            "Event of Default" shall have the meaning assigned to such term in
Article VIII hereof.

            "Existing Loan Agreement" shall have the meaning assigned to such term in the preamble to this Agreement.

            "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the immediately following Business Day by the Federal Reserve Bank of New York or, if such rate is not published for any Business Day, the average of the quotations for the day of the requested Loan received by Agent from three Federal funds brokers of recognized standing selected by Agent.

            "Fee Letter" shall mean the letter dated as of the Closing Date between and among the Borrowers and Agent.

            "Final Maturity Date" shall mean December 31, 2007, subject to extension pursuant to Section 11.08(c) hereof.

            "Financed Equipment" shall have the meaning assigned to such term in
Section 5.01A(b) hereof.

            "Financial Officer" shall mean, with respect to any person, the chief financial officer or chief accounting officer of such person.

            "Fiscal Quarter" shall mean and refer to each fiscal quarter of Parent and its Subsidiaries in accordance with their respective historical practices.

            "Fiscal Year" shall mean the fiscal year of the Parent for accounting purposes which ends on the Saturday nearest to October 31 of each year.

            "GMAC" shall mean General Motors Acceptance Corporation, a Delaware corporation.

            "GMACBC" shall have the meaning set forth in the preamble to this Agreement.

            "Grantor" shall mean any Assignor, Grantor, Pledgor, Mortgagor or Debtor, as such terms are defined in any of the Security Documents.

            "Guarantee" shall mean any obligation, contingent or otherwise, of any person guaranteeing or having the economic effect of guaranteeing any Indebtedness or obligation of any other person in any manner, whether directly or indirectly, and shall in any event include any guarantee under Article XII hereof, and shall include, without limitation, any obligation of such person, direct or indirect, to (i) purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or obligation, (ii) purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or obligation of the payment of such Indebtedness or obligation, or (iii) maintain working capital, equity capital, available cash or other financial condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or obligation; provided, however, that the term Guarantee shall not include endorsements for collection or collections for deposit, in either case in the ordinary course of business.

            "Guarantor" shall mean, collectively, the Borrowers and each Subsidiary thereof or any Subsidiary of the Parent which becomes a guarantor of the Obligations after the date hereof.

            "Hazardous Material" shall mean any pollutant, contaminant, chemical, or industrial or hazardous, toxic or dangerous waste, substance or material, defined or regulated as such in (or for purposes of) any Environmental Law and any other toxic, reactive, or flammable chemicals, including (without limitation) any asbestos, any petroleum (including crude oil or any fraction), any radioactive substance and any polychlorinated biphenyls; provided, in the event that any Environmental Law is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided, further, to the extent that the applicable laws of any state establish a meaning for "hazardous material," "hazardous substance," "hazardous waste," "solid waste" or "toxic substance" which is broader than that specified in any federal Environmental Law, such broader meaning shall apply.

            "Indebtedness" shall mean, with respect to any person, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits (excluding security deposits received by a Grantor in connection with real property subleases) or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such person for the deferred purchase price of property or services, except current accounts payable arising in the ordinary course of business and not overdue, (d) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person, (e) all payment obligations of such person with respect to interest rate or currency protection agreements, (f) all obligations of such person as an account party under any letter of credit or in respect of bankers' acceptances, (g) all obligations of any third party secured by property or assets owned by such person (regardless of whether or not such person is liable for repayment of such obligations), (h) all Guarantees of such person and (i) all obligations of such person as lessee under leases the expenditures under which are Capitalized Lease Obligations.

            "Indemnitees" shall have the meaning assigned to such term in
Section 11.04(c) hereof.

            "Information" shall have the meaning assigned to such term in
Section 11.11 hereof.

            "Initial Closing Date" shall mean January 7, 2000.

            "Intercreditor Agreements" shall mean each of (i) the Intercreditor Agreement dated as of August 31, 1998 (as amended, the "CIT Intercreditor Agreement") among The CIT Group/Equipment Financing, the Parent, New Linden and the Agent (as successor to Heller Financial, Inc.) and (ii) the letter agreement dated December 28, 1999 (the "GE Capital Agreement") between the Agent and GE Capital Corporation (as successor to MetLife Capital Corporation).

            "Interest Payment Date" shall mean (i) in the case of a Base Rate Loan, the first day of each month, commencing February 1, 2000, and (ii) with respect to any Eurodollar Loan, the last day of the Interest Period applicable thereto, and, in addition, in respect of any Eurodollar Loan of more than three
(3) months' duration, each earlier day which is three (3) months after the first day of such Interest Period.

            "Interest Period" shall mean, as to any Eurodollar Loan, the period commencing on the date of such Eurodollar Loan and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is one (1), two (2), three (3) or six (6) months thereafter, as the Borrowers may elect with respect to such Eurodollar Loan in accordance with the terms hereof; provided, however, that (x) if an Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to such Eurodollar Loan, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (y) no Interest Period shall end later than the Final Maturity Date and (z) interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

            "Issuing Bank" shall mean GMAC and/or any other financial institution that issues a Letter of Credit.

            "Landlord Waiver" shall mean a landlord's or bailee's agreement with respect to each property of a Borrower subject to a lease substantially in the form of Exhibit H hereto or as agreed to by Agent.

            "Lender" shall have the meaning assigned to such term in the preamble to this Agreement.

            "Letter of Credit" shall have the meaning assigned such term in
Section 2A.01 hereof.

            "Letter of Credit Usage" shall mean at any time, (i) the aggregate undrawn amount of all outstanding Letters of Credit plus (ii) any unreimbursed drawing at such time under Letters of Credit.

            "Lien" shall mean, with respect to any asset, (i) any mortgage, lien, pledge, encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset, (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities or (iv) any other right of or arrangement with any creditor to be entitled to receive any such mortgage, lien, pledge, encumbrance, charge or security interest on or to have such creditor's claim satisfied out of such assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

            "Loan" shall mean, collectively, each Revolving Loan, the Term Loan and each Capital Expenditure Loan.

            "Loan Documents" shall mean this Agreement, each Security Document, the Notes, the Intercreditor Agreements, any letter of credit applications with respect to Letters of Credit and each other document, instrument, or agreement now or hereafter delivered to the Agent, any Lender, Issuing Bank or GMACBC in connection herewith or therewith.

            "Margin Stock" shall have the meaning assigned to such term in Regulation U.

            "Material Adverse Effect" shall mean a material adverse effect on
(i) the business, assets, liabilities, properties, prospects (within one year of the date of determination and in any event excluding the effects of the opening or expansion of competing stores), operations or financial condition of any Borrower, or the Parent and its Subsidiaries taken as a whole, (ii) the ability of any Borrower or any Guarantor to perform or pay the Obligations in accordance with the terms hereof or of any other Loan Document or to perform its other material obligations thereunder or (iii) the Agent's Lien on any material portion of the Collateral or the priority of such Lien.

            "Mortgages" shall have the meaning set forth in Section 3.03 hereof.

            "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA.

            "Net Amount of Eligible Inventory" shall mean, at any time, the aggregate value, computed at the lower of cost (on a FIFO basis) and current market value, of Eligible Inventory of the Borrowers.

            "Net Income" shall mean, for any period, the aggregate income (or loss) of the Parent and its Subsidiaries determined on a Consolidated basis for such period, all computed and calculated in accordance with generally accepted accounting principles consistently applied.

            "New/Replacement Store Projects" shall mean the new store projects and replacement store projects described on Schedule B hereto.

            "Non-Ratable Loans" shall have the meaning assigned to such term in
Section 2.15(c)(iii) hereof.

            "Notes" shall mean collectively, the Revolving Notes, the Capital Expenditure Notes and the Term Notes.

            "Obligations" shall mean all obligations, liabilities and Indebtedness of any Borrower and/or any Guarantor to the Lenders, the Agent, any Issuing Bank and/or GMACBC, whether now existing or hereafter created, direct or indirect, due or not, whether created directly or acquired by assignment, participation or otherwise, under or with respect to this Agreement, the Notes, the Security Documents and the other Loan Documents, including without limitation, the principal of and interest on the Loans and the payment or performance of all other obligations, liabilities, and Indebtedness of any Borrower and/or any Guarantor to the Lenders, the Agent, any Issuing Bank and/or GMACBC hereunder, under or with respect to the Letters of Credit (including, without limitation, any obligation of any Borrower and/or any Guarantor to reimburse the Lenders, the Agent, any Issuing Bank and/or GMACBC with respect to any amounts paid in connection with Letters of Credit) or under any one or more of the other Loan Documents, including but not limited to all fees, costs, expenses and indemnity obligations hereunder and thereunder.

            "Operating Cash Flow" shall mean, for any period (i) Adjusted EBITDA for such period, minus (ii) the difference between (x) Adjusted CAPEX for such period and (y) Remodel/Expansion CAPEX for such period for stores in operation as of the Closing Date, each for the Parent and its Subsidiaries on a Consolidated basis.

            "Original Capital Expenditure Loan" shall mean the capital expenditure loans made to Borrowers pursuant to the Existing Loan Agreement in the original principal amount of $11,757,628.00.

            "Other Taxes" shall have the meaning assigned to such term in
Section 2.13(b) hereof.

            "Parent" shall have the meaning assigned to such term in the introductory paragraph hereof.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation.

            "Pension Plan" shall mean any Plan which is subject to the provisions of Title IV of ERISA.

            "Permits" shall have the meaning assigned to such term in Section
4.18 hereof.

            "Permitted Family Transferees" shall mean (a) each member of the Saker Group, (b) any trust established by one or more Saker Persons, the beneficiaries of which are solely one or more members of the Saker Group, (c) any partnership owned solely by one or more members of the Saker Group or owned solely by one or more entities which are either owned solely by one or more members of the Saker Group or of which solely one or more members of the Saker Group are beneficiaries, or (d) any estate of which solely one or more members of the Saker Group are beneficiaries.

            "Permitted Option Loan" shall mean a loan made by Parent to an employee for the purpose of effectuating and the proceeds of which are used to effectuate the purchase by such employee of shares of capital stock of Parent under a qualified Stock Option Plan of Parent.

            "Person" shall mean any natural person, corporation, business trust, association, company, joint venture, partnership, limited liability company, or government or any agency or political subdivision thereof.

            "Plan" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA and which is maintained (in whole or in part) for employees of the Parent, any Subsidiary thereof or any ERISA Affiliate.

            "Pledge Agreement" shall mean the Pledge Agreement, dated as of February 15, 1995, among the Parent, New Linden, the Guarantors and the Agent, for the benefit of the Secured Parties, in substantially the form of Exhibit D annexed hereto, as amended, modified or supplemented from time to time.

            "Pledged Stock" shall have the meaning assigned to such term in the Pledge Agreement.

            "Reading" shall mean Shop Rite of Reading, Inc., a Pennsylvania corporation.

            "Register" shall have the meaning assigned to such term in Section 11.03(e) hereof.

            "Regulation D" shall mean Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

            "Regulation T" shall mean Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

            "Regulation U" shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

            "Regulation X" shall mean Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder.

            "Related Family Transferee" means (a) any Saker Person (excluding Richard Saker, Gloria Saker, Joseph Saker, Thomas Saker or Joseph Saker, Jr.);
(b) any trust established solely or jointly by any Saker Person, the beneficiaries of which include any Saker Person; (c) any partnership owned in whole or in part by any Saker Person or owned in whole or in part by one or more entities which are either owned in whole or in part by any Saker Person or of which any Saker Person is a beneficiary or (d) any estate of which any Saker Person is a beneficiary.

            "Release" shall mean any releasing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping, in each case as defined in Environmental Law, and shall include any "Threatened Release," as defined in Environmental Law.

            "Remedial Work" shall mean any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature with respect to any property of any Borrower or its Subsidiaries (whether such property is owned, leased, subleased or used), including, without limitation, with respect to Hazardous Materials and the Release thereof.

            "Remodel/Expansion CAPEX" shall mean with respect to any of Borrower's individual stores, Capital Expenditures used specifically for a remodeling or expansion project, which Capital Expenditures with respect to each such project equals or exceeds $500,000.

            "Reportable Event" shall mean a Reportable Event as defined in
Section 4043(b) of ERISA.

            "Required Lenders" shall mean (a) in the event that there are more than two (2) Lenders, at least two (2) or more Lenders (each having a minimum $5,000,000 Commitment) having an aggregate of 51% of the aggregate Commitments of all Lenders and (b) in the event that there are fewer than three (3) Lenders, Lenders having 67% of the aggregate Commitments of all Lenders. For the purposes of this definition of "Required Lenders", the terms "Lender", "Lenders" and "all Lenders" shall exclude all Defaulting Lenders.

            "Responsible Officer" shall mean, with respect to any person, any senior vice president, executive vice president, president, chief financial officer or chief accounting officer, of such person.

            "Revolving Commitment" shall mean, with respect to each Lender, the Revolving Credit Commitment of such Lender set forth in Schedule 2.01, as it may be adjusted from time to time pursuant to Section 2.07.

            "Revolving Loans" shall mean each Loan made pursuant to Section 2.01(a) hereof.

            "Revolving Notes" shall mean the revolving notes of the Borrowers, executed and delivered as provided in Section 2.04 hereof, in substantially the form of Exhibit A annexed hereto, as amended, modified or supplemented from time to time.

            "Saker Group" shall mean each spouse, sibling, child or grandchild of Richard Saker, Gloria Saker, Joseph Saker, Thomas Saker or Joseph Saker, Jr.

            "Saker Person" means any (a) of Richard Saker, Gloria Saker, Joseph Saker, Thomas Saker and/or Joseph Saker, Jr.; and/or (b) member of the Saker Group.

            "Secured Parties" shall mean the Agent, the Lenders and GMACBC.

            "Security Agreement" shall mean the Security Agreement, dated as of the Closing Date, between the Grantor(s) and the Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit E annexed hereto, as amended, modified or supplemented from time to time.

            "Security Agreement (Partnership Interests)" shall mean the Security Agreement (Partnership Interests) dated as of February 15, 1995, between the Parent and the Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit G annexed hereto, as amended, modified or supplemented from time to time.

            "Security Documents" shall mean the Pledge Agreement, the Security Agreement, the Security Agreement (Partnership Interests), the Mortgages and each other agreement now existing or hereafter created providing collateral security for the payment or performance of any Obligations.

            "Settlement Date" shall mean each Business Day after the Closing Date selected by the Agent in its sole discretion subject to and in accordance with the provisions of Section 2.15(c) as of which a Settlement Report is delivered by the Agent and on which settlement is to be made among the Lenders in accordance with the provisions of Section 2.15 hereof.

            "Settlement Report" shall mean each report prepared by the Agent and delivered to each Lender and setting forth, among other things, as of the Settlement Date indicated thereon and as of the next preceding Settlement Date,
(i) the aggregate principal balance of all Loans outstanding, (ii) each Lender's ratable portion thereof, and (iii) all Loans made, and all payments of principal received by the Agent from or for the account of the Borrowers during the period beginning on such next preceding Settlement Date and ending on such Settlement Date.

            "Subordinated Indebtedness" shall mean, with respect to the Parent or any Subsidiary thereof, Indebtedness subordinated in right of payment to such person's monetary obligations under this Agreement and the other Loan Documents upon terms satisfactory to and approved in writing by the Agent, to the extent it does not by its terms (except as otherwise approved in writing by the Agent) mature or become subject to any mandatory prepayment or amortization of principal prior to the Final Maturity Date.

            "Subsidiary" shall mean, with respect to any person, the parent of such person, any corporation, association or other business entity of which securities or other ownership interests representing more than 50% of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by the parent or one or more Subsidiaries of the parent. All references to Subsidiaries of the Parent shall include the Borrowers.

            "Taxes" shall have the meaning assigned to such term in Section 2.13(a) hereof.

            "Term Commitment" shall mean, with respect to each Lender, the Term Commitment of such Lender as set forth in Schedule 2.01 to be reduced pro-rata by amounts amortized pursuant to Section 2.01(b).

            "Term Loan A" shall mean the Term Loan A made by Lenders to Borrowers under the Existing Loan Agreement in the original principal amount of $10,000,000.

            "Term Loan" shall mean the Loan made pursuant to, and described in,
Section 2.01(b) hereof.

            "Term Notes" shall mean, collectively, the term notes of the Borrowers, executed and delivered as provided in Section 2.04 hereof, in substantially the form of Exhibit B-1 annexed hereto, as amended, modified or supplemented from time to time.

            "Termination Date" shall mean the earlier to occur of (i) the Final Maturity Date and (ii) the date on which the Revolving Credit Commitments shall terminate, expire or be canceled in accordance with the terms of this Agreement.

            "Total Capital Expenditure Facility Commitment" shall mean the lesser of (i) $20,000,000 and (ii) the sum of the Lenders' Capital Expenditure Facility Commitments; provided, however, that the sum in clause (i) shall be permanently reduced by the amount of any Alternative Capex Financing consummated under Section 7.03 and as a result thereof each Lender's Capital Expenditure Facility Commitment shall be reduced on a pro rata basis..

            "Total Commitment" shall mean the sum of the Lenders' Total Revolving Commitments, Total Capital Expenditure Facility Commitments and Total Term Commitments.

            "Total Revolving Commitment" shall mean the lesser of (i) $35,000,000 and (ii) the sum of the Lenders' Revolving Commitments.

            "Total Term Commitment" shall mean the lesser of (i) $25,000,000 and
(ii) the sum of the Lenders' Term Commitments.

            "Transactions" shall have the meaning assigned to such term in
Section 4.02 hereof.

            "Undrawn Availability" shall mean, at any time, an amount equal to
(A) the lesser of (i) the Total Revolving Commitment and (ii) the Borrowing Base, minus (B) the sum of (i) all Revolving Loans outstanding at such time,
(ii) the Letter of Credit Usage at such time and (iii) reserves established pursuant to Section 2.01(a)(iii) below at such time.

            "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

            "Wakefern" shall mean Wakefern Food Corp., a New Jersey corporation.

            "Wakefern Intercreditor Agreement" shall have the meaning assigned to such term in Section 8(n) hereof.

            "Wakefern Shareholder Agreement" shall mean the Stockholders' Agreement dated as of August 20, 1987, by and among Wakefern Food Corp. and each of its member-stockholders (including Parent) as heretofore and hereafter amended, restated, modified and supplemented.

            Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under generally accepted accounting principles in effect from time to time in the United States applied on a basis consistent with those used in preparing the financial statements referred to in
Section 6.05 hereof; provided, however, that each reference in Article VII hereof, or in the definition of any term used in Article VII hereof, to generally accepted accounting principles shall mean generally accepted accounting principles as in effect on the Closing Date.

            All terms used herein and defined in the UCC shall have the meaning given therein unless otherwise defined herein.



II.   THE LOANS

      SECTION 2.01.  Commitments.
                     -----------

            (a) Revolving Commitment. (i) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make Loans to the Borrowers, at any time and from time to time from the date hereof to the Termination Date in an aggregate principal amount at any time outstanding not to exceed the amount of such Lender's Revolving Commitment set forth opposite its name in Schedule

2.01(a) annexed hereto, as such Revolving Commitment may be reduced from time to time in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the aggregate principal amount of Revolving Loans outstanding at any time to the Borrowers shall not exceed (1) the lesser of (A) the Total Revolving Commitment (as such amount may be reduced pursuant to Section 2.07 hereof) and
(B) an amount equal to sixty-five percent (65%) of the Net Amount of Eligible Inventory (this clause (1) (B) referred to herein as the "Borrowing Base"), minus (2) the Letter of Credit Usage at such time (which Letter of Credit Usage shall not exceed $4,500,000 at any time), and minus (3) reserves established pursuant to Section 2.01(a)(iii) below at such time. The Borrowing Base will be computed weekly and a compliance certificate from a Responsible Officer of the Borrowers presenting its computation will be delivered to the Agent in accordance with Section 6.05 hereof. If the Borrowers fail to deliver such certificate, the Borrowing Base shall be deemed to be $0 or shall be fixed by the Agent in its sole discretion.

                  (ii) Subject to the foregoing and within the foregoing limits, and subject to all other applicable terms, provisions and limitations set forth in this Agreement, the Borrowers may borrow, repay (or, subject to the provisions of Section 2.09 hereof, prepay) and reborrow Revolving Loans, on and after the date hereof and prior to the Termination Date.

                  (iii) The Agent may from time to time decrease the Loans and Letters of Credit available to the Borrowers by an amount equal to the aggregate amount of all reserves which the Agent deems necessary or desirable to maintain hereunder, such reserves to be determined by the Agent in its commercially reasonable judgment and to include, without limitation, reserves with respect to
(i) rent payments with respect to premises leased by the Borrowers for which a Landlord Waiver has not been obtained, (ii) trust fund liabilities under the Perishable Agricultural Commodities Act and the Packers and Stockyards Act,
(iii) environmental remediation and liability, (iv) Liens on Collateral (other than Liens in existence on the Closing Date which are listed on Schedule 7.01); and (v) credit exposure of Borrowers with respect to interest rate protection arrangements. Agent shall provide Borrowers and the Lenders with prompt notice, in writing, of any such reserves established.

            (b) Term Commitments. Prior to the Closing Date, Agent and certain of the Lenders made the following Loans to Borrowers: the Term Loan A and the Original Capital Expenditure Loan. As of the Closing Date, the outstanding principal balance of the (i) Term Loan A is $5,000,000; and (ii) Capital Expenditure Loan is $10,652,661.98 (the "Outstanding Balance"). On the Closing Date, (i) the Lenders shall make a new term loan to Borrowers in the original principal sum of $9,347,338.02 (the "New Term Loan") and (ii) the New Term Loan shall be consolidated with the Outstanding Balance and as so consolidated such loan shall be referred to as the ("Term Loan"). The aggregate outstanding principal balance of the Term Loan as of the Closing Date is $25,000,000. The Term Loan shall be payable in twenty (20) equal consecutive quarterly installments of principal, each equal to $1,250,000, commencing on January 1, 2003, and on the first day of each subsequent April, July and October.

            (c) Capital Expenditure Facility. Subject to the terms and conditions hereof (including, without limitation, the conditions set forth in Section 5.01A) and relying upon the representations and warranties herein set forth, each Lender, severally and not jointly, agrees to make Loans (the

"Capital Expenditure Loans") during the Capital Expenditure Facility Availability Period to the Borrowers to finance Borrowers' purchase of Financed Equipment for use in New/Replacement Store Projects in the sum equal to such Lender's aggregate Capital Expenditure Facility Commitment in an amount not to exceed ninety-five percent (95%) of the net invoice cost of such Financed Equipment purchased by Borrowers (which shall be exclusive of shipping, handling, taxes, and installation costs, provided, however, that in the case of refrigeration equipment, installation costs may be included), provided that the total amount of all outstanding Capital Expenditure Loans shall not exceed the Total Capital Expenditure Facility Commitment. All Capital Expenditure Loans must be in original principal amounts of not less than $250,000. Once repaid, a Capital Expenditure Loan may not be reborrowed. Capital Expenditure Loans may consist of either Base Rate Loans or Eurodollar Rate Loans and may be converted pursuant to Section 2.02 hereof.

            (d) Capital Expenditure Loans shall be available at all times from the Closing Date through and excluding the earlier of (i) the Termination Date and (ii) December 31, 2004 (the "Capital Expenditure Facility Availability Period"). After December 31, 2004, the sum of the principal amount of all Capital Expenditure Loans made through December 31, 2004 will convert to a term loan, which will be amortized on the basis of a twenty-eight (28) quarter amortization schedule, commencing on April 1, 2005 with a payment of the outstanding principal balance due on December 31, 2007. The Capital Expenditure Loans shall be, with respect to principal, payable in equal quarterly installments based upon the amortization schedule set forth above, on the first day of each July, October and January subject to acceleration upon the occurrence of an Event of Default under this Agreement or the termination of this Agreement. In any event, the entire principal amount of the Capital Expenditure Loans shall be due and payable on the Final Maturity Date.

      SECTION 2.02. Loans.(a) The Eurodollar Loans made by the Lenders on any date shall be in integral multiples of $250,000 and in a minimum aggregate principal amount of $250,000.

            (b) Subject to the provisions of Sections 2.15 and 2.16 hereof, Loans shall be made ratably by the Lenders in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder. The initial Loans shall be made by the Lenders against delivery of Notes, payable to the order of the Lenders, as referred to in Section 2.04 hereof.

            (c) Each Loan shall be either a Base Rate Loan or a Eurodollar Loan as the Borrowers may request pursuant to Section 2.03 hereof. Each Lender may fulfill its obligations under this Agreement by causing its Applicable Lending Office to make such Loan; provided, however, that the exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the term of the Notes. Not more than three (3) Eurodollar Loans may be outstanding at any one time.

            (d) Subject to the provisions of Sections 2.15 and 2.16 hereof, each Lender shall make its Loans on the proposed dates thereof by paying the amount required to the Agent in immediately available funds not later than 1:00 p.m., New York City time, and the Agent shall as soon as practicable, but in no event later than 3:00 p.m., New York City time, wire the amounts received to a deposit account designated by the Borrowers, or, if Loans are not to be made on such date because any condition precedent to a borrowing herein specified is not met, return the amounts so received to the respective Lenders.

            (e) The Borrowers shall have the right at any time upon prior irrevocable written or facsimile notice to the Agent given in the manner and at the times specified in Section 2.03 hereof and in substantially the form of
Exhibit I (a "Conversion/Continuation Notice") hereof with respect to the Loans into which conversion or continuation is to be made, to convert all or any portion of Eurodollar Loans into Base Rate Loans, to convert all or any portion of Base Rate Loans into Eurodollar Loans (specifying the Interest Period to be applicable thereto) and to continue all or any portion of any Eurodollar Loans into a subsequent Interest Period selected by the Borrowers in accordance with the terms hereof, in each instance subject to the terms and conditions of this Agreement (including the last sentence of Section 2.02(c) hereof) and to the following:

                  (i) in the case of a conversion or continuation of fewer than all the Loans, the aggregate principal amount of Loans (A) converted shall not be less than $250,000 in the case of Base Rate Loans or
            (B) converted or continued shall not be less than $250,000 in the case of Eurodollar Loans and shall be an integral multiple of $250,000;

                  (ii) accrued interest on a Loan (or portion thereof) being converted or continued shall be paid by the Borrowers at the time of conversion or continuation;

                  (iii) if any Eurodollar Loan is converted at any time other than the end of an Interest Period applicable thereto, the Borrowers shall make such payments associated therewith as are required pursuant to Section 2.10B hereof;

                  (iv) any portion of a Eurodollar Loan which is subject to an
            Interest Period ending on a date that is less than three (3) months prior to the Termination Date may not be converted into, or continued as, a Eurodollar Loan and shall be automatically converted at the end of such Interest Period into a Base Rate Loan;

                  (v) no Default or Event of Default shall have occurred and be continuing; and

                  (vi) in the case of a Term Loan or a Capital Expenditure Loan which is being converted to a Eurodollar Loan or is being continued as a Eurodollar Loan, there shall be sufficient remaining Term Loans and/or Capital Expenditure Loans, as the case may be, to repay the next succeeding scheduled principal installment with respect to such Term Loans and/or Capital Expenditure Loans, as the case may be, without requiring an indemnity payment under Section 2.10B of this Agreement.

            The Interest Period applicable to any Eurodollar Loan resulting from a conversion or continuation shall be specified by the Borrower in the irrevocable Conversion/Continuation Notice delivered pursuant to this Section; provided, however, that if no such Interest Period shall be specified, the Borrowers shall be deemed to have selected an Interest Period of one (1) month's duration. If the Borrowers shall not have given three (3) Business Days notice to continue any Eurodollar Loan into a subsequent Interest Period (and shall not otherwise have given notice to convert such Loan), such Loan (unless repaid or required to be repaid pursuant to the terms hereof) shall, subject to (iv) above, automatically be converted into a Base Rate Loan.

      SECTION 2.03. Notice of Loans. The Borrowers shall, through a Responsible Officer, give the Agent irrevocable written or facsimile notice of each borrowing (including, without limitation, a conversion as permitted by Section 2.02(e) hereof) (i) not later than 11:00 A.M., New York City time, three (3) Business Days before a proposed Eurodollar Loan borrowing or conversion, and
(ii) not later than 12:00 Noon, New York City time on the Business Day of the requested Base Rate Loan borrowing or conversion. Such notice shall specify (x) whether the Loans then being requested are to be Base Rate Loans or Eurodollar Loans, (y) the date of such borrowing (which shall be a Business Day) and amount thereof and (z) if such Loans are to be Eurodollar Loans, the Interest Period with respect thereto. If no election as to the type of Loan is specified in any such notice, all such Loans shall be Base Rate Loans. If no Interest Period with respect to any Eurodollar Loan is specified in any such notice, then an Interest Period of one (1) month's duration shall be deemed to have been selected. The Agent shall promptly advise the Lenders of any notice given pursuant to this
Section 2.03 and of each Lender's portion of the requested borrowing.

      SECTION 2.04.  Notes; Repayment of Loans.
                     -------------------------

            (a) Revolving Notes. All Revolving Loans made by a Lender to the Borrowers shall be evidenced by a single Revolving Note, duly executed on behalf of the Borrowers, in substantially the form of Exhibit A annexed hereto, delivered and payable to such Lender in a principal amount equal to its Revolving Commitment in respect of the Borrowers on such date. The outstanding balance of each Revolving Loan, as evidenced by any such Revolving Note, shall mature and be due and payable on the Termination Date.

            (b) Term Notes. All Term Loans made by a Lender to the Borrowers shall be evidenced by a single Term Note, duly executed on behalf of the Borrowers, in substantially the form of Exhibit B-1 annexed hereto, delivered and payable to such Lender in an aggregate principal amount equal to its Term Commitment in respect of the Borrowers on such date. The outstanding balance of the Term Loan, as evidenced by the Term Note, shall be repaid as required under
Section 2.01(b) hereof.

            (c) Capital Expenditure Notes. All Capital Expenditure Loans made by a Lender to the Borrowers shall be evidenced by a single Capital Expenditure Note, duly executed on behalf of the Borrowers, in substantially the form of Exhibit B-2 annexed hereto, delivered and payable to such Lender in an aggregate principal amount equal to its Capital Expenditure Facility Commitment in respect of the Borrowers on such date. The outstanding balance of the Capital

Expenditure Loans, as evidenced by the Capital Expenditure Note, shall be repaid as required under Section 2.01(d) hereof.

            (d) Each Note shall bear interest from its date on the outstanding principal balance thereof, as provided in Section 2.05 hereof.

            (e) Each Lender, or the Agent on its behalf, shall, and is hereby authorized by the Borrowers to, endorse on the schedule attached to the Notes of such Lender (or on a continuation of such schedule attached to such Note and made a part thereof) an appropriate notation evidencing the date and amount of each Loan to the Borrowers from such Lender, as well as the date and amount of each payment and prepayment with respect thereto; provided, however, that the failure of any person to make such a notation on a Note shall not affect any obligations of the Borrowers under such Note. Any such notation shall be conclusive and binding as to the date and amount of such Loan or portion thereof, or payment or prepayment of principal or interest thereon, absent manifest error.

            (f) Each Borrower hereby irrevocably authorizes and directs the Agent on behalf of itself and the Lenders to charge the loan accounts of the Borrowers with the Agent for all amounts which may now or hereafter be due and payable by Borrowers and their Subsidiaries hereunder or under any other Loan Document, including, without limitation, all amounts of principal and interest, fees and expenses. If at any time there is not sufficient availability to cover any of the payments referred to in the prior sentence, and, in any event, upon the occurrence and during the continuance of any Default, the Borrowers shall make any such payments to the Agent on demand.

      SECTION 2.05. Interest on Loans. (a) Subject to the provisions of Sections 2.05(c) and Section 2.08 hereof, each Base Rate Loan shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin.

            (b) Subject to the provisions of Section 2.05(c) and Section 2.08 hereof, each Eurodollar Loan shall bear interest at a rate per annum equal to the Adjusted LIBO Rate plus the Applicable Margin.

            (c) Interest on each Loan shall be payable in arrears on each applicable Interest Payment Date and on the maturity thereof (whether as scheduled, by acceleration or otherwise). Interest on each Loan shall be computed based on the number of days elapsed in a year of 360 days. The Agent shall determine each interest rate applicable to the Loans and shall promptly advise the Borrowers and the Lenders of the interest rate so determined (which determination shall be conclusive and binding on the Borrowers and the Lenders absent manifest error).

      SECTION 2.06. Fees. (a) The Borrowers shall pay to the Agent for the benefit of the Lenders without duplication for any time period,(i) on the first Business Day of each month in arrears commencing February 1, 2000, (ii) on the date of any reduction of the Revolving Commitment and/or Capital Expenditure Facility Commitment pursuant to Section 2.07 hereof and (iii) on the Termination Date, in immediately available funds, a commitment fee (the "Commitment Fee") of

(i) one-half percent (1/2%) per annum on (A) the average amount, calculated on a daily basis, by which the Revolving Commitment of such Lender, during the month (or shorter period commencing with the date hereof or ending with the Termination Date) ending on such date exceeds the aggregate outstanding principal amount of the Revolving Loans made by such Lender and such Lender's pro rata share of the aggregate undrawn amount of all outstanding Letters of Credit plus (ii) three quarters of one percent (.75%) per annum on (B) the average amount, calculated on a daily basis for the Capital Expenditure Facility Availability Period only, by which the Capital Expenditure Facility Commitment of such Lender, during the month (or shorter period commencing on the date hereof or ending with the Termination Date) ending on such date exceeds the aggregate outstanding principal amount of the Capital Expenditure Loans made by such Lender. The Commitment Fee due to each Lender under this Section 2.06(a)(A) shall continue to accrue on the Closing Date and cease to accrue on the earlier of (i) the Termination Date and (ii) the termination of the Revolving Commitment of such Lender pursuant to Section 2.07 hereof. The Commitment Fee due to each Lender under Section 2.06(a)(ii) shall continue to accrue on the Closing Date and cease to accrue on the earlier of (i) the Termination Date and (ii) the termination or expiration of the Capital Expenditure Facility Availability Period. The Commitment Fee shall be calculated on the basis of the actual number of days elapsed in a year of 360 days.

            (b) The Borrowers shall pay to Agent for its benefit and for the ratable benefit of Lenders, a closing fee in the amount of $600,000 which fee shall be payable, non-refundable and fully earned as of the Closing Date.

(c) The Borrowers shall pay to the Agent, for its own account, an audit fee of $750 per audit day per auditor of GMACBC, plus out-of-pocket expenses incurred, and fees, costs and expenses paid to third-party auditors. The timing and frequency of such audits shall be mutually agreed upon by Borrowers and Agent.

      SECTION 2.07. Termination of Revolving Commitments and Capital Expenditure Facility Commitment. (a) Upon at least five (5) Business Days' prior irrevocable written notice (or facsimile notice promptly confirmed in writing) to the Agent, the Borrowers may at any time in whole permanently terminate or in part permanently reduce the Total Revolving Commitment and/or the Total Capital Expenditure Facility Commitment; provided, however, that no termination or partial reduction may be made with respect to the Total Revolving Commitment if any Term Loan, Capital Expenditure Loan or Capital Expenditure Facility Commitment is outstanding.

            (b) Simultaneously with any termination or partial reduction of the Total Revolving Commitment pursuant to paragraph (a) of this Section 2.07, the Borrowers shall (i) pay to the Agent for the account of the Lenders, the Commitment Fee due and owing through and including the date of such termination on the amount of the Revolving Commitment and Capital Expenditure Facility Commitment of such Lender, (ii) with respect to a partial reduction in the Revolving Commitment, terminate the Capital Expenditure Facility Commitment and repay all Obligations (other than with respect to the Revolving Loans) and (iii) with respect to a termination of the Revolving Commitment, terminate all other Commitments under this Agreement and repay all of the Obligations.

            (c) Simultaneously with the termination or partial reduction of the Total Capital Expenditure Facility Commitment pursuant to paragraph (a) of this
Section 2.07, the Borrowers shall pay to the Agent for the account of the Lenders the Commitment Fee due and owing through and including the date of such termination on the amount of the Capital Expenditure Facility of such Lender.

            (d) In any event, the Revolving Commitment and Capital Expenditure Facility Commitment of each Lender shall automatically and permanently terminate on the Termination Date unless extended as herein provided, and all Revolving Loans and Capital Expenditure Loans still outstanding on such date shall be due and payable in full together with accrued interest thereon.

      SECTION 2.08. Interest on Overdue Amounts. If there shall occur and be continuing any Event of Default, the Borrowers shall on demand from time to time pay interest, to the extent permitted by law, on principal, interest, fees and any other amount which is payable hereunder or under any other Loan Document (whether then due and payable or not) (after as well as before judgment) at a rate per annum equal to two percent (2%) in excess of the rates otherwise applicable thereto (or if no rate is applicable thereto, at a rate per annum equal to four percent (4%) in excess of the Prime Rate).

      SECTION 2.09. Prepayment of Loans. (a) Subject to the terms and conditions contained in this Section 2.09 and elsewhere in this Agreement, the Borrowers shall have the right to prepay any Revolving Loan, Term Loan and/or Capital Expenditure Loan at any time in whole or from time to time in part (except in the case of a Eurodollar Loan, only on the last day of an Interest Period therefor) without penalty (except as otherwise provided for herein); provided, however, that each such partial prepayment of a Eurodollar Loan shall be in an integral multiple of $250,000, and provided, further, that no prepayment of Term Loans may be made under this Section 2.09(a) to the extent that any Capital Expenditure Loans or any Capital Expenditure Facility Commitments shall remain outstanding.

            (b) On the date of any termination of the Total Revolving Commitment pursuant to Section 2.07(a) hereof or elsewhere in this Agreement, the Borrowers shall pay the aggregate principal amount of all Loans then outstanding, together with interest to the date of such payment and all fees and other amounts due under this Agreement and deposit in a cash collateral account with the Agent on terms satisfactory to the Agent an amount equal to 105% of the amount of the Letter of Credit Usage.

            (c) The Borrowers shall make prepayments of the Revolving Loans from time to time such that the outstanding principal balance of the Revolving Loans plus the Letter of Credit Usage plus the reserves then in effect under Section 2.01(a)(iii) hereof does not exceed the lesser of (i) the Total Revolving Commitment and (ii) the Borrowing Base at such time. In the event that after the prepayment in full (or cash collateralization thereof as provided above) of the Revolving Loans, the Letter of Credit Usage plus the reserves then in effect under Section 2.01(a)(iii) hereof exceeds the lesser of (i) the Total Revolving Commitment and (ii) the Borrowing Base, the Borrowers shall deposit cash in the amount of such excess with the Agent in a cash collateral account with a financial institution acceptable to the Agent to be held in such account on terms satisfactory to the Agent.

            (d)   Within five days of:

(i) the sale or other disposition (other than the sale of Inventory in the ordinary course of business, collections of accounts receivable arising out of the sale of Inventory in the ordinary course of business, payments made to the Parent or any of its Subsidiaries as lessors with respect to store leases, sales of assets of less than $10,000 per transaction or series of transactions, or $50,000 in the aggregate between the Closing Date and the Final Maturity Date and returns of insurance deposits and other deposits made by Borrowers in their ordinary course of business) of any assets of the Parent or any of its Subsidiaries, any Grantor or any Guarantor or any sale or issuance by any Subsidiary of the Parent of any of such Subsidiary's capital stock or other equity interests in such Subsidiary or any option, warrant or similar right to acquire any of same, or

(ii) the consummation of the issuance of any debt securities of the Parent or any of its Subsidiaries (other than Indebtedness permitted by Section 7.03(i) of this Agreement to the extent secured by Liens permitted under Section 7.01(e) of this Agreement), the Borrowers shall make a mandatory prepayment of the Loans in an amount equal to 100% of the proceeds received by the Parent or any of its Subsidiaries (net of related pension obligations, estimated taxes due, any reasonable expenses of sale and any Indebtedness secured by Liens on the assets sold), which proceeds shall be applied as set forth in paragraph (g) below. Nothing contained in this paragraph shall constitute, or be deemed to constitute, a consent to any of the transactions described in this paragraph (d).

            (e) (i) Except as provided in clause (ii) below, not later than the third day following the receipt by the Agent or the Parent or any of its Subsidiaries (x) of any net proceeds of any insurance required to be maintained pursuant to Section 6.03 hereof on account of each separate loss, damage or injury to any asset of the Parent or such Subsidiary (including, without limitation, any Collateral) or of any condemnation or eminent domain awards with respect to any real property or improvements thereon owned by the Parent or any of its Subsidiaries, or (y) of any net proceeds of any business interruption insurance required to be maintained pursuant to Section 6.03 hereof, the Parent or such Subsidiary shall notify the Agent of such receipt in writing or by telephone promptly confirmed in writing, and not later than the third day following receipt by the Agent or the Parent or such Subsidiary of any such proceeds or awards, there shall become due and payable a prepayment of the Loans in an amount equal to 100% of such proceeds or award. Prepayments from such net proceeds or award shall be applied as set forth in paragraph (g) below.

                  (ii) In the case of the receipt of net proceeds or awards described in clause (i) above with respect to the loss, damage or injury to any asset of the Parent or any of its Subsidiaries or the condemnation or taking by eminent domain of any real property or improvements thereon owned by the Parent or any of its Subsidiaries (other than net proceeds of any business interruption insurance), the Parent or such Subsidiary may elect, by written notice delivered to the Agent not later than the day on which a prepayment would otherwise be required under clause (i), to apply all or a portion of such net proceeds or award for the purpose of replacing, repairing, restoring or rebuilding the relevant tangible property, and, in such event, any required prepayment under clause (i) above shall be reduced dollar for dollar by the amount of such election. An election under this clause (ii) shall not be effective unless: (x) at the time of such election there is continuing no Default or Event of Default;
(y) the Borrowers shall have certified to the Agent that: (1) the net proceeds of the insurance adjustment for such loss, damage or injury or the amount of such award, together with other funds available to the Borrowers, shall be substantially sufficient to complete such replacement, repair, restoration or rebuilding in accordance with all applicable laws, regulations and ordinances; and (2) to the best knowledge of the Borrowers, no Default or Event of Default has arisen or will arise as a result of such loss, damage, injury, condemnation, taking, replacement, repair or rebuilding; and (z) if the amount of net proceeds or awards in all such cases exceeds $1,000,000 in the aggregate from February 15, 1995 to the Final Maturity Date, the Borrowers shall have obtained the written consent of the Agent to such election.

                  (iii) In the event of an election under clause (ii) above, pending application of the net proceeds or award to the required replacement, repairs, restoration or rebuilding, the Parent or such Subsidiary shall not later than the time at which prepayment would have been, in the absence of such election, required under clause (i) above, apply such net proceeds or award to the prepayment of the outstanding principal balance, if any, of the Revolving Loans (not in permanent reduction of the Revolving Commitment), and deposit (the "Special Deposit") with the Agent, the balance, if any, of such net proceeds or award remaining after such application, pursuant to agreements in form, scope and substance reasonably satisfactory to the Agent. The Special Deposit, together with all earnings on such Special Deposit, shall be available to the Parent and its Subsidiaries solely for the replacement, repair, rebuilding or restoration of the tangible property suffering the injury, loss, damage, condemnation or taking by eminent domain in respect of which such prepayment and Special Deposit were made or to such other purpose as to which the Agent may consent in writing; provided, however, that at such time as a Default or Event of Default shall occur, the balance of the Special Deposit and earnings thereon may be applied by the Agent to repay the Obligations in such order as the Agent shall elect. The Agent shall be entitled to require proof, as a condition to the making of any withdrawal from the Special Deposit, that the proceeds of such withdrawal are being applied for the purposes permitted hereunder.

            (f) When making a prepayment, whether mandatory or otherwise, pursuant to paragraph (a), (b), (c) , (d) or (e) above, the Borrowers shall furnish to the Agent, not later than 11:00 a.m. (New York City time) (i) one (1) Business Day prior to the date of such prepayment of Base Rate Loans and (ii) five (5) Business Days prior to the date of such prepayment of Eurodollar Loans, written or facsimile notice (promptly confirmed in writing) of prepayment which shall specify the prepayment date and the principal amount of each Loan (or portion thereof) to be prepaid, which notice shall be irrevocable and shall commit the Borrowers to prepay such Loan by the amount stated therein on the date stated therein. All prepayments shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment. Prepayments made pursuant to paragraph (d) or paragraph (e) (other than paragraph (e) (i) (y) above) shall be applied to the repayment of the Capital Expenditure Loans, with any excess to be applied to the repayment of the Term Loan and any further excess to be applied to the repayment of the Revolving Loans (with respect to the Term Loan and the Capital Expenditure Loans, such payment being applied to installments in inverse order of maturity (in the case of prepayments of less than $1,000,000 or, if such prepayment is equal to or greater than $1,000,000, then pro rata to each installment of the Loan being repaid)). Payments made pursuant to paragraph (e)(i)(y) above shall be applied as a prepayment of the Revolving Loans. Notwithstanding the terms of this clause (f), if at the time of the making of any prepayment described in this Section 2.09, a Default or an Event of Default is in existence and is continuing and there are undrawn Letters of Credit outstanding (but no principal or interest with respect to Loans are outstanding), then in the discretion of the Agent, all or a portion of any such prepayment (not to exceed an amount equal to the aggregate undrawn amount of all such outstanding Letters of Credit) shall be deposited in a cash collateral account to be held by the Agent for the benefit of the Lenders for application by the Agent to the payment of any drawing made under any such Letters of Credit (the foregoing to be invested by Agent in investments permitted under clauses
(a), (b), (c) and (d) of Section 7.06 (provided that neither Agent nor any Lender shall have any responsibility for or obligation with respect to any return on such investment or loss of principal) and the foregoing requirement to be in addition to any other cash collateral requirements under this Agreement); and, provided, further, that any prepayments of Loans required by this Section
2.09 shall be applied to outstanding Base Rate Loans of such type up to the full amount of such Base Rate Loans before they are applied to outstanding Eurodollar Loans of such type; provided, however, that the Borrowers shall not be required to make any prepayment of any Eurodollar Loan pursuant to this Section 2.09 until the last day of the Interest Period with respect thereto so long as an amount equal to such prepayment is deposited by the Borrowers in a cash collateral account with the Agent or a depository institution acceptable to Agent to be held in such account on terms satisfactory to the Agent.

            (g)   All prepayments under this Section 2.09 shall be subject to
Section 2.12 hereof.

            (h) Except as otherwise expressly provided in this Section 2.09, payments with respect to any paragraph of this Section 2.09 are in addition to payments made or required to be made under any other paragraph of this Section 2.09.

            (i) All fees payable under or in connection with this Agreement shall be fully earned upon the earlier of accrual and payment and shall be nonrefundable in all circumstances.

      SECTION 2.10. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement (or in the case of any assignee of any Lender, the date such assignee becomes a Lender hereunder) any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall (i) subject the Agent or any Lender (which shall for the purpose of this Section 2.10 include any assignee or lending office or branch of the Agent or any Lender) to any tax with respect to any amount paid or to be paid by either the Agent or any Lender with respect to any Eurodollar Loans made by a Lender to a Borrower (other than (x) taxes imposed on the overall net income of the Agent or such Lender and (y) franchise taxes imposed on the Agent or such Lender, in either case by the jurisdiction in which such Lender or the Agent has its principal office or its lending office with respect to such Eurodollar Loan or any political subdivision or taxing authority of either thereof); (ii) change the basis of taxation of payments to any Lender or the Agent of the principal of or interest on any Eurodollar Loan or any other fees or amounts payable hereunder (other than taxes imposed on the overall net income of such Lender or the Agent by the jurisdiction in which such Lender or the Agent has its principal office or by any political subdivision or taxing authority therein); (iii) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or loans or loan commitments extended by, such Lender; or (iv) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to any such Lender of making or maintaining any Eurodollar Loan, or to reduce the amount of any payment (whether of principal, interest or otherwise) receivable by such Lender or to require such Lender to make any payment in respect of any Eurodollar Loan, then the Borrowers shall pay to such Lender or the Agent, as the case may be, upon such Lender's or the Agent's demand, such additional amount or amounts as will compensate such Lender or the Agent for such additional costs or reduction. The Agent and each Lender agree to give notice to the Borrowers of any such change in law, regulation, interpretation or administration with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the Transactions and, at the request of the Borrowers, shall set out in reasonable detail the calculations used in determining such additional amounts. Notwithstanding anything contained herein to the contrary, nothing in clause (i) or (ii) of this Section 2.10(a) shall be deemed to (x) permit the Agent or any Lender to recover any amount thereunder which would not be recoverable under Section 2.13 hereof or (y) require the Borrowers to make any payment of any amount to the extent that such payment would duplicate any payment made by the Borrowers pursuant to Section 2.13 hereof.

            Notwithstanding any other provision of this Section 2.10, no Lender shall demand any payment referred to above if it shall not at the time be the general policy or practice of such Lender to demand such compensation in substantially similar circumstances under substantially comparable provisions of other credit agreements.

            (b) If at any time and from time to time after the date of this Agreement, any Lender shall determine that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in any applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration of any thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or its lending office or an affiliate) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or will have the effect of reducing the rate of return on such Lender's or its affiliate's capital as a consequence of such Lender's obligations hereunder to a level below that which such Lender or affiliate could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or its affiliate's policies with respect to capital adequacy), then from time to time the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or its affiliate for such reduction. Each Lender agrees to give notice to the

Borrowers of any adoption of, change in, or change in interpretation or administration of, any such law, rule, regulation or guideline with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the Transactions.

            (c) A statement of any Lender or the Agent setting forth such amount or amounts, supported by calculations in reasonable detail, as shall be necessary to compensate such Lender or its affiliate (or the Agent) as specified in paragraph (a) and (b) above shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay each Lender or the Agent the amount shown as due on any such statement within ten (10) days after its receipt of the same.

            (d) Failure on the part of any Lender or the Agent to demand compensation for any increased costs, reduction in amounts received or receivable or reduction in the rate of return earned on such Lender's or its affiliate's capital, shall not constitute a waiver of such Lender's or the Agent's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in rate of return in such Interest Period or in any other Interest Period. The protection under this Section 2.10 shall be available to each Lender and the Agent regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender or the Agent for compensation.

      SECTION 2.10A Change in Legality; Eurodollar Availability. (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations to make Eurodollar Loans as contemplated hereby, then, by written notice to Borrowers and to the Agent, such Lender may:

                  (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon the Borrowers shall be prohibited from requesting Eurodollar Loans from such Lender hereunder unless such declaration is subsequently withdrawn; and

                  (ii) require that all outstanding Eurodollar Loans made by it be converted to Base Rate Loans, in which event (A) all such Eurodollar Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below and (B) all payments of principal which would otherwise have been applied to repay the converted Eurodollar Loans, shall instead be applied to repay the Base Rate Loans resulting from the conversion of such Eurodollar Loans.

            (b) For purposes of Section 2.10A(a) hereof, a notice to the Borrowers by any Lender shall be effective, if lawful, on the last day of the then current Interest Period or, if there are then two or more current Interest Periods, on the last day of each such Interest Period, respectively; otherwise, such notice shall be effective with respect to the Borrowers on the date of receipt by the Borrowers.

            (c) In the event, and on each occasion, that on the day two (2) Business Days prior to the commencement of any Interest Period for a Eurodollar Loan the Agent shall have determined that dollar deposits in the amount of each Eurodollar Loan are not generally available in the London interbank market, or that the rate at which dollar deposits are being offered will not reflect adequately and fairly the cost to one or more Lenders of making or maintaining such Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Agent shall as soon as practicable thereafter give written notice (or facsimile notice promptly confirmed in writing) of such determination to the Borrowers and the Lenders, and any request by Borrower for the making of a Eurodollar Loan pursuant to
Section 2.03 hereof or conversion or continuation of any Loan into a Eurodollar Loan pursuant to Section 2.02 hereof shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Base Rate Loan. Each determination by the Agent made hereunder shall be conclusive absent manifest error.

            Notwithstanding any other provisions of this Section 2.10A, no Lender shall apply or request that the Agent apply the provisions of subsection
(c) of this Section 2.10A with respect to the Borrowers if it shall not at the time be the general policy or practice of such Lender to apply the provisions of subsection (c) of this Section 2.10A to other borrowers in substantially similar circumstances under substantially comparable provisions of other credit agreements.

      SECTION 2.10B Indemnity. Each Borrower shall indemnify each Lender against any loss (including, without limitation, loss of anticipated profits) or expense (including, but not limited to, any loss or expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain any Loan or part thereof as a Eurodollar Loan) which such Lender may sustain or incur as a consequence of the following events (regardless of whether such events occur as a result of the occurrence of an Event of Default or the exercise of any right or remedy of the Agent or the Lenders under this Agreement or any other agreement, or at law): any failure of any Borrower to fulfill on the date of any borrowing of a Eurodollar Loan hereunder (including, without limitation, any conversion to or continuation of a Eurodollar Loan or portion thereof) the applicable conditions set forth in
Article V hereof applicable to it; any failure of any Borrower to borrow a Eurodollar Loan hereunder (including, without limitation, to convert to or continue a Eurodollar Loan) after irrevocable notice of borrowing pursuant to
Section 2.03 hereof has been given; any payment, prepayment or conversion of principal on a Eurodollar Loan on a date other than the last day of the relevant Interest Period; any default in payment or prepayment of the principal amount of any Eurodollar Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise); or the occurrence of an Event of Default. Such loss or expense shall include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Eurodollar Loan which would have commenced on the date of such failure to borrow), at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or converted or not borrowed in United States Treasury obligations with comparable maturities for comparable periods. Any such Lender shall provide to the Borrowers a statement, signed by an officer of such Lender, explaining any loss or expense and setting forth, if applicable, the computation pursuant to the preceding sentence, and such statement shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such statement within three (3) Business Days after the receipt of the same.

      SECTION 2.11. Pro Rata Treatment. Except as otherwise provided hereunder and subject to the provisions of Sections 2.15 and 2.16 hereof, each borrowing, each payment or prepayment of principal of the Notes, each payment of interest on the Notes, each payment of any fee or other amount payable hereunder and each reduction of the Total Revolving Commitment and/or the Total Capital Expenditure Facility Commitment shall be made pro rata among the Lenders in the proportions that their Commitments bear to the Total Commitment.

      SECTION 2.12. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Parent or any of its Subsidiaries, including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, obtain payment (voluntary or involuntary) in respect of a Note held by it as a result of which the unpaid principal portion of the Notes held by it shall be proportionately less than the unpaid principal portion of the Notes held by any other Lender, it shall be deemed to have simultaneously purchased from such other Lender a participation in the Notes held by such other Lender, so that the aggregate unpaid principal amount of the Notes and participations in Notes held by it shall be in the same proportion to the aggregate unpaid principal amount of all Notes then outstanding as the principal amount of the Notes held by it prior to such exercise of banker's lien, setoff or counterclaim was to the principal amount of all Notes outstanding prior to such exercise of banker's lien, setoff or counterclaim; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.12 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. The Parent and its Subsidiaries expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Note deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing to such Lender as fully as if such Lender held a Note in the amount of such participation.

      SECTION 2.13. Taxes. (a) Any and all payments by the Borrowers and/or Guarantors hereunder shall be made, in accordance with Section 2.14 hereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings in any such case imposed by the United States or any political subdivision thereof, provided that the following taxes may be deducted:

                  (i) in the case of the Agent and each Lender, taxes imposed or based on its net income, and franchise or capital taxes imposed on it, (A) if the Agent or such Lender is organized under the laws of the United States or any political subdivision thereof and (B) if the Agent or such Lender is not organized under the laws of the United States or any political subdivision thereof, and its principal office or Domestic Lending Office is located in the United States, and in the case of both (A) and (B), withholding taxes payable with respect to payments to the Agent or such Lender at its principal office or Applicable Lending Office under laws (including, without limitation, any treaty, ruling, determination or regulation) in effect on the date hereof, but not any increase in withholding tax resulting from any subsequent change in such laws (other than withholding with respect to taxes imposed or based on its net income or with respect to franchise or capital taxes), and

                  (ii) taxes (including withholding taxes) imposed by reason of the failure or inability of the Agent or any Lender, in either case that is organized outside the United States, to comply with Section 2.13(f) hereof (or the inaccuracy at any time of the certificates, documents and other evidence delivered thereunder)

(all such nondeducted taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers or any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Agent, (x) the sum payable shall be increased by the amount necessary so that after making all required deductions (including without limitation deductions applicable to additional sums payable under this Section 2.13) such Lender or the Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrowers and/or such Guarantor shall make such deductions and (z) the Borrowers and/or such Guarantor shall pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law.

            (b) In addition, the Borrowers and each Guarantor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").

            (c) The Borrowers will indemnify each Lender and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction (except as specified in clauses (a)(i) and (ii)) on amounts payable under this Section 2.13) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Agent (as the case may be) makes written demand therefor. If any Lender receives a refund in respect of any Taxes or Other Taxes for which such Lender has received payment from the Borrowers hereunder, such Lender shall promptly notify the Borrowers of such refund and such Lender shall, within 30 days of receipt of a request by the Borrowers, repay such refund to the Borrowers (or if there shall at such time be continuing a Default or Event of Default, pay same to the Agent to be applied to the Obligations in such order and manner as the Agent shall choose in its discretion), provided that the Borrowers, upon the request of such Lender, agree to return such refund (whether returned to the Borrowers or applied to the Obligations) (plus any penalties, interest or other charges) to such Lender in the event such Lender is required to repay such refund.

            (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrowers, or any Guarantor in respect of any payment to any Lender, the Borrowers will furnish to the Agent, at its address referred to in Section 11.01 hereof, such certificates, receipts and other documents as may be reasonably required to evidence payment thereof.

            (e) Without prejudice to the survival of any other agreement hereunder, the agreements and obligations contained in this Section 2.13 shall survive the payment in full of principal and interest hereunder and termination or expiration of the Commitments.

            (f) Each Lender that is organized outside of the United States shall deliver to the Borrowers on the date hereof (or, in the case of an assignee, on the date of the assignment) and from time to time as required for renewal under applicable law duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or any successor or additional forms as the Borrowers may reasonably request), as appropriate, indicating in each case that such Lender is entitled to receive payments under this Agreement without any deduction or withholding of any United States federal income taxes. The Agent (if the Agent is an entity organized outside the United States) and each Lender that is organized outside the United States shall promptly notify the Borrowers and the Agent of any change in its Applicable Lending Office and upon written request of the Borrowers such Lender shall, prior to the immediately following due date of any payment by the Borrowers hereunder, deliver to the Borrowers (with copies to the Agent), such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including without limitation Internal Revenue Service Form 4224, Form 1001 and any other certificate or statement of exemption required by Treasury Regulation Section 1.1441-4(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender establishing that such payment is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. The Borrowers shall be entitled to rely on such forms in their possession until receipt of any revised or successor form pursuant to this
Section 2.13(f). If the Agent or a Lender fails to provide a certificate, document or other evidence required pursuant to this Section 2.13(f), then (i) the Borrowers shall be entitled to deduct or withhold on payments to the Agent or such Lender as a result of such failure, as required by law, and (ii) the Borrowers shall not be required to make payments of additional amounts with respect to such withheld Taxes pursuant to clause (x) of Section 2.13(a) to the extent such withholding is required by reason of the failure of the Agent or such Lender to provide the necessary certificate, document or other evidence.

      SECTION 2.14. Payments and Computations. The Borrowers shall make each payment hereunder and under any instrument delivered hereunder not later than 12:00 noon (New York City time) on the day when due in lawful money of the

United States (in freely transferable dollars) to the Agent's Account or, at the option of Agent, to Agent's office at 3000 Town Center, Suite 280, Southfield, Michigan 48075, in each case for the account of the Lenders, in immediately available funds. The Agent may charge, when due and payable, the Borrowers' loan account with the Agent for all interest, principal and fees owing to the Agent, the Lenders, any Issuing Bank or GMACBC on or with respect to this Agreement and/or the Loans and Letters of Credit and other Loan Documents.

      SECTION 2.15. Settlement Among Lenders. (a) The Agent shall pay to each Lender not later than one (1) Business Day after each Interest Payment Date, or upon receipt of interest payments otherwise received, its ratable portion, based on the principal amount of the Loans owing to such Lender, of all interest payments and any other fees received by the Agent hereunder in respect of the Loans, net of any amounts payable by such Lender to the Agent, by wire transfer.

            (b) It is agreed that each Lender's Revolving Loans are intended by the Lenders to be equal at all times to such Lender's ratable portion (as determined in accordance with the percentage amounts set forth in Schedule 2.01 hereto) of the aggregate principal amount of all Revolving Loans outstanding. Notwithstanding such agreement, the Lenders agree that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to Revolving Loans shall, subject to the provisions of clause (d) below, take place on a periodic basis in accordance with the provisions of clause (c) below.

            (c) (i) To the extent and in the manner hereinafter provided in this
Section 2.15, settlement among the Lenders as to Revolving Loans shall occur periodically on Settlement Dates determined from time to time by the Agent, which may occur before or after the occurrence or during the continuance of a Default or Event of Default and whether or not all of the conditions to the making of Revolving Loans set forth in Section 5.01 have been met. On each Settlement Date, payments shall be made to the Agent for the account of the Lenders (including, without limitation, GMACBC as a Lender) in the manner provided in this Section 2.15 in accordance with the Settlement Report delivered by the Agent pursuant to the provisions of this Section 2.15 in respect of such Settlement Date so that as of each Settlement Date, and after giving effect to the transactions on such Settlement Date, each Lender's Revolving Loans shall equal such Lender's ratable portion of the Revolving Loans outstanding as determined in accordance with the percentage amounts set forth in Schedule 2.01 hereto.

                  (ii) The Agent shall designate periodic Settlement Dates which may occur on any Business Day after the Closing Date; provided, however, that Settlement Dates shall occur weekly or more frequently as determined by the Agent in its discretion (including, without limitation, under clause (d)(i) hereof). The Agent shall designate a Settlement Date by delivering to each Lender a Settlement Report not later than 10:00 a.m. (New York City time) on the proposed Settlement Date, which Settlement Report shall be with respect to the period beginning on the next preceding Settlement Date and ending on such designated Settlement Date.

                  (iii) Between Settlement Dates, the Agent shall request and GMACBC as a Lender shall, subject to the provisions of clause (d) below, advance to the Borrower out of GMACBC own funds, the entire principal amount of any

Revolving Loan requested or deemed requested pursuant to Section 2.03 (any such Revolving Loan being referred to as a "Non-Ratable Loan"). The making of each Non-Ratable Loan by GMACBC shall be deemed to be a purchase by GMACBC of a 100% participation in each other Lender's ratable portion of the amount of such Non-Ratable Loan. All payments of principal, interest and any other amount with respect to such Non-Ratable Loan shall be payable to and received by the Agent for the account of GMACBC. Any payments received by the Agent between Settlement Dates which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Revolving Loans, shall be paid over to and retained by GMACBC for such application to the extent that GMACBC has made such Revolving Loans out of its own funds, and such payment to and retention by GMACBC shall be deemed, to the extent of each other Lender's ratable portion of such payment, to be a purchase by each such other Lender of a participation in the Revolving Loans (including the repurchase of participations in Non-Ratable Loans) held by GMACBC immediately prior to the receipt and application of such payment.

                  (iv) If any amounts received by GMACBC in respect of the Obligations are later required to be returned or repaid by GMACBC to the Borrowers or any other obligor or their respective representatives or successors in interest, whether by court order, settlement or otherwise, and such amounts repaid or returned by GMACBC are in excess of GMACBC's ratable portion of all such amounts required to be returned by all Lenders, each other Lender shall, upon demand by GMACBC with notice to the Agent, pay to the Agent for the account of GMACBC, an amount equal to the excess of such Lender's ratable portion of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.

                  (v) (x) Payment by any Lender to the Agent shall be made not later than 1:00 p.m. (New York City time) on the Business Day such payment is due, provided that if such payment is due on written demand by another Lender, including pursuant to clause (d) below, such written demand shall be made on the paying Lender not later than 10:00 a.m. (New York City time) on such Business Day. Payment by the Agent to any Lender shall be made by wire transfer, promptly following the Agent's receipt of funds for the account of such Lender and in the type of funds received by the Agent, provided that if the Agent receives such funds at or prior to 12:00 noon (New York City time), the Agent shall pay such funds to such Lender by 3:00 p.m. (New York City time) on such Business Day. If a demand for payment is made after the applicable time set forth above, the payment due shall be made by 3:00 p.m. (New York City time) on the first Business Day following the date of such demand.

                        (y) If a Lender shall, at any time, fail to make any
                  payment to the Agent required hereunder, the Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as the Agent may elect in its sole discretion.

                        (z) With respect to the payment of any funds under this
                  Section 2.15(c), whether from the Agent to a Lender or from a Lender to the Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon written demand by the other party, pay such amount together with interest on such amount at the Federal Funds Effective Rate.

            (d) (i) The Agent shall have the right at any time to require, by notice to each Lender, that all settlements in respect of advances and repayments of Revolving Loans be made on a daily basis. From and after the giving of such notice (and until such time, if any, as the Agent notifies the Lenders of its determination to return to a periodic settlement basis), each Lender shall pay to the Agent such Lender's ratable portion of the amount of each Revolving Loan on the date such Revolving Loan is made in accordance with the provisions of clause (c)(v) above and the Agent shall pay to each Lender by wire transfer by 5:00 p.m. (New York City time) funds received before 1:00 p.m. (New York City time) on such Business Day by the Agent from the Borrower and by 3:00 p.m. (New York City time) funds received after 1:00 p.m. (New York City time) of the preceding Business Day by the Agent from the Borrowers, by wire transfer, such Lender's ratable portion of the net amount of all payments received by the Agent hereunder in respect of the principal of the Revolving Loans (after deducting the principal amount of Revolving Loans made on such day) or in respect of interest on the Revolving Loans. Any amount payable pursuant to this subsection which is not paid when due shall bear interest, payable by the Agent, or the applicable Lender, as the case may be, for each day until paid in full at the Federal Funds Effective Rate in effect on such day.

                  (ii) In addition to, and without limiting the right of the Agent to require daily settlement pursuant to clause (i), upon written demand by GMACBC with notice thereof to the Agent, each other Lender shall pay to the Agent, for the account of GMACBC, as the repurchase of GMACBC's participation interest in such Lender's Non-Ratable Loans, an amount equal to 100% of such Lender's ratable portion of the unpaid principal amount of all Non-Ratable Loans. Payments made pursuant to this clause (ii) shall be made not later than 5:00 p.m. (New York City time) on any Business Day if demand for such payment is received by such Lender not later than 10:00 a.m. (New York City time) on such Business Day; otherwise, any such payment shall be made on the next Business Day after demand is received therefore.

      SECTION 2.16. Making of Revolving Loans. (a) Unless the Agent has been notified in writing to the contrary before 1:00 p.m. New York City time on the date of any borrowing, the Agent may assume that each Lender will make its ratable portion of any amount to be borrowed available to the Agent in accordance with Section 2.02(b) hereof, and the Agent may in its discretion, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent such Lender shall not make such ratable portion available to the Agent, such Lender and the Borrowers severally agree to repay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Agent, as to the Borrowers, at the rate of interest applicable to Loans hereunder, and as to such other Lender, at the Federal Funds Effective Rate and until so repaid such amount shall be deemed to constitute a Revolving Loan by the Agent to the Borrowers hereunder entitled to the benefits of the Collateral and the other provisions hereof applicable to the Revolving Loans. If such Lender shall repay to the Agent such corresponding amount, the amount so repaid shall constitute such Lender's ratable portion of the Revolving Loans made on such borrowing date

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
for purposes of this Agreement. No Lender shall be responsible for the failure of any other Lender to make its ratable portion of such Revolving Loans available on the borrowing date.

            (b) Without limiting the generality of Article IX, each Lender expressly authorizes the Agent to determine on behalf of such Lender (i) whether to make Revolving Loans requested or deemed requested by the Borrowers on any borrowing date (unless the Agent has been notified in writing to the contrary by any Lender before 1:00 p.m. New York time on such borrowing date), (ii) the creation of any reserves against the Borrowing Base, (iii) any reduction of advance rates applicable to the Borrowing Base, (iv) approval of one or more overadvances (provided, however, that any such overadvance shall not result in the principal amount of Revolving Loans exceeding, prior to a Default or an Event of Default, an amount which is $1,000,000 in excess of the Borrowing Base minus the Letter of Credit Usage and the reserves described in Section 2.01(a)(iii) but not in excess of the Total Revolving Commitment (it being understood that any such excess Revolving Loans shall be payable upon demand of the Agent) and such overadvance shall not remain outstanding for a period of longer than 45 consecutive Business Days without approval of Required Lenders and in no event shall overadvances exist for more than 45 Business Days in the aggregate during any calendar year), and (v) whether specific items of inventory constitute "Eligible Inventory" in accordance with the definition of such term set forth in Article I. The Agent shall give prompt notice to the Lenders of any determinations made pursuant to clause (ii), (iii) or (iv) above. Nothing contained in this Section 2.16(b) shall create any rights in favor of the Borrower, any Guarantor or any person other than the Agent, and the terms of this Section 2.16(b) may be amended by the Agent and the Lenders without the consent of the Borrowers or any Guarantor.

      SECTION 2.17. Joint and Several Borrowers. The parties hereto agree and confirm that the obligations of the Borrowers under and/or in connection with this Agreement and the other Loan Documents (including, without limitation, with respect to payments of principal, interest, fees and all other amounts with respect to the Loans) are the joint and several undertaking of each Borrower.

IIA.  LETTERS OF CREDIT

      SECTION 2A.01. Issuance of Letters of Credit. Upon the request of the Borrowers, and subject to the conditions set forth in Article V hereof and such other conditions to the opening of Letters of Credit as GMACBC requires of its customers generally, the Agent shall cause GMACBC from time to time to open or arrange (by means of a guaranty (a "Letter of Credit Guaranty") in favor of the Issuing Bank or otherwise) for an Issuing Bank to open standby letters of credit (each, a "Letter of Credit") for the account of the Borrowers, provided that the Letter of Credit Usage shall not at any time exceed $4,500,000 and provided, further, that the face amount of any Letter of Credit that the Borrowers may request to be opened at any time shall not exceed an amount equal to (A) the lesser of (i) the Total Revolving Commitment at such time and (ii) the Borrowing Base at such time minus (B) the sum of (i) the unpaid principal amount of all Revolving Loans outstanding at such time, (ii) the Letter of Credit Usage at such time and (iii) the reserves then in effect under Section 2.01 hereof. The issuance of each Letter of Credit shall be made on at least four Business Days' prior written notice from the Borrowers to the Agent, at its Domestic Lending

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
Office, which written notice shall be an application for a Letter of Credit on GMACBC's or such Issuing Bank's customary form. The expiration date of any Letter of Credit shall not be later than 365 days from the date of issuance thereof and, in any event, no Letter of Credit shall have an expiration date later than the Termination Date. The Letters of Credit shall be issued with respect of transactions occurring in the ordinary course of business of the Borrowers.

      SECTION 2A.02. Payment; Reimbursement. Upon the issuance of any Letter of Credit or any Letter of Credit Guaranty, as the case may be, the Agent shall notify each Lender of the principal amount, the number, and the expiration date thereof and the amount of such Lender's participation therein. By the issuance of a Letter of Credit hereunder and without further action on the part of the Agent, GMACBC or the Lenders, each Lender hereby accepts from GMACBC a participation (which participation shall be nonrecourse to GMACBC) in such Letter of Credit or such Letter of Credit Guaranty, as the case may be, equal to such Lender's pro rata (based on its Revolving Commitment) share of such Letter of Credit or such Letter of Credit Guaranty, as the case may be, effective upon the issuance of such Letter of Credit or Letter of Credit Guaranty. Each Lender hereby absolutely and unconditionally assumes, as primary obligor and not as a surety, and agrees to pay and discharge, and to indemnify and hold GMACBC harmless from liability in respect of, such Lender's pro rata share of the amount of any drawing under a Letter of Credit or payment under a Letter of Credit Guaranty, as the case may be. Each Lender acknowledges and agrees that its obligation to acquire participations in each Letter of Credit issued by GMACBC or arranged to be issued by GMACBC and its obligation to make the payments specified herein, and the right of GMACBC to receive the same, in the manner specified herein, are absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default hereunder, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent, GMACBC and/or the Issuing Bank shall review, on behalf of the Lenders, each draft and any accompanying documents presented under a Letter of Credit and shall notify each Lender of any such presentment. Promptly after the Agent, GMACBC and/or the Issuing Bank shall have ascertained that any draft and any accompanying documents presented under such Letter of Credit appear on their face to be in substantial conformity with the terms and conditions of the Letter of Credit, the Agent shall give telephonic or facsimile notice to the Lenders and the Borrowers of the receipt and amount of such draft and the date on which payment thereon will be made, and the Lenders shall, by 11:00 a.m., New York City time on the date such payment is to be made, pay the amounts required to the Agent on behalf of GMACBC in immediately available funds, and GMACBC, not later than 3:00 p.m. on such day, shall make, or arrange to be made, the appropriate payment to the beneficiary of such Letter of Credit. If GMACBC or the applicable Issuing Bank shall pay any draft presented under a Letter of Credit, then Borrowers shall be deemed to have automatically requested a Revolving Loan in an amount equal to the amount thereof. If there is insufficient availability to make such Revolving Loans and the Lenders have not been reimbursed with respect to such drawing by 11:00 a.m., New York City Time, on the date of such payment, the Borrowers shall pay to the Agent, for the account of the Lenders, the amount of the drawing together with interest on such amount at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Prime Rate plus 4%, payable on demand. Nothing set forth in this paragraph or otherwise shall obligate Agent or any Lender to advance Revolving Loans in excess of the amounts set forth in

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
Section 2.01(a). The obligation of the Borrowers under this Section 2A.02 to reimburse the Lenders and GMACBC for all drawings under Letters of Credit and Letter of Credit Guaranties shall be absolute, unconditional and irrevocable and shall be satisfied strictly in accordance with their terms, irrespective of:

            (a) any lack of validity or enforceability of any Letter of Credit;

            (b) the existence of any claim, setoff, defense or other right which Borrowers or any other person may at any time have against the beneficiary under any Letter of Credit, the Agent, GMACBC, the Issuing Bank or any Lender (other than the defense of payment in accordance with the terms of this Agreement) or any other person in connection with this Agreement or any other transaction;

            (c) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (d) payment by the Agent, GMACBC, the Issuing Bank or any Lender under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; and

            (e) any other circumstance or event whatsoever, whether or not similar to any of the foregoing.

            It is understood that in making any payment under any Letter of Credit (x) the Agent's, GMACBC's, the Issuing Bank's or any Lender's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including, without limitation, reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, not be deemed willful misconduct or bad faith of the Agent, GMACBC, the Issuing Bank or any Lender.

      SECTION 2A.03. GMACBC's Actions. Any Letter of Credit may, in the discretion of GMACBC, the Issuing Bank or their respective correspondents, be interpreted by them (to the extent not inconsistent with such Letter of Credit) in accordance with the International Standby Practices (ISP 98-International Chamber of Commerce Publication No. 590), as adopted or amended from time to time. GMACBC, the Issuing Bank and their respective correspondents may accept and act upon the name, signature, or act of any party purporting to be the executor, administrator, receiver, trustee in bankruptcy, or other legal representative of any party designated in any Letter of Credit in the place of the name, signature, or act of such party.

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
      SECTION 2A.04. Payments in Respect of Increased Costs. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) or any change in generally accepted accounting principles or regulatory accounting principles applicable to the Agent, GMACBC, any Issuing Bank or any Lender shall (i) impose, modify or make applicable to the Agent, GMACBC, any Issuing Bank or any Lender any reserve, special deposit or similar requirement with respect to its obligations under this Article IIA, any Letter of Credit Guaranty or any Letter of Credit,
(ii) impose on the Agent, GMACBC, any Issuing Bank or any Lender any other condition with respect to its obligations under this Article IIA, any Letter of Credit Guaranty or any Letter of Credit, or (iii) subject the Agent, GMACBC, any Issuing Bank or any Lender to any tax (other than (x) taxes imposed on the overall net income of the Agent, GMACBC, any Issuing Bank or such Lender and (y) franchise taxes imposed on the Agent, GMACBC, such Issuing Bank or such Lender, in either case by the jurisdiction in which the Agent, GMACBC, such Issuing Bank or such Lender, as appropriate, has its principal office or lending office or any political subdivision or taxing authority of any such jurisdiction), charge, fee, deduction or withholding of any kind whatsoever, and the result of any of the foregoing shall be to increase the cost to the Agent, GMACBC, such Issuing Bank or such Lender of maintaining such Letter of Credit or making any payment under such Letter of Credit, such Letter of Credit Guaranty or this Article IIA or to reduce the amount of principal, interest or any fee or compensation receivable by the Agent, GMACBC, such Issuing Bank or such Lender in respect of this Article IIA, such Letter of Credit Guaranty or such Letter of Credit, then such additional amount or amounts as will compensate the Agent, GMACBC, such Issuing Bank or such Lender for such additional costs or reduction shall be paid to the Agent for its benefit or the benefit of GMACBC, such Issuing Bank or such Lender by the Borrowers. Each Lender agrees to give notice to the Borrowers and the Agent of any such change in law, regulation, interpretation or administration with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the transactions contemplated in this
Article IIA.

            (b) If, after the date of this Agreement, any Lender, Issuing Bank or GMACBC shall have determined that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender, Issuing Bank or GMACBC (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's, Issuing Bank's or GMACBC's capital as a consequence of its obligations under this Article IIA, with respect to a Letter of Credit Guaranty or with respect to a Letter of Credit to a level below that which such Lender, Issuing Bank or GMACBC could have achieved but for such adoption, change or compliance (taking into consideration such Lender's, Issuing Bank's and GMACBC's policies with respect to capital adequacy) then from time to time, the Borrowers shall pay to such Lender, Issuing Bank, GMACBC or the Agent on behalf of GMACBC such additional amount or amounts as will compensate such Issuing Bank, GMACBC or such Lender for such reduction. Each Lender agrees to give notice to the Borrowers and the Agent of any adoption of, change in, or change in interpretation or administration of, any such law, rule, regulation or guideline

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
with reasonable promptness after becoming actually aware thereof and of the applicability thereof to the transactions contemplated hereby.

            (c) A certificate of the Agent, Issuing Bank, GMACBC or a Lender setting forth such amount or amounts, supported by calculations in reasonable detail, as shall be necessary to compensate the Agent, Issuing Bank, GMACBC or such Lender, as appropriate, as specified in paragraphs (a) and (b) above shall be delivered to the Borrowers and shall be conclusive and binding upon the Borrowers absent manifest error. The Borrowers shall pay the Agent on behalf of Issuing Bank, GMACBC or such Lender the amount shown as due on any such certificate within five (5) Business Days after its receipt of the same.

            (d) Failure on the part of any Lender, Issuing Bank, GMACBC or the Agent to demand compensation for any increased costs, reduction in amounts received or receivable with respect to this Article IIA, any Letter of Credit Guaranty or any Letter of Credit or reduction in the rate of return earned on such Lender's, Issuing Bank's, GMACBC's capital, in each case pursuant to paragraph (a) or (b) above, shall not constitute a waiver of the Agent's, Issuing Bank's, GMACBC's or such Lender's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in rate of return pursuant to paragraph (a) or (b) above. The protection under this
Section 2A.04 shall be available to each Lender, Issuing Bank, GMACBC and the Agent regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender, Issuing Bank, GMACBC or the Agent for compensation (but if such law, regulation or other condition is finally determined to be invalid or inapplicable, the Agent on its behalf and on behalf of Issuing Bank, GMACBC or Lenders shall promptly refund (without interest) all amounts paid under this
Section 2A.04 arising from such invalid or inapplicable law, regulation or other condition).

      SECTION 2A.05. Indemnity as to Letters of Credit. Each Borrower hereby agrees to indemnify and hold harmless the Agent, Issuing Bank, GMACBC and the Lenders from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which the Agent, Issuing Bank, GMACBC or the Lenders may incur or suffer by reason of or in connection with the execution and delivery or assignment of, or payment under, any Letter of Credit Guaranty or any Letter of Credit, except only if and to the extent that any such claim, damage, loss, liability, cost or expense shall be caused by the gross negligence, willful misconduct or bad faith of the Agent, Issuing Bank, GMACBC or any Lender performing its obligations under this Agreement. Without limiting the foregoing, Borrowers and each Guarantor further agrees to indemnify and hold harmless the Agent, Issuing Bank and GMACBC, their respective officers and directors, each person who controls the Agent, Issuing Bank or GMACBC within the meaning of
Section 15 of the Securities Act of 1933 or any applicable state securities law and their respective successors from and against any and all claims, damages, losses, liabilities, costs or expenses, joint or several, to which they or any of them may become subject under any Federal or state securities law, rule or regulation, at common law or otherwise, insofar as such claims, damages, losses, liabilities, costs or expenses arise out of or are based upon the execution and delivery by Issuing Bank or GMACBC of any Letter of Credit Guaranty or any Letters of Credit or the execution and delivery of any other document in connection therewith (but not including any claims, damages, losses, liabilities, costs or expenses arising from the gross negligence, bad faith or willful misconduct of Issuing Bank or GMACBC). The Borrowers, upon demand by the Agent, Issuing Bank or GMACBC at any time, shall reimburse the Agent, and Issuing Bank and GMACBC for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing. The indemnities contained herein shall survive the expiration or termination of the Letters of Credit and this Agreement.

      SECTION 2A.06. Letter of Credit Fees. The Borrowers agree to pay to the Agent for the ratable benefit of the Lenders, with respect to any Letter of Credit, on the last business day of each month and on the date of the full drawing, cancellation, termination or expiration of such Letter of Credit, a letter of credit fee for such month or shorter period equal to three and one quarter of one percent (3.25%) per annum on the average daily undrawn amount thereof for such month or shorter period, payable to the Agent at its Domestic Lending Office in immediately available funds. The foregoing fees shall be computed on the basis of the actual number of days elapsed over a year of 360 days. Additionally, the Borrowers shall pay to the Agent at its Domestic Lending Office for the sole account of GMACBC and/or any Issuing Bank, as the case may be, upon demand by the Agent or GMACBC all of the customary fees and expenses of GMACBC and/or such Issuing Bank with respect to the opening, drawing upon, extending, amending, transferring, canceling or administration of Letters of Credit from time to time in effect. The Agent shall disburse to each Lender such Lender's pro rata share of any payment of the letter of credit fees referred to in clause (a) of the first sentence of this Section 2A.06 in immediately available funds within one (1) Business Day of the Agent's receipt of such payment.


III.  COLLATERAL SECURITY

      SECTION 3.01. Security Documents. The Obligations shall be secured by the Collateral described in the Security Documents and are entitled to the benefits thereof. The Parent shall, and shall cause the other Grantors to, duly execute and deliver the Security Documents, all consents of third parties necessary to permit the effective granting of the Liens created in such agreements, financing statements pursuant to the UCC and other documents, all in form and substance satisfactory to the Agent, as may be reasonably required by the Agent to grant to the Agent for the benefit of the Secured Parties a valid, perfected and enforceable first priority Lien on and security interest in (subject only to the Liens permitted under Section 7.01 hereof) the Collateral. Without in any manner limiting the foregoing, (i) each of the Grantors hereby agrees and confirms that the Collateral includes all "investment property" of each Grantor, as such term may from time to time be used under the UCC and (ii) each Grantor hereby grants a Lien on and security interest in such investment property and all proceeds thereof (to the extent any applicable jurisdiction contemplates or permits a Lien or security interest in investment property) as security for the Obligations. The Grantors agree, at the request of the Agent, to promptly execute all documents that may be required by the Agent in order to further create and perfect such Lien and Security Interest. Notwithstanding the terms of this Section 3.01, the foregoing grant of a Lien in "investment property" shall specifically exclude any capital stock of Wakefern Food Corp, Insure-Rite, Ltd. and/or WFC-1 Realty Corp. owned by any Grantor and described in Schedule 7.06.

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
      SECTION 3.02. Filing and Recording. The Parent and its Subsidiaries shall, at their sole cost and expense, cause all instruments and documents given as evidence of security pursuant to this Agreement to be duly recorded and/or filed or otherwise perfected in all places necessary, in the opinion of the Agent, and take such other actions as the Agent may reasonably request, in order to perfect and protect the Liens of the Agent and the Secured Parties in the Collateral. The Borrowers and each Guarantor, to the extent permitted by law, hereby authorize the Agent to file any financing statement in respect of any Lien created pursuant to the Security Documents which may at any time be required or which, in the opinion of the Agent, may at any time be desirable although the same may have been executed only by the Agent or, at the option of the Agent, to sign such financing statement on behalf of the Borrowers or the Guarantor, as the case may be, and file the same, and the Borrowers and each Guarantor hereby irrevocably designate the Agent, its agents, representatives and designees as its agent and attorney-in-fact for this purpose. In the event that any re-recording or refiling thereof (or the filing of any statements of continuation or assignment of any financing statement) is required to protect and preserve such Lien, Borrowers shall, at the Borrowers' cost and expense, cause the same to be recorded and/or refiled at the time and in the manner requested by the Agent.

      SECTION 3.03.  Real Property; Mortgages; Title Insurance.
                     -----------------------------------------

            (a) In connection with the Existing Loan Agreement, the Parent and its Subsidiaries had executed and delivered mortgages or deeds of trust (each an "Original Mortgage" and collectively the "Original Mortgages") in respect of real property owned or leased by the Parent or such Subsidiary, listed on
Schedule 3.03 annexed hereto and made a part hereof.

            (b) (i) To the extent requested by the Agent, the Parent and each of its Subsidiaries shall duly execute and deliver to the Agent mortgages or deeds of trust with respect to additional real property owned or leased by the Parent or such Subsidiary (each an "Additional Mortgage" and collectively the "Additional Mortgages") so as to create in the Agent's favor, for the benefit of the Secured Parties, upon recordation of each of the Additional Mortgages, a valid, perfected and enforceable first priority Lien securing the Obligations (subject to Liens permitted under Section 7.01 hereof) on the real property and improvements described therein. To the extent requested by the Agent, the Parent and each of its Subsidiaries shall make best efforts to deliver to the Agent consents of third parties to the Additional Mortgages, and such title searches, non-disturbance agreements, lease amendments and/or consents, landlord's waivers, estoppel certificates and waivers, as the Agent shall request (in each case, in form and substance satisfactory to the Agent). Such Additional Mortgages shall be in form and substance satisfactory to the Agent. The parties hereto acknowledge and agree that the term Additional Mortgages shall include
(x) the additional fee mortgages and leasehold mortgages required to be delivered as a condition precedent to the effectiveness of this Agreement pursuant to Section 5.02 hereof and (y) any future leasehold mortgages requested by Agent with respect to real property where a Grantor acts as lessor;

            (ii) Without limiting the foregoing clause (i), the Parent and each of its Subsidiaries shall duly execute and deliver to the Agent mortgages or deeds of trust with respect to all real property owned or leased by the Parent or such Subsidiary with respect to each New/Replacement Store Project (each a "New/Replacement Store Project Mortgage" and collectively the "New/Replacement Store Project Mortgages") so as to create in the Agent's favor, for the benefit of the Secured Parties, upon recordation of each of the New/Replacement Store Project Mortgages, a valid, perfected and enforceable first priority Lien securing the Obligations (subject to Liens permitted under Section 7.01 hereof) on the real property and improvements described therein. In the event that Agent does not finance the New/Replacement Store Project and the financier of such New/Replacement Store Project requires a mortgage or deed of trust on such real property, Agent agrees that it shall not require a mortgage or deed of trust on such real property. The Parent and each of its Subsidiaries shall deliver to the Agent consents of third parties to the New/Replacement Store Project Mortgages, and such title searches, non-disturbance agreements, lease amendments and/or consents, landlord's waivers, estoppel certificates and waivers, as the Agent shall request (in each case, in form and substance satisfactory to the Agent). Such New/Replacement Store Project Mortgages shall be in form and substance satisfactory to the Agent.

            (c) To the extent requested by the Agent, the Parent and each of its Subsidiaries shall duly execute and deliver to the Agent amendments to the Original Mortgages (each a "Mortgage Amendment" and collectively the "Mortgage Amendments") modifying the Original Mortgages to also secure the Capital Expenditure Facility so as to cause, upon recordation of the Mortgage Amendments, the Original Mortgages, as so amended by the Mortgage Amendments, to be a valid, perfected, and enforceable first priority Lien (subject to the liens under Section 7.01 hereof) on the real property and improvements described therein securing the Obligations. To the extent requested by the Agent, the Parent and each of its Subsidiaries shall duly execute and deliver to the Agent, consents of third parties to the Mortgage Amendments and such title searches, non-disturbance agreements and/or consents, Landlord's Waivers, estoppel certificates and waivers as the Agent may request (in each case, in form and substance satisfactory to the Agent).

            (d) the Parent and each of its Subsidiaries shall cause the Additional Mortgages, New/Replacement Store Project Mortgages and the Mortgage Amendments (such mortgages as they are now and may hereafter be amended, modified, consolidated or supplemented, collectively, the "Mortgages") executed and delivered to be duly recorded in the appropriate recording office or offices and shall pay all fees and taxes payable in connection therewith.

            (e) If requested by the Agent, the Parent and each of its Subsidiaries shall furnish to the Agent for the benefit of the Secured Parties, at the expense of the Parent and its Subsidiaries, one or more policies of mortgagee title insurance, in form, substance and amount satisfactory to the Agent, insuring that each of the Mortgages executed and delivered by it pursuant hereto is a valid and perfected first priority Lien securing the Obligations (except for the Liens permitted by Section 7.01) in favor of the Agent, for the benefit of the Secured Parties, on the fee or leasehold interest of the Parent or such Subsidiary, in the real property and improvements described therein, and that the Parent or such Subsidiary has good and marketable title thereto, issued by a title insurance company reasonably satisfactory to the Agent, together with satisfactory evidence that all title insurance premiums have been fully paid.

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
The Parent shall furnish to the Agent certified surveys of real property and such other certificates and documents as the Agent may reasonably request and which are customary in financing of this type. The Parent and each applicable Subsidiary shall provide to each Lender with respect to any real property to be subject to a Mortgage, or any other real property of Parent or any of its Subsidiaries, such appraisals of such real property as shall be requested by the Agent (provided, however, that so long as no Default or Event of Default shall be in existence, Borrowers shall not be required to reimburse Agent for more than one such real property appraisal for any property every thirty months). If requested by the Agent, the Parent and its Subsidiaries shall, at their cost and expense, furnish to the Agent, for the benefit of the Secured Parties, flood insurance with respect to any real property subject to any Mortgage to the extent such flood insurance can be obtained by the Parent and its Subsidiaries on commercially reasonable terms; provided, however, that, at the cost and expense of the Parent and its Subsidiaries, the Parent and its Subsidiaries shall in any event maintain and shall furnish to the Agent flood insurance with respect to any real property subject to any Mortgage to the extent flood insurance with respect to such real property is required to be maintained by applicable law (whether such law is applicable to any Lender, including, without limitation, by reason of such Mortgage, the Parent, any Subsidiary thereof or otherwise). This Section 3.03 shall not be deemed to allow the Parent or any Subsidiary to acquire any property if otherwise prohibited by this Agreement.

      SECTION 3.04. Additional Collateral. The Borrowers and each Guarantor acknowledge that it is their intention to provide the Agent with a Lien on all the property of the Parent and its Subsidiaries (personal, real and mixed), whether now owned or hereafter acquired (other than as agreed to in writing by the Agent), subject only to Liens permitted hereunder. Without limitation of
Section 3.03(c) hereof, the Parent and its Subsidiaries shall from time to time promptly notify the Agent of the acquisition by the Parent or any of its Subsidiaries of any material property in which the Agent does not then hold a perfected Lien (other than as agreed to in writing by the Agent), or the creation or existence of any such property, and such person shall, upon request by the Agent, promptly execute and deliver to the Agent or cause to be executed and delivered to the Agent pledge agreements, security agreements, mortgages or other like agreements with respect to such property, together with such other documents, certificates, opinions of counsel and the like as the Agent shall reasonably request in connection therewith, in form and substance satisfactory to the Agent, such that the Agent shall receive valid and perfected first priority Liens (subject to Liens permitted hereby) on all such property (including property which, on the Closing Date, is not subject to a Lien in favor of the Agent). In addition, in the event that the Borrowers or any Subsidiary acquires or owns any material trademarks, copyrights, patents or other intellectual property, the Borrowers shall notify the Agent promptly in writing and shall execute, or cause the execution of a security agreement and other documents with respect thereto in form and substance reasonably satisfactory to the Agent.


IV.  REPRESENTATIONS AND WARRANTIES

      The Borrowers and each of the Guarantors jointly and severally represents and warrants to each of the Lenders that:

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
      SECTION 4.01. Organization, Legal Existence. The Borrowers and each Guarantor (and each of their respective Subsidiaries) are legal entities duly formed or incorporated, validly existing and in good standing under the laws of the jurisdiction of their respective organization. The exact State organizational identification number of each Borrower and Guarantor is listed on
Schedule 4.01 attached hereto. Each Borrower and Guarantor has the requisite power and authority to own their property and assets and to carry on their business as now conducted and as currently proposed to be conducted in and are qualified to do business in each jurisdiction where the failure to so qualify would have a Material Adverse Effect (all such jurisdictions being listed in Schedule 4.01 annexed hereto). The Borrowers and each Guarantor has the corporate power to execute, deliver and perform its obligations under this Agreement and the other Loan Documents to which it is a party, and, with respect to Borrowers, to borrow hereunder and to execute and deliver the Notes. The exact name of each Borrower and Guarantor is set forth in the first paragraph to this Agreement (or if such Borrower and/or Guarantor is not listed in such first paragraph, such exact name is set forth on Schedule 4.01.)

      SECTION 4.02. Authorization. The execution, delivery and performance by the Borrowers and each Guarantor of this Agreement and each of the other Loan Documents to which it is a party, the borrowings hereunder by Borrowers, the execution and delivery by Borrowers of the Notes and the grant of security interests in the Collateral created by the Security Documents (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation applicable to the Borrowers or any Guarantor or the certificate or articles of incorporation or other applicable constitutive documents or the by-laws of the Borrowers, any Guarantor, or its Subsidiaries, as the case may be, (B) any order of any court, or any rule, regulation or order of any other agency of government binding upon the Borrowers, any Guarantor, or its Subsidiaries, or (C) any provisions of any indenture, agreement or other instrument to which the Borrowers, any Guarantor or its Subsidiaries, or any of their respective properties or assets are or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in (b)(i)(C) above or (iii) result in the creation or imposition of any Lien of any nature whatsoever (other than in favor of the Agent, for the benefit of the Secured Parties, as contemplated by this Agreement and the Security Documents) upon any property or assets of the Borrowers, any Guarantor, or its Subsidiaries.

      SECTION 4.03. Governmental Approvals. No registration or filing (other than the filings necessary to perfect the Liens created by the Security Documents and the filing of a SEC form 8K, 10K, or 10Q) with, consent or approval of, or other action by, any Federal, state or other governmental agency, authority or regulatory body is or will be required on behalf of the Borrowers or any Guarantor in connection with the Transactions, other than any which have been made or obtained.

      SECTION 4.04. Binding Effect. This Agreement and each of the other Loan Documents to which it is a party constitutes, and each of the Notes when duly executed and delivered will constitute, a legal, valid and binding obligation of the Borrowers and each Guarantor, as appropriate, enforceable in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally

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and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

      SECTION 4.05. Material Adverse Change. There has been no change, event or facts that would reasonably be expected to have a Material Adverse Effect since November 3, 2001.

      SECTION 4.06. Litigation; Compliance with Laws; etc. (a) Except as set forth in Schedule 4.06(a) annexed hereto, there are not any actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or, to the knowledge of any Responsible Officer of the Parent or any Subsidiary thereof, threatened, against or affecting the Parent or any of its Subsidiaries or the businesses, assets or rights of the Parent or any of its Subsidiaries. None of the items listed on
Schedule 4.04(a) are items (i) which involve any of the Transactions or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination and which, if adversely determined, would, individually or in the aggregate, have a Material Adverse Effect.

            (b) Neither the Parent nor any of its Subsidiaries is in violation of any law in any material respect, or in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality.

      SECTION 4.07. Financial Statements. (a) The Parent has heretofore furnished to the Lenders Consolidated balance sheets and statements of income and cash flows of the Parent dated as October 30, 1999, October 28, 2000 and November 3, 2001, respectively, each audited by and accompanied by the opinion of independent public accountants. Such balance sheets and statements of income and cash flows present fairly the Consolidated financial condition and results of operations of the Parent and its Subsidiaries as of the dates and for the periods indicated, and such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Parent and its Subsidiaries, as of the dates thereof to the extent such material liabilities are required to be disclosed under GAAP. The Parent has heretofore furnished to the Lenders unaudited Consolidated balance sheets and statements of income and cash flows of the Parent dated as of May 4, 2002. Such unaudited balance sheets and statements of income and cash flows present fairly the Consolidated financial condition and results of operations of the Parent and its Subsidiaries as of the dates and for the periods indicated, and such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Parent and its Subsidiaries as of the dates thereof. The financial statements referred to in this Section 4.07 have been prepared in accordance with generally accepted accounting principles consistently applied.

            (b) The Parent has, on or about July 11, 2002, furnished to the Lenders projected income statements, balance sheets and cash flows of the Parent, on a Consolidated basis through the Fiscal Year ended November 3, 2007 (which projections are on a quarterly basis for Fiscal Year of Borrower ending November 1, 2003 and on a yearly basis thereafter), together with a schedule confirming the ability of the Parent and its Subsidiaries to consummate the Transactions and demonstrating prospective compliance with all financial covenants contained in this Agreement, such projections disclosing all assumptions made by the Parent and its Subsidiaries in formulating such projections and giving effect to the Transactions. The projections are based upon reasonable estimates and assumptions, all of which are reasonable in light of the conditions which existed at the time the projections were made, have been prepared on the basis of the assumptions stated therein, and reflect as of the Closing Date the reasonable estimate of the Parent and its Subsidiaries of the results of operations and other information projected therein.

      SECTION 4.08. Federal Reserve Regulations. (a) Neither the Parent nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

            (b) No part of the proceeds of the Loans will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Regulations of the Board, including, without limitation, Regulation T, U or X thereof. If requested by any Lender, the Parent or any of its Subsidiaries shall furnish to such Lender a statement on Federal Reserve Form U-1 referred to in said Regulation U.

      SECTION 4.09. Taxes. Except for filing extensions which have been duly obtained from the appropriate government authorities and are still in effect, the Parent and each of its Subsidiaries have filed or caused to be filed all Federal, state, local and foreign tax returns which are required to be filed by them, on or prior to the date hereof, other than tax returns in respect of taxes that (x) are not franchise, capital or income taxes, (y) in the aggregate are not material and (z) would not, if unpaid, result in the imposition of any material Lien on any property or assets of the Parent or any of its Subsidiaries. The Parent and its Subsidiaries have paid or caused to be paid all taxes shown to be due and payable on such filed returns or on any assessments received by them, other than any taxes or assessments the validity of which the Parent or a Subsidiary is contesting in good faith by appropriate proceedings, and with respect to which the Parent or such Subsidiary shall, to the extent required by generally accepted accounting principles consistently applied have set aside on its books adequate reserves. After the fiscal year ended October 30, 1993, no Federal income tax returns of the Parent or any of its Subsidiaries have been audited by the United States Internal Revenue Service. All deficiencies which have been asserted against the Parent or its Subsidiaries as a result of such completed examinations have been fully paid or finally settled and no issue has been raised in any such examination which, by application of similar principles, reasonably can be expected to result in assertion of a material deficiency for any other year not so examined which has not been reserved for in any financial statement of the Parent or any of its Subsidiaries delivered to the Lenders. Neither the Parent nor any of its Subsidiaries has taken any reporting positions for which they do not have a reasonable basis and neither the Parent nor any of its Subsidiaries anticipate any further material tax liability with respect to the years which have not been closed. Neither the Parent nor any of its Subsidiaries is party to or has any obligation under any tax sharing agreement. None of the Parent or any Subsidiary files a consolidated tax return with a person other than the Parent or a Subsidiary of the Parent.

      SECTION 4.10. Employee Benefit Plans.  With respect to the provisions of
ERISA:

                  (i) Except as set forth on Schedule 4.10, no Reportable Event has occurred or is continuing with respect to any Pension Plan with respect to which the 30-day notice period has not been waived.

                  (ii) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan (other than a Multiemployer Plan) subject to Part 4 of Subtitle B of Title I of ERISA which could have a Material Adverse Effect.

                  (iii) Except as set forth on Schedule 4.10, none of the Borrowers nor any ERISA Affiliate is now, or has been during the preceding five years, obligated to contribute to a Pension Plan or a Multiemployer Plan. Except as set forth on Schedule 4.10, none of the Borrowers nor any ERISA Affiliate has
(A) ceased operations at a facility so as to become subject to the provisions of
Section 4062(e) of ERISA, (B) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (C) ceased making contributions to any Pension Plan subject to the provisions of Section 4064(a) of ERISA to which the Borrowers, any Subsidiary of Borrowers or any ERISA Affiliate made contributions, (D) incurred or caused to occur a "complete withdrawal" (within the meaning of Section 4203 of ERISA) or a "partial withdrawal" (within the meaning of Section 4205 of ERISA) from a Multiemployer Plan that is a Pension Plan so as to incur withdrawal liability under Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Section 4207 or 4208 of ERISA), or (E) been a party to any transaction or agreement under which the provisions of Section 4204 of ERISA were applicable.

                  (iv) No notice of intent to terminate a Pension Plan (other than a Multiemployer Plan) has been filed, nor has any Plan been terminated pursuant to the provisions of Section 4041(e) of ERISA which termination could have a Material Adverse Effect.

                  (v) The PBGC has not instituted proceedings to terminate (or appoint a trustee to administer) a Pension Plan (other than a Multiemployer
Plan) and no event has occurred or condition exists which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any such Plan.

                  (vi) With respect to each Pension Plan (other than a Multiemployer Plan) that is subject to the provisions of Title I, Subtitle B,
Part 3 of ERISA, the funding method used in connection with such Plan is acceptable under ERISA, and the actuarial assumptions and methods used in connection with funding such Pension Plan satisfy the requirements of Section 302 of ERISA. The aggregate present value of all accrued benefits under all Pension Plans (other than Multiemployer Plans) do not exceed the aggregate fair market value of the assets of such Plans by more than $3,000,000, in each case as of the latest actuarial valuation date for such Plan (determined in accordance with the same actuarial assumptions and methods as those used by the Plan's actuary in its valuation of such Plan as of such valuation date). Except as set forth on Schedule 4.10, no such Pension Plan has incurred any "accumulated funding deficiency" (as defined in Section 412 of the Code), whether or not waived.

                  (vii) There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Borrowers or any ERISA Affiliate, which could reasonably be expected to be asserted, against any Plan (other than a Multiemployer Plan) or the assets of any such Plan. No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B,
Part 5 of ERISA is pending or threatened against any fiduciary or any Plan (other than a Multiemployer Plan) which could have a Material Adverse Effect. None of the Plans or any fiduciary thereof (in its capacity as such) has been the direct or indirect subject of any audit, investigation or examination by any governmental or quasi-governmental agency which could have a Material Adverse Effect.

                  (viii) All of the Plans (other than Multiemployer Plans) comply currently, and have substantially complied in the past, both as to form and operation, with their terms and with the provisions of ERISA and the Code, and all other applicable laws, rules and regulations except for such noncompliance as may be remedied during the remedial amendment period under
Section 401(b) of the Code; all necessary governmental approvals for the Plans have been obtained and a favorable determination as to the qualification under
Section 401(a) of the Code of each of the Plans which is an employee pension benefit plan (within the meaning of Section 3(2) of ERISA) has been made by the Internal Revenue Service and a recognition of exemption from federal income taxation under Section 501(a) of the Code of each of the funded employee welfare benefit plans (within the meaning of Section 3(1) of ERISA) has been made by the Internal Revenue Service, and nothing has occurred since the date of each such determination or recognition letter that would adversely affect such qualification which could have a Material Adverse Effect.

      SECTION 4.11. No Material Misstatements. No information, report, financial statement, exhibit or schedule prepared or furnished by or on behalf of the Borrowers or any Guarantor to the Agent or any Lender in connection with any of the Transactions or this Agreement, the Security Documents, the Notes or any other Loan Documents or included therein contained or contains any material misstatement of fact or omitted or omits to state any material fact necessary to make the statements therein, taken together with all other such statements made to the Agent or any Lender, in the light of the circumstances under which they were made, not misleading.

      SECTION 4.12. Investment Company Act; Public Utility Holding Company Act. None of the Parent or any of its Subsidiaries is an "investment company" as defined in, or is otherwise subject to regulation under, the Investment Company Act of 1940. None of the Parent or any of its Subsidiaries is a "holding company" as that term is defined in, or is otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

      SECTION 4.13. Security Interest. Each of the Security Documents creates and grants to the Agent, for the benefit of the Secured Parties, a legal, valid and perfected first (except as permitted pursuant to Section 7.01 hereof) priority security interest in the collateral identified therein. Such collateral or property is not subject to any other Liens whatsoever, except Liens permitted by Section 7.01 hereof.

      SECTION 4.14. Bank Accounts. Schedule 4.14 hereto sets forth as of the Closing Date a list of all bank accounts of the Parent and its Subsidiaries.

      SECTION 4.15. Subsidiaries. Except as set forth on Schedule 4.15 hereto, as of the Closing Date, the Parent has no Subsidiaries.

      SECTION 4.16. Title to Properties; Possession Under Leases; Trademarks.
(a) The Parent and each of its Subsidiaries owns good and marketable, indefeasible fee simple title to all of the real estate described on Schedule 4.16(a-1) hereto as owned by it and has a valid leasehold interest in all of the real estate described on Schedule 4.16(a-2) hereto as leased by it, in each case free and clear of all Liens or other encumbrances of any kind, except as described in Schedule 4.16(a-2) and except Liens permitted under Section 7.01 hereof. Schedules 4.16(a-1) and 4.16(a-2) hereto correctly identify as of the Closing Date (x) each parcel of real property owned by the Parent or a Subsidiary of the Parent, together in each case with an accurate street address and description of the use of such parcel, (y) each parcel of real property leased by or to the Parent or a Subsidiary, together in each case with an accurate street address and description of the use of such parcel, and (z) each other interest in real property owned, leased or granted to or held by the Parent and each Subsidiary of the Parent. Except as set forth on Schedules 4.16(a-1) and 4.16(a-2):

                  (i) no structure owned or leased by the Parent or any Subsidiary of the Parent fails to conform in any material respect with applicable ordinances, regulations, zoning laws and restrictive covenants (including in any such case and without limitation those relating to environmental protection) nor encroaches upon property of others, nor is any such real property encroached upon by structures of others in any case in any manner that would have or would be reasonably likely to have a Material Adverse Effect on the Agent's or Lenders' interest in any material Collateral located on the premises or otherwise would have or would be reasonably likely to have a Material Adverse Effect;

                  (ii) no charges or violations have been filed, served, made or threatened, to the knowledge of the Parent, against or relating to any such property or structure or any of the operations conducted at any such property or structure, as a result of any violation or alleged violation of any applicable ordinances, requirements, regulations, zoning laws or restrictive covenants (including in any such case and without limitation those relating to environmental protection) or as a result of any encroachment on the property of others where the effect of same would have or would be reasonably likely to have a Material Adverse Effect on the Agent's or Lenders' interest in any material Collateral located on the premises or otherwise would have or would be reasonably likely have a Material Adverse Effect;

                  (iii) other than pursuant to applicable laws, rules, regulations or ordinances, covenants that run with the land or provisions in the applicable leases, there exists no restriction on the use, transfer or mortgaging of any such property;

                  (iv) the applicable Borrower and/or Subsidiary each have adequate permanent rights of ingress to and egress from any such property used by it for the operations conducted thereon;

                  (v) except as expressly set forth in the lease agreements to which such property relates, there are no developments affecting any of the real property or interests therein pending or threatened which might reasonably be expected to curtail or interfere in any material respect with the use of such property for the purposes for which it is now used; and

                  (vi) Neither the Parent nor any Subsidiary of the Parent has any option in, or any right or obligation to acquire any interest in, any real property;

            (b) Except as set forth in Schedule 4.16(a-2), the Parent and each Subsidiary of the Parent owns and has good and marketable title to all the owned properties and assets reflected on its most recent balance sheet and valid leasehold interests in the property it leases subject to no Liens except Liens permitted under Section 7.01, and all such leases are in full force and effect and the Parent and each of its Subsidiaries enjoy peaceful and undisturbed possession under all such leases.

            (c) Except as set forth in Schedule A, the Parent and each of its Subsidiaries own or control all trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses which are material to the conduct of the business of the Parent and each of its Subsidiaries. To the best of the Parent's knowledge, neither the Parent nor any of its Subsidiaries is infringing upon or otherwise acting adversely to any of such trademarks, trademark rights, trade names, trade name rights, copyrights, patent rights or licenses owned by any other person or persons. There is no claim or action by any such other person pending, or to the knowledge of any Responsible Officer of the Parent or any Subsidiary thereof, threatened, against the Parent or any of its Subsidiaries with respect to any of the rights or property referred to in this Section 4.16(c).

            (d) Other than motor vehicles, none of the assets or properties of the Parent or any of its Subsidiaries is subject to a document of title.

      SECTION 4.17. Solvency. (a) The fair salable value of the assets of the Parent and each of its Consolidated Subsidiaries is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of the Parent and each such Consolidated Subsidiary, as they become absolute and mature.

            (b) The assets of the Parent and each of its Consolidated Subsidiaries do not constitute unreasonably small capital for the Parent and such Consolidated Subsidiaries to carry out their respective businesses as now conducted and as proposed to be conducted including the capital needs of the Parent and such Consolidated Subsidiaries, taking into account the particular capital requirements of the business conducted by the Parent and each such Consolidated Subsidiary and projected capital requirements and capital availability thereof.

            (c) Neither the Parent nor any of its Subsidiaries intends to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Parent and its Subsidiaries, and of amounts to be payable on or in respect of debt of the Parent and its Subsidiaries). The cash flow of the Parent and its Consolidated Subsidiaries, after taking into account all anticipated uses of the cash of the Parent and its Consolidated Subsidiaries, will at all times be sufficient to pay all such amounts on or in respect of debt of the Parent and its Consolidated Subsidiaries when such amounts are required to be paid.

            (d) Neither the Parent nor any of its Subsidiaries believes that final judgments against them in actions for money damages presently pending will be rendered at a time when, or in an amount such that, they will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash flow of the Parent and its Consolidated Subsidiaries, after taking into account all other anticipated uses of the cash of the Parent and its Consolidated Subsidiaries (including the payments on or in respect of debt referred to in paragraph (c) of this Section), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

      SECTION 4.18. Permits, etc. The Parent and each of its Subsidiaries possess all licenses, permits, approvals and consents, including, without limitation, all environmental, health and safety licenses, permits, approvals and consents of all Federal, state and local governmental authorities which are required under Environmental Law and are material to the conduct of the business of the Parent, New Linden, Reading and/or the Parent and its Subsidiaries taken as a whole (collectively, "Permits"), each such Permit is and will be in full force and effect, the Parent and each of its Subsidiaries are in compliance in all material respects with all such Permits, and, to their knowledge, no event (including, without limitation, any material violation of any law, rule or regulation) has occurred which would be likely to lead to the revocation or termination of any such Permit or any additional restriction thereon.

      SECTION 4.19. Compliance with Environmental Laws. Except as disclosed in
Schedule 4.19 hereto: (i) the operations of the Parent and its Subsidiaries comply in all material respects with all applicable Environmental Laws; (ii) the Parent and its Subsidiaries and all of their present facilities or operations, as well as to the best of their knowledge their past facilities or operations, are not subject to any judicial proceeding or administrative proceeding or any outstanding written order or agreement with any governmental authority or private party respecting (a) any Environmental Law, (b) any Remedial Work, or
(c) any Environmental Claims arising from the Release of a Contaminant into the environment; (iii) to the best of the knowledge of the Parent and its Subsidiaries, none of their operations is the subject of any Federal or state investigation evaluating whether any Remedial Work is needed to respond to a Release of any Contaminant into the environment in violation of any Environmental Law; (iv) neither the Parent nor any of its Subsidiaries nor to the best of their knowledge any predecessor of the Parent or any of its Subsidiaries has filed any notice under any Environmental Law indicating past or present treatment, storage, or disposal of a Hazardous Material or reporting a spill or Release of a Contaminant into the environment in violation of any

Environmental Law; (v) to the best of the knowledge of the Parent and its Subsidiaries, neither the Parent nor any of its Subsidiaries has any material contingent liability in connection with any Release of any Hazardous Materials into the environment; (vi) none of the operations of the Parent or any of its Subsidiaries involves the generation, transportation, treatment or disposal of Hazardous Materials, except for fuel, household wastes and routine cleaning and maintenance products; (vii) neither the Parent nor any of its Subsidiaries has disposed of any Hazardous Materials by placing it in or on the ground or waters of any premises currently owned, leased or used by any of them and to the knowledge of the Parent and its Subsidiaries neither has any lessee, prior owner, or other person; (viii) no underground storage tanks or surface impoundments are on any property of the Parent and/or any of its Subsidiaries; and (ix) no Lien in favor of any governmental authority for (A) any liability under any Environmental Law or regulation, or (B) damages arising from or costs incurred by such governmental authority in response to a Release of a Contaminant into the environment, has been filed or attached to the property of the Parent and/or any of its Subsidiaries.

      SECTION 4.20. Material Agreements. Schedule 4.20 hereto sets forth as of the Closing Date a list of all material agreements, contracts and instruments to which the Parent or any of its Subsidiaries is a party or by which any of such persons is bound and all amendments, modifications and supplements to each of the foregoing.

      V.    CONDITIONS OF CREDIT EVENTS

            The obligation of each Lender to make Loans and provide other Credit Events hereunder shall be subject to the following conditions precedent:

      SECTION 5.01. All Credit Events. On each date on which a Credit Event is to occur:

            (a) The Agent shall have received a notice of borrowing as required by Section 2.03 hereof or a notice of the issuance of a Letter of Credit as required by Section 2A.01 hereof, as appropriate.

            (b) The representations and warranties set forth in Article IV hereof and in any documents delivered herewith, including, without limitation, the Loan Documents, shall be true and correct in all material respects with the same effect as though made on and as of such date (except insofar as such representations and warranties relate expressly to an earlier date).

            (c) The Parent and its Subsidiaries shall be in compliance with all the terms and provisions contained herein on their part to be observed or performed, and at the time of and immediately after such Credit Event no Default or Event of Default shall have occurred and be continuing.

            (d) The Agent shall have received a certificate signed by the Financial Officer of the Borrowers (i) as to the compliance with (b) and
      (c) above and (ii) with respect to each Loan and each Letter of Credit, demonstrating that after giving effect thereto that the sum of the

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      Revolving Loans and the Letter of Credit Usage does not exceed the
      Borrowing Base.

      SECTION 5.01A.  Capital Expenditure Loans.
                      -------------------------

      After the Closing Date, on each date on which a Capital Expenditure Loan is requested to be made:

            (a) all conditions to Credit Events set forth in Section 5.01 shall have been satisfied.

            (b)   The Agent shall have received the following:

                  (i) a copy of invoices relating to the equipment purchased
            (the "Financed Equipment"), such invoices to indicate that the Financed Equipment was acquired by the applicable Borrower no more than one hundred and eighty (180) days prior to the date of the requested Capital Expenditure Loan; provided that if the seller of such Financed Equipment (x) has been paid in full as of the date of the receipt by Agent of such invoices, then such invoices shall be accompanied by evidence (e.g., a cancelled check or wire confirmation) of such full payment and (y) has not been paid in full as of the date of the receipt by Agent of such invoices, then evidence of full payment shall be provided to Agent no later than forty-five (45) days after the date of such invoices,

                  (ii) a certificate of a Responsible Officer of the applicable
            Borrower stating (w) that such Financed Equipment has been received by the applicable Borrower at the premises ("Project Premises") listed on the schedule of New/Replacement Store Projects set forth herein on Schedule B; (x) the address of the relevant Project Premises; (y) that it is intended that such Financed Equipment will be used by the applicable Borrower at such Project Premises; and (z) that no Person other than the Agent for the benefit of the Lenders has a Lien on any Collateral or other property of Borrowers located or to be located on the Project Premises (other than Liens described in clauses (a) through (d), clause (f) and clauses (h) through (k) of Section 7.01), and

                  (iii) evidence that the requested Capital Expenditure Loan does not exceed ninety-five percent (95%) of the net invoice cost of such Financed Equipment purchased by the applicable Borrower,

            and such other documentation and evidence that Agent may request, each in form and substance satisfactory to the Agent provided, however, that the foregoing requirements shall be subject to the exceptions expressly set forth in Schedule 5.01A hereto.

            (c) (i) the aggregate principal amount of Capital Expenditure Loans (including the requested Capital Expenditure Loan) made with respect to

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      the Project Premises shall not exceed the amount corresponding to such
      Project Premises on Schedule B, (ii) the Borrower has entered into a lease with respect to such Project Premises in form and substance reasonably satisfactory to Agent, and (iii) Agent shall have been granted a Mortgage and such other agreements as Agent shall require under Section 3.03 and
      Section 3.04 of this Agreement with respect to such Project Premises and the Collateral located thereon, each in form and substance satisfactory to Agent, and (iv) there shall be no Liens or security interests in the Financed Equipment, other than Liens in favor of Agent;

            (d) Agent shall receive a certificate of a Responsible Officer of Borrowers stating that the conditions set forth in clauses (a) through and including (c) above have been satisfied; and

            (e) Agent and each Lender shall have received a schedule summarizing the invoices, costs, and description of the Financed Equipment relating to such Capital Expenditure Loan.

      Each request for a Capital Expenditure Loan by a Borrower hereunder shall constitute a representation and warranty by Borrowers as of the date of such Capital Expenditure Loan that the conditions contained in this subsection shall have been satisfied.

      SECTION 5.02. Closing Date. The obligations of the Agent and the Lenders hereunder and the effectiveness of the amendment and restatement of the Existing Loan Agreement are each subject to the following additional conditions precedent, which conditions shall be deemed satisfied or waived as of the initial funding under this Agreement:

            (a) The Lenders shall have received the favorable written opinion of counsel for the Borrowers and each of the Guarantors and Grantors, substantially in the form of Exhibit C hereto, dated the Closing Date, addressed to the Lenders and satisfactory to the Agent.

            (b) The Lenders shall have received (i) a copy of the certificate or articles of incorporation or constitutive documents, in each case as amended to date, of each of the Borrowers, the Grantors and the Guarantors, certified as of a recent date by the Secretary of State or other appropriate official of the state of its organization, and a certificate as to the good standing of each from such Secretary of State or other official, in each case dated as of a recent date; (ii) a certificate of the Secretary of the Borrowers, Grantors and Guarantors, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of such person's By-laws as in effect on the date of such certificate and at all times since a date prior to the date of the resolution described in item (B) below, (B) that attached thereto is a true and complete copy of a resolution adopted by such person's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Security Documents, the Notes, the other Loan Documents and the Credit Events hereunder, as applicable, and that such resolution has not been modified, rescinded or amended and is in full force and effect,
      (C) that such person's certificate or articles of incorporation or constitutive documents has not been amended since the date of the last

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      amendment thereto shown on the certificate of good standing furnished pursuant to (i) above, and (D) as to the incumbency and specimen signature of each of such person's officers executing this Agreement, the Notes, each Security Document or any other Loan Document delivered in connection herewith or therewith, as applicable; (ii) a certificate of another of such person's officers as to incumbency and signature of its Secretary; and (iii) such other documents as the Agent or any Lender may reasonably request.

            (c) The Agent shall have received a certificate, dated the Closing Date and signed by the Financial Officer of the Borrowers, confirming compliance with the conditions precedent set forth in paragraphs (b) and
      (c) of Section 5.01 hereof and the conditions set forth in this Section 5.02.

            (d) Each Lender shall have received its Notes, each duly executed by the Borrowers, payable to its order and otherwise complying with the provisions of Section 2.04 hereof.

            (e) The Agent shall have received in form and substance satisfactory to Agent and its counsel, a duly executed copy of this Agreement and the other Loan Documents together with such additional documents, instruments and certificates as Lenders and their counsel shall require in connection therewith from time to time, all in form and substance satisfactory to Lenders and their counsel.

            (f) The Agent shall have received certified copies of requests for copies or information on Form UCC-11 or certificates satisfactory to the Lenders of a UCC Reporter Service, listing all effective financing statements which name as debtor any Borrower, any Guarantor or any Grantor and which are filed in the appropriate offices in the States in which are located the chief executive office and other operating offices of such person or where Collateral is located, together with copies of such financing statements. With respect to any Liens not permitted pursuant to
      Section 7.01 hereof, the Agent shall have received termination statements, and/or payoff letters which provide further assurances regarding the provision of termination statements, in form and substance satisfactory to it.

            (g) Each document (including, without limitation, each UCC financing statement) required by this Agreement, any related agreement or under law or reasonably requested by the Agent to be filed, registered or recorded in order to create in favor of the Agent for the benefit of the Secured Parties a first priority perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested. The Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation.

            (h) The Agent shall have received the results of a search of the UCC filings made with respect to the Borrowers and each Grantor and Guarantor in the jurisdictions in which UCC filings have been made against the

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      Borrowers, each Guarantor and each Grantor pursuant to paragraph (g)
      above, and such results shall be satisfactory to the Agent, tax and judgment lien searches with respect to the Borrowers and each Grantor and Guarantor in such jurisdictions as the Agent shall require, and the results of such searches shall be satisfactory to the Agent.

            (i) The Lenders and the Agent shall have received and determined to be in form and substance satisfactory to them:

                  (i) evidence of the compliance by the Parents and its Subsidiaries with Section 6.03 hereof;

                  (ii) the financial statements described in Section 4.07 hereof;

                  (iii) evidence that the Transactions are in compliance with all applicable laws and regulations;

                  (iv) evidence of payment of all fees owed to the Agent and the Lenders by the Borrowers under this Agreement or otherwise;

                  (v) evidence that all requisite third party consents and
            waivers (including, without limitation, consents with respect to Borrowers and each of the Grantors and Guarantors, landlords' waivers, and lease amendments required under Section 3.03) to the Transactions, have been received;

                  (vi) a representation by the Borrowers that since November 3,
            2001, there has been no event that could reasonably be expected to have a Material Adverse Effect;

                  (vii) evidence that there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority now pending or (to the best of the knowledge of the Parent and its Subsidiaries) threatened against or affecting the Borrowers, any of the Grantors or Guarantors, any of their respective businesses, assets or rights or any Lender (i) which is reasonably likely to have a Material Adverse Effect or which may materially impair the ability of any Borrower, any Grantor or any Guarantor to perform its obligations under any Loan Document to which it is a party or (ii) which involve any of the Transactions; and

                  (viii) evidence of compliance with the representations and warranties made in Section 4.17 hereof.

            (j) The Agent and the Lenders shall have had the opportunity, if they so choose, to examine the books of account and other records and files of the Parent and its Subsidiaries, the Grantors and the Guarantors and to make copies thereof, and to conduct a pre-closing audit or perform other due diligence which shall include, without limitation, verification of payment of payroll taxes and accounts

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            payable, formulation of an opening Borrowing Base and review of environmental and labor issues, and the results of such examination, audit and due diligence shall have been reasonably satisfactory to the Agent and Lenders in all respects. Neither the Agent nor any Lender shall have become aware of any previously undisclosed materially adverse information with respect to the Parent or any of its Subsidiaries or the Transactions or of any material adverse change in the facts, circumstances or information with respect to the Parent or any of its respective Subsidiaries or the Transactions as understood by the Agent on or as of July 31, 1999. None of the information submitted prior to the Closing Date shall have been or become, taken together with all other such information submitted prior to the Closing Date, false, incomplete, or inaccurate in any material and adverse respect, and none of the conditions represented or indicated by the Parent or any of its Subsidiaries to exist shall change in any material and adverse respect.

            (k) The Agent shall have received and had the opportunity to review and determine to be in form and substance satisfactory to it:

                  (i) copies of all lease agreements entered into by the Parent and/or its Subsidiaries;

                  (ii) copies of all loan agreements, notes and other
            documentation evidencing Indebtedness for borrowed money of the Parent, its Subsidiaries, Grantors or Guarantors and of all other material agreements of the Parent, its Subsidiaries, the Grantors and the Guarantors.

            (l) Hahn & Hessen LLP, counsel to the Agent, shall have received payment in full for all legal fees charged, and all costs and expenses incurred, by such counsel through the Closing Date in connection with the transactions contemplated under this Agreement, the Security Documents and the other Loan Documents and instruments in connection herewith and therewith.

            (m) The tax assumptions, capital, organization, ownership and legal structure of the Parent and its Subsidiaries shall be satisfactory to the Lenders in all respects.

            (n) All legal matters in connection with the Transactions shall be satisfactory to the Agent, the Lenders and their respective counsel in their sole discretion.

            (o) Agent shall have received all environmental studies and reports prepared by independent environmental engineering firms with respect to all real property owned by Borrowers.

            (p) Agent shall have received and be satisfied with the form and substance of the "Wakefern Shareholder Agreement".

            (q) The Agent shall have received such other documents as the Lenders or the Agent or Agent's counsel shall reasonably deem necessary

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      (including, without limitation, all UCC amendment statements, UCC assignment statements, mortgage amendments, mortgage assignments, and other agreements reasonably requested by the Agent.

VI.   AFFIRMATIVE COVENANTS

      The Borrowers each covenant and agree with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, any amount under or with respect to any Letter of Credit or any fee, expense or amount payable hereunder or in connection with any of the Transactions shall be unpaid, it will, and will cause each of its Subsidiaries and, with respect to Section 6.07 hereof, each ERISA Affiliate, to:

      SECTION 6.01. Legal Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

      SECTION 6.02. Businesses and Properties. At all times do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, Permits, franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses; maintain and operate such businesses in the same general manner in which they are presently conducted and operated; comply with all laws, rules, regulations and governmental orders (whether Federal, state or local) applicable to the operation of such businesses whether now in effect or hereafter enacted (including, without limitation, all applicable laws, rules, regulations and governmental orders relating to public and employee health and safety and all Environmental Laws) and with any and all other applicable laws, rules, regulations and governmental orders the lack of compliance with which would have a Material Adverse Effect; take all actions which may be required to obtain, preserve, renew and extend all Permits and other authorizations which are material to the operation of such businesses; and at all times maintain, preserve and protect all property material to the conduct of such businesses and keep such property in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

      SECTION 6.03. Insurance. (a) Keep its insurable properties adequately insured against all risks, including fire, flood, sprinkler leakage, earthquake and other hazards, at all times by financially sound and reputable insurers with a rating of "A-" or better (except for Home Insurance, which may be rated B+ or better), as established by Best's Rating Guide (or an equivalent rating with such other publications of a similar nature as shall be in current use), (b) maintain such other insurance, to such extent and against all risks, including fire and other risks insured against by extended coverage, provided, however, that such insurance shall insure the property of the Parent and its Subsidiaries against all risk of physical damage, including, without limitation, loss by fire, explosion, theft, fraud and such other casualties as may be reasonably satisfactory to the Agent, but in no event at any time in an amount less than the greater of (i) the Obligations and (ii) the replacement value of the Collateral, (c) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Parent or any of its Subsidiaries, in such amount as the Agent

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shall reasonably deem necessary, and (d) maintain such other insurance as may be required by law or as may be reasonably requested by the Agent for purposes of assuring compliance with this Section 6.03. All insurance covering tangible personal property subject to a Lien in favor of the Agent for the benefit of the Lenders granted pursuant to the Security Documents shall provide that, in the case of each separate loss the full amount of insurance proceeds shall be payable to the Agent and shall further provide for at least 30 days' prior written notice to the Agent of the cancellation or substantial modification thereof.

      SECTION 6.04. Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, would give rise to Liens upon such properties or any part thereof, except such taxes, assessments and governmental charges and levies which are diligently contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with generally accepted accounting principles and except for di minimus Liens on property other than inventory and accounts receivable securing not more than $50,000 in the aggregate.

      SECTION 6.05. Financial Statements, Reports, etc. Furnish to the Agent, with copies for each of the Lenders:

            (a) within 90 days after the end of each Fiscal Year, (i) Consolidated balance sheets and Consolidated income statements showing the financial condition of the Parent and its Subsidiaries as of the close of such Fiscal Year and the results of their operations during such year, and
      (ii) a Consolidated statement of shareholders' equity and a Consolidated statement of cash flow, as of the close of such Fiscal Year, all the foregoing financial statements to be audited by a Big 4 or other independent public accountants reasonably acceptable to the Agent (including the firm of Amper, Politziner & Mattia) (which report shall not contain any qualification except with respect to new accounting principles mandated by the Financial Accounting Standards Board), and to be in form and substance reasonably acceptable to the Agent;

            (b) (i) within 45 days after the end of each Fiscal Quarter, unaudited Consolidated balance sheets and Consolidated income statements showing the financial condition and results of operations of the Parent and its Subsidiaries as of the end of each such quarter, a Consolidated statement of shareholders' equity and a Consolidated statement of cash flow as of the end of each such quarter, together with a statement comparing actual results for such quarter with the projections set forth in paragraph (f) below, prepared and certified by the Financial Officer of the Parent as presenting fairly the financial condition and results of operations of the Parent and its Subsidiaries and as having been prepared in accordance with generally accepted accounting principles consistently applied, setting forth in each case in comparative form the corresponding figures for the corresponding quarter of the preceding year and corresponding figures for the period beginning with the first day of the relevant Fiscal Year and ending on the last day of the relevant Fiscal Quarter and the corresponding period for the previous Fiscal Year, in each case subject to normal year-end audit adjustments; and (ii) within 30 days

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      after the end of each fiscal month, sales information, inbound gross profit information, SG&A information, inventory reports, receivables reports and accounts payable reports, each for the Parent and its Subsidiaries, prepared and certified by the Financial Officer of the Parent as presenting fairly (subject to normal quarterly accruals and physical inventory adjustments) the financial condition and results of operations of the Parent and its Subsidiaries and as having been prepared in accordance with generally accepted accounting principles consistently applied, setting forth in each case in comparative form the corresponding figures for the corresponding month of the preceding year and corresponding figures for the period beginning with the first day of the current Fiscal Year and ending on the last day of the relevant fiscal month and the corresponding period for the previous Fiscal Year, in each case subject to normal year-end audit adjustments;

            (c) promptly after the same become publicly available, copies of such registration statements, annual, periodic and (upon the request of the Agent) other reports, and such proxy statements and (upon the request of the Agent) other information, if any, as shall be filed by the Parent or any of its Subsidiaries with the Securities and Exchange Commission or any governmental authority that may be substituted therefore, or any national securities exchange and copies of all proxy statements, financial statements and reports submitted to its shareholders;

            (d) concurrently with any delivery under (a) and (b) above, a certificate of the firm or person referred to therein and a certificate of the Financial Officer of the Parent (which certificate furnished by the independent public accountants referred to in paragraph (a) above may be limited to accounting matters and disclaim responsibility for legal interpretations), each certifying that to the best of its, his or her knowledge no Default or Event of Default has occurred (including calculations demonstrating compliance, as of the dates of the financial statements being furnished at such time, with the covenants set forth in Sections 7.07, 7.08 and 7.09 hereof) and, if such a Default or Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;

            (e) within 60 days of any delivery under (a) above, a management letter prepared by the independent public accountants who reported on the financial statements delivered under (a) above, with respect to the internal audit and financial controls of each of the Parent and its Subsidiaries;

            (f) within 45 days prior to the beginning of each Fiscal Year, a summary of business plans and financial operation projections (including, without limitation, forecasts of Capital Expenditures, forecasts regarding expenditures with respect to New/Replacement Store Projects and any other expenditures for fixed assets, along with forecasts of any financing associated with any of the foregoing expenditures and information regarding the status of New/Replacement Store Projects) for the Parent and its Subsidiaries for such Fiscal Year (including Fiscal Quarterly balance sheets, statements of income and of cash flow and an Undrawn Availability forecast) and annual projections through the Final Maturity Date prepared

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      by management and in form, substance and detail (including, without limitation, principal assumptions) reasonably satisfactory to the Agent;

            (g) no later than Friday of each week, a certificate, in form, substance and detail reasonably satisfactory to the Agent, of the Financial Officer of the Borrowers demonstrating that (A) the sum of (x) the amount available to be borrowed under Section 2.01(a) of this Agreement as at the close of business on Saturday of the preceding week plus (y) the Cash on Hand of Borrowers on the day of the week after such Saturday on which the weekly payment for amounts due to Wakefern is made (such day, the "Wakefern Payment Day") exceeded by at least $2,500,000 (B) the sum of (x) all Revolving Loans outstanding as of such Wakefern Payment Day after giving effect to all such payments made to Wakefern; provided, however, for the purpose of this sub-section 6.05 (g) only, the Cash on Hand of Borrowers noted above shall only be added to the extent that on the day on which the above certificate is delivered, all funds included in the Cash on Hand of Borrowers on the Wakefern Payment Day have been forwarded to Agent and applied to reduce the Revolving Loans.

            (h) promptly upon the request of the Agent, a certificate, in form, substance and detail satisfactory to the Agent, of the Financial Officer of the Borrowers demonstrating that, as at the close of business on such previous date as Agent shall reasonably request the sum of (x) the amount available to be borrowed under Section 2.01(a) of this Agreement plus (y) the Cash on Hand of Borrowers exceeded by at least $2,500,000 the sum of all Revolving Loans outstanding as of such date of determination;

            (i) immediately upon becoming aware thereof, notice to the Agent of the breach beyond any applicable grace period by any party of any material agreement with the Parent or any of its Subsidiaries;

            (j) such other information as the Agent or any Lender may reasonably request, including, without limitation, profit and loss information on a store by store basis, as well as supplemental expense information. At the reasonable request of any Lender, the Agent agrees to promptly forward such request for information to the Borrowers; and

            (k) a copy of all documents and information provided by Borrowers or any Guarantor to any other lender, to the extent such documents and/or information has not already been provided to Agent.

      SECTION 6.06. Litigation and Other Notices. Give the Agent prompt written notice of the following:

            (a) the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Loans or occurrence of other Credit Events, or invalidating, or having the effect of invalidating, any

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      provision of this Agreement, the Notes or the other Loan Documents, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint;

            (b) the filing or commencement of any action, suit or proceeding against the Parent or any of its Subsidiaries, whether at law or in equity or by or before any court or any Federal, state, municipal or other governmental agency or authority, (i) which is material and is brought by or on behalf of any governmental agency or authority, or in which injunctive or other equitable relief is sought or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination and which, if adversely determined, would (A) reasonably be expected to result in liability of the Parent or a Subsidiary thereof in an aggregate amount of $100,000 or more, not reimbursable by insurance, or (B) materially impair the right of the Parent or a Subsidiary thereof to perform its obligations under this Agreement, any Note or any other Loan Document to which it is a party;

            (c) any Default or Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto; and

            (d) any development in the business or affairs of the Parent or its Subsidiaries which has had or which is likely, in the reasonable judgment of any Responsible Officer of the Borrowers, to have, a Material Adverse Effect (including, without limitation, any actual or threatened strike, work stoppage or other labor action, whether or not authorized by labor unions).

      SECTION 6.07. ERISA. (a) Pay and discharge promptly any liability imposed upon it pursuant to the provisions of Title IV of ERISA except to the extent the Borrowers are contesting the liability in good faith.

            (b) Deliver to the Agent, promptly, and in any event within 30 days, after (i) the occurrence of any Reportable Event, a copy of the materials that are filed with the PBGC, (ii) any Borrower or any ERISA Affiliate or an administrator of any Pension Plan files with participants, beneficiaries or the PBGC a notice of intent to terminate any such Plan, a copy of any such notice,
(iii) the receipt of notice by any Borrower or any ERISA Affiliate or an administrator of any Pension Plan from the PBGC of the PBGC's intention to terminate any Pension Plan or to appoint a trustee to administer any such Plan, a copy of such notice, (iv) the filing thereof with the Internal Revenue Service, copies of each annual report that is filed on Treasury Form 5500 with respect to any Plan, together with certified financial statements (if any) for the Plan and any actuarial statements on Schedule A to such Form 5500, (v) any Borrower or any ERISA Affiliate knows or has reason to know of any event or condition which might constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan, an explanation of such event or condition, (vi) the receipt by any Borrower or any ERISA Affiliate of an assessment of withdrawal liability under
Section 4201 of ERISA from a Multiemployer Plan, or any other notice from such Multiemployer Plan of any action or event involving or in connection with insolvency, reorganization or termination (each as defined in ERISA) a copy of such assessment, or notice (vii) any Borrower or any ERISA Affiliate knows or

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has reason to know of any event or condition which might cause any one of them to incur a liability under Section 4062, 4063, 4064 or 4069 of ERISA or Section 412(n) or 4971 of the Code, an explanation of such event or condition, and
(viii) any Borrower or any ERISA Affiliate knows or has reason to know that an application is to be, or has been, made to the Secretary of the Treasury for a waiver of the minimum funding standard under the provisions of Section 412 of the Code, a copy of such application, and in each case described in clauses (i) through (iii) and (v) through (vii) together with a statement signed by the Financial Officer of the Parent setting forth details as to such Reportable Event, notice, event or condition and the action which the Parent, the Borrower or such ERISA Affiliate proposes to take with respect thereto.

            (c) within 30 days after the end of any Fiscal Quarter in which any Borrower becomes aware, directly or indirectly, of any fact or information that materially changes the status of the Borrowers with respect to the Multiemployer Plans, give notice thereof to the Agent.

      SECTION 6.08. Maintaining Records; Access to Properties and Inspections; Right to Audit. Maintain financial records in accordance with accepted financial practices and, upon reasonable notice (which may be telephonic), at all reasonable times and as often as any Agent may request, permit any authorized representative designated by such Agent to visit and inspect the properties and financial records of the Parent and its Subsidiaries and to make extracts from such financial records at the Borrowers' expense, and permit any authorized representative designated by such Agent to discuss the affairs, finances and condition of the Parent and its Subsidiaries with the appropriate Financial Officer and such other officers as such Agent shall deem appropriate and the Parent's independent public accountants, as applicable. An authorized representative of each of the Lenders may accompany the Agent on such visits and inspections. The Agent shall have the right to audit, as often as it may request, the existence and condition of the inventory, books and records of the Parent and its Subsidiaries and to review their compliance with the terms and conditions of this Agreement and the other Loan Documents. The Borrowers shall pay Agent's customary per diem rates, all out-of-pocket expenses of Agent's auditors and all costs of Agent with respect to third-party examiners. Notwithstanding the foregoing, prior to a Default or Event of Default, the Borrowers shall not be obligated to reimburse Agent for more than four visits each calendar year.

      SECTION 6.09. Fiscal Year-End. Cause its Fiscal Year to end on the Saturday nearest to October 31 in each year.

      SECTION 6.10. Further Assurances. Execute any and all further documents and take all further actions which may be required under applicable law, or which the Agent may reasonably request, to grant, preserve, protect and perfect the first priority security interest created by the Security Documents in the Collateral.

      SECTION 6.11. Additional Grantors and Guarantors. Promptly inform the Agent of the creation or acquisition of any direct or indirect Subsidiary (subject to the provisions of Section 7.06 hereof) and cause each direct or indirect Subsidiary not in existence on the date hereof to become a Guarantor hereunder pursuant to an agreement in form and substance reasonably satisfactory to the Agent, and to execute the Security Documents, as applicable, as a

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Grantor, and cause the direct parent of each such Subsidiary to pledge all of the capital stock of such Subsidiary pursuant to the Pledge Agreement and cause each such Subsidiary to pledge its inventory and all other owned assets pursuant to the Security Agreement.

      SECTION 6.12. Environmental Laws. (a) Comply, and cause each of its Subsidiaries to comply, in all material respects with the provisions of all Environmental Laws, and shall keep its properties and the properties of its Subsidiaries free of any Lien imposed pursuant to any Environmental Law. The Parent shall not cause or suffer or permit, and shall not suffer or permit any of its Subsidiaries to cause or suffer or permit, the property of the Parent or its Subsidiaries to be used for the use, generation, production, processing, handling, storage, transporting or disposal of any Hazardous Material, except for the use, generation, storage or transportation of fuel, household wastes and routine cleaning and maintenance products.

            (b) Supply to the Agent copies of all submissions by the Parent or any of its Subsidiaries to any governmental body and of the reports of all environmental audits and of all other environmental tests, studies or assessments (including the data derived from any sampling or survey of asbestos, soil, or subsurface or other materials or conditions) that may be conducted or performed (by or on behalf of the Parent or any of its Subsidiaries) on or regarding the properties owned, operated, leased or occupied by the Parent or any of its Subsidiaries or regarding any conditions that might have been affected by Hazardous Materials on or Released or removed from such properties. The Parent shall also permit and authorize, and shall cause its Subsidiaries to permit and authorize, the consultants, attorneys or other persons that prepare such submissions or reports or perform such audits, tests, studies or assessments to discuss such submissions, reports or audits with the Agent and the Lenders.

            (c) Promptly (and in no event more than two Business Days after the Parent or any Subsidiary becomes aware or is otherwise informed of such event) provide oral and written notice to the Agent upon the happening of any of the following:

                  (i) the Parent, any Subsidiary of the Parent, or any tenant or other occupant of any property of the Parent or such Subsidiary receives notice of any claim, complaint, charge or notice of a violation or potential violation of any Environmental Law;

                  (ii) there has been a Release of Hazardous Materials upon, under or about or affecting any of the properties owned, operated, leased or occupied by the Parent or any of its Subsidiaries, or Hazardous Materials at levels or in amounts that may have to be reported, remedied or responded to under Environmental Law are detected on or in the soil or groundwater;

                  (iii) the Parent or any of its Subsidiaries is or may be
            liable for any costs of cleaning up or otherwise responding to a Release of Hazardous Materials;

                  (iv) any part of the properties owned, operated, leased or occupied by the Parent or any of its Subsidiaries is or may be subject to a Lien under any Environmental Law; or

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                  (v)  the Parent or any of its Subsidiaries undertakes any
            Remedial Work with respect to any Hazardous Materials.

            (d) Timely undertake and complete any Remedial Work required to be undertaken of the Borrowers or any Guarantor by any Environmental Law.

            (e) Without in any way limiting the scope of Section 11.04(c) and in addition to any obligations thereunder, Borrowers each hereby indemnifies and agrees to hold the Agent and the Lenders harmless from and against any liability, loss, damage, suit, action or proceeding arising out of its business or the business of its Subsidiaries pertaining to Hazardous Materials, including, but not limited to, claims of any governmental body or any third person arising under any Environmental Law or under tort, contract or common law. To the extent laws of the United States or any state or local jurisdiction in which property owned, operated, leased or occupied by the Borrowers or any of their respective Subsidiaries is located provide that a Lien upon such property of the Borrowers or such Subsidiary may be obtained for the removal of Hazardous Materials which have been Released, no later than sixty days after notice is given by the Agent to the Borrowers or such Subsidiary, the Borrowers or such Subsidiary shall deliver to the Agent a report issued by a qualified third party engineer certifying as to the existence of any Hazardous Materials located upon or beneath the specified property. To the extent any Hazardous Materials located therein or thereunder either subject the property to Lien or require removal pursuant to any applicable Environmental Laws, the removal thereof shall be an affirmative covenant of the Borrowers hereunder.

            (f) In the event that any Remedial Work is required to be performed by the Parent or any of its Subsidiaries under any applicable Environmental Law, any judicial order, or by any governmental entity, the Parent or such Subsidiaries shall commence all such Remedial Work at or prior to the time required therefor under such Environmental Law or applicable judicial orders and thereafter diligently prosecute to completion all such Remedial Work in accordance with and within the time allowed under such applicable Environmental Laws or judicial orders.

      SECTION 6.13. Pay Obligations to Lenders and Perform Other Covenants. (a) Make full and timely payment of the Obligations, whether now existing or hereafter arising, (b) duly comply with all the terms and covenants contained in this Agreement (including, without limitation, the borrowing limitations and mandatory prepayments in accordance with Article II hereof) in each of the other Loan Documents, all at the times and places and in the manner set forth therein, and (c) except for the filing of continuation statements and the making of other filings by the Agent as secured party or assignee, at all times take all actions necessary to maintain the Liens and security interests provided for under or pursuant to this Agreement and the Security Documents as valid and perfected first Liens on the property intended to be covered thereby (subject only to Liens expressly permitted hereunder) and supply all requested information to the Agent necessary for such maintenance.

      SECTION 6.14. Maintain Operating Accounts. Maintain all of its operating accounts and cash management arrangements with a bank or banks acceptable to the

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Agent or as otherwise contemplated by Section 10.01 hereof; and notify the Agent promptly of the closing of any account specified in Schedule 4.14 and the opening up of any new accounts, in detail satisfactory to the Agent.

      SECTION 6.15. Amendments. Promptly supply to the Agent certified copies of any amendments to any Subordinated Indebtedness (subject to Section 7.17 hereof)

      SECTION 6.16. Use of Proceeds. (a) Use all proceeds of each borrowing under the Revolving Commitment and the Term Commitment to pay out-of-pocket fees and expenses incurred by the Borrowers in connection with the financing contemplated hereunder, to provide for working capital requirements and the general corporate purposes of the Borrowers to the extent that such purposes are permitted hereunder.

            (b) Use all proceeds of each borrowing under the Capital Expenditure Facility Commitment in compliance with Section 5.01A hereof.

      SECTION 6.17 Collateral Locations. Keep the Collateral at the locations specified on Schedule 6.17. With respect to any new location (which in any event shall be within the continental United States), Parent and its Subsidiaries will execute such documents and take such actions as Agent deems necessary to perfect and protect the security interests of the Agent and Lenders in the Collateral, as well as any documents requested by Agent pursuant to Sections 3.03 and/or
3.04 prior to the transfer or removal of any Collateral to such new location.


VII.  NEGATIVE COVENANTS

      The Borrowers each covenant and agree with each Lender that, so long as this Agreement shall remain in effect or the principal of or interest on any Note, any amount under or with respect to any Letter of Credit, or any fee, expense or amount payable hereunder or in connection with any of the Transactions shall be unpaid, it will not and will not cause or permit any of its Subsidiaries and, in the case of Section 7.14 hereof, any ERISA Affiliate to, either directly or indirectly:

      SECTION 7.01. Liens. Incur, create, assume or permit to exist any Lien on any of its property or assets (including the stock of any direct or indirect Subsidiary), whether owned at the date hereof or hereafter acquired, or assign or convey any rights to or security interests in any future revenues, except:

            (a) Liens incurred and pledges and deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, old-age pensions and other social security benefits (not including any lien described in Section 412(m) of the Code);

            (b) Liens imposed by law, such as landlord, carriers', warehousemen's, mechanics', materialmen's and vendors' liens and other similar liens, incurred in good faith in the ordinary course of business

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      and securing obligations which are not overdue or which are being contested in good faith by appropriate proceedings as to which the Parent or any of its Subsidiaries, as the case may be, shall, to the extent required by generally accepted accounting principles consistently applied, have set aside on its books adequate reserves;

            (c) Liens securing the payment of taxes, assessments and governmental charges or levies, that are not delinquent or are being diligently contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with generally accepted accounting principles; provided, however, that in no event shall the aggregate amount of such reserves be less than the aggregate amount secured by such Liens, and provided, further, that the amount secured by such Liens shall at no time exceed an aggregate of $50,000;

            (d) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of real property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord, ground lessor or owner of the leased property, with or without consent of the lessee) which do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

            (e) Liens upon any equipment purchased or leased by the Parent or any of its Subsidiaries (other than Financed Equipment as defined in Section 5.01A hereof and other than equipment located on the same Project Premises as Financed Equipment), which Liens are created or incurred by the Parent or any of its Subsidiaries (x) as a condition to the financing of such acquisition to secure or provide for the payment of any part of the purchase price of, or lease payments on, such equipment or (y) as a condition to the financing of a Capital Expenditure made in cash by the Parent or any of its Subsidiaries in order to acquire such equipment, to the extent that such financing is consummated and Lien is granted within forty-five (45) days of the acquisition of such equipment, in each of (x) and (y) above to secure or provide for the payment of any part of the purchase price of, or lease payments on, such equipment or to secure the repayment of such refinancing as described in clause (y) above (but no other amounts and not in excess of the purchase price or lease payments); provided, however, that any such Lien shall not apply to any other property of the Parent or any of its Subsidiaries (other than the proceeds of such equipment and accessions and additions thereto, substitutions therefor, and all replacements thereof); and provided, further, that after giving effect to such purchase, lease or refinancing, compliance is maintained with Section 7.10 hereof;

            (f) Liens created in favor of GMACBC or any Issuing Bank for the benefit of the Secured Parties with respect to Letters of Credit;

            (g) (i) Liens existing on the date of this Agreement and set forth in Schedule 7.01 annexed hereto, (ii) Liens existing after the date of this Agreement with respect to the property described on Schedule 7.01

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      annexed hereto established pursuant to refinancings permitted under
      Section 7.03(ii) (but only to the extent that the Indebtedness being refinanced was secured by the property described on Schedule 7.01), or
      (iii) Liens set forth in Schedule A to each of the title policies referred to in Section 3.03 hereof;

            (h) Liens created in favor of the Agent for the benefit of the Secured Parties;

            (i) Liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money, statutory obligations, surety, customs and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business);

            (j) Liens (excluding Liens on inventory or accounts receivable) securing no more than $50,000; or

            (k)   consigned inventory in display cases owned by the consignor.

      SECTION 7.02. Sale and Lease-Back Transactions. After the Initial Closing Date, enter into any arrangement, directly or indirectly, with any person whereby the Parent or any of its Subsidiaries shall sell or transfer any property, real or personal, and used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which the Parent or such Subsidiary intends to use for substantially the same purpose or purposes as the property being sold or transferred.

      SECTION 7.03. Indebtedness. Incur, create, assume or permit to exist any Indebtedness other than (i) Indebtedness secured by Liens permitted under
Section 7.01; provided, however, that (x) Adjusted Indebtedness shall not exceed the sum of (1) Adjusted Indebtedness for the acquisition of equipment at a single New/Replacement Store Project (the "Alternative Capex Financing") incurred at any time during the Capital Expenditure Facility Availability Period; provided, however, that (a) the Alternative Capex Financing shall be limited to the lesser of $4,000,000 and the unused principal amount of the Total Capital Expenditure Facility Commitment; (b) such Alternative Capex Financing shall be incurred pursuant to documents reasonably satisfactory to Agent; (c) no portion of such Alternative Capex Financing shall be guaranteed by Wakefern; (d) the Agent shall be notified in writing prior to the incurrence of any such Alternative Capex Financing, which notice shall designate such borrowing as the "Alternative Capex Financing" and indicate the date on which such borrowing shall occur; (e) the Borrowers shall be permitted to incur only one borrowing with the Alternative Capex Financing; and (f) simultaneously with the incurrence of such Alternative Capex Financing, the Total Capital Expenditure Facility Commitment shall be immediately and permanently reduced by $4,000,000 and (2)
(a) $550,000 in new Adjusted Indebtedness incurred during Fiscal Year 1999; (b) $1,250,000 in new Adjusted Indebtedness incurred during Fiscal Year 2000; (c) $250,000 in new Adjusted Indebtedness incurred during Fiscal Year 2001; (d) $0 in new Adjusted Indebtedness incurred during Fiscal Year 2002 (provided, however, that such Indebtedness shall be incurred in connection with no more than two store locations and the amount of Indebtedness incurred with respect to each individual store shall not exceed $4,000,000); (e) $3,000,000 in new Adjusted Indebtedness incurred during Fiscal Year 2003; (f) $19,000,000 in new

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Adjusted Indebtedness incurred during Fiscal Year 2004; (g) $0 in new Adjusted
Indebtedness incurred during Fiscal Year 2005; (h) $8,000,000 in new Adjusted Indebtedness incurred during Fiscal Year 2006; and (i) $8,000,000 in new Adjusted Indebtedness incurred during Fiscal Year 2007, in each case for the Parent and its Subsidiaries, and provided, further, that to the extent the full amount of permitted Indebtedness as set forth in clauses (a) through (i) above is not incurred in any particular Fiscal Year, such unused amount may be "carried over" and utilized in the immediately succeeding Fiscal Year only (but not in any subsequent Fiscal Year), provided, however, that any Indebtedness incurred in such immediately succeeding Fiscal Year shall first be applied to the reduction of the regularly scheduled amount of permitted Indebtedness as set forth in the foregoing clauses (a) through (i), as the case may be and secondly to any such carryover amount; and provided, further, that the Adjusted Indebtedness described in the foregoing clause (2) shall be incurred pursuant to documents reasonably satisfactory to Agent and (y) Indebtedness attributable to Capitalized Lease Obligations in connection with real estate leases shall not exceed an aggregate amount of (a) $5,865,000 in new Indebtedness incurred during Fiscal Year 1999; (b) $21,691,000 in new Indebtedness incurred during Fiscal Year 2000; (c) $0 in new Indebtedness incurred during Fiscal Year 2001; (d) $9,958,000 in new Indebtedness incurred during Fiscal Year 2002; (e) $67,523,000 in new Indebtedness incurred during Fiscal Year 2003; (f) $84,833,000 in new Indebtedness incurred during Fiscal Year 2004; (g) $0 in new Indebtedness incurred during Fiscal Year 2005; (h) $29,392,000 in new Indebtedness incurred during Fiscal Year 2006 and (i) $29,392,000 in new Indebtedness incurred during Fiscal Year 2007, in each case for the Parent and its Subsidiaries and provided, further, that to the extent the full amount of permitted Indebtedness as set forth in clauses (a) through (i) above is not incurred in any particular Fiscal Year, such unused amount may be "carried over" and utilized in the immediately succeeding Fiscal Year only (but not in any subsequent Fiscal Year), provided, however, that any Indebtedness incurred in such immediately succeeding Fiscal Year shall first be applied to the reduction of the regularly scheduled amount of permitted Indebtedness as set forth in the foregoing clauses (a) through (i), as the case may be and secondly to any such carryover amount, (ii) Indebtedness (including, without limitation, Guarantees) existing on the date hereof and listed in Schedule 7.03 annexed hereto, but not the increase, extension, renewal or refunding thereof if, pursuant to such increase, extension, renewal or refunding, (x) the amount of the relevant Indebtedness is increased, (y) the terms thereof and the related interest rate do not fairly reflect market conditions for companies in businesses and with credit standing similar to the Parent or (z) such Indebtedness is more senior in rank than that being so extended, renewed or refunded, (iii) Indebtedness incurred hereunder and under the other Loan Documents, (iv) Indebtedness of the Parent to Wakefern and affiliates of Wakefern required to be incurred under the Wakefern Shareholder Agreement, the Certificate of Incorporation of Wakefern and/or the bylaws of Wakefern, (v) Guarantees constituting the endorsement of negotiable instruments for deposit or collection in the ordinary course of business, (vi) Guarantees of the Obligations, (vii) Subordinated Indebtedness, but not the increase, extension, renewal or refunding thereof except as consented to by Agent in writing, (viii) Indebtedness to banks with whom Borrowers regularly bank with respect to uncollected funds in accordance with past practices; (ix) Intercompany Indebtedness to the extent permitted under Section 7.06 and (x) Indebtedness of Borrowers as a result of Borrowers' acquisition of certain equipment required by Wakefern, the amount of such Indebtedness shall be satisfactory to Agent in its reasonable discretion and Agent shall not unreasonably withhold its consent to such financing.

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      SECTION 7.04. Dividends, Distributions and Payments. Declare or pay,
directly and indirectly, any cash dividends or make any other distribution, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose, except that
(i) any Subsidiary of the Parent may pay dividends to a Borrower; (ii) distributions of Common Stock of the Parent may be made to shareholders of the Parent other than Wakefern and its Subsidiaries or affiliates; and (iii) Parent may redeem or repurchase its common stock for an aggregate purchase price not to exceed $1,000,000, after the Closing Date, provided, however, (a) both prior to and immediately after giving effect to such redemption or repurchase, each Borrower and Guarantor is "solvent" as such term is used under applicable corporate law and insolvency law and each Borrower and Guarantor shall comply with the representations and warranties set forth in Section 4.17 hereof; (b) Agent and Lender shall have received evidence that the redemption or repurchase of the Parent's common stock will not violate: (1) any provision of law, statute, rule or regulation applicable to any Borrower or any Guarantor (including, without limitation Rules 10b-18 and 13e-3 under the Securities Exchange Act of 1934) or certificate or articles of incorporation or other applicable constitutive documents or the by-laws of any Borrower, any Guarantor, or its Subsidiaries, as the case may be; or (2) any order of any court, or any rule, regulation or order of any other agency of government binding upon any Borrower, any Guarantor, or its Subsidiaries; (c) no Borrower or Guarantor may, after the Closing Date, redeem or repurchase any shares of any class of stock from Joseph Saker, Gloria Saker, Richard Saker, Joseph J. Saker, Jr., Thomas Saker or any Subsidiary of the Parent or more than 35,000 shares of all classes of stock in the aggregate from any Related Family Transferees; and (d) Borrowers and Guarantors shall have delivered to Agent and Lenders such information regarding such redemption and/or repurchase as Agent shall reasonably request. Notwithstanding the foregoing, no payment referred to herein may be made unless both before and immediately after giving effect thereto, there shall exist and be continuing no Default or Event of Default and all other conditions and restrictions with respect to such payment under this Agreement shall have been satisfied.

      SECTION 7.05. Consolidations, Mergers and Sales of Assets. Consolidate with or merge into any other person, or sell, lease, transfer or assign to any persons or otherwise dispose of (whether in one transaction or a series of transactions) any portion of its assets (whether now owned or hereafter acquired), or permit another person to merge into it, or acquire all or substantially all the capital stock or assets of any other person except as otherwise permitted by Section 7.06 hereof, except that (a) the Borrowers may sell any of their inventory in the normal course of their business, (b) in addition to the foregoing, subject to Section 2.09 hereof, the Parent and its Subsidiaries may sell any of their assets for fair market value, provided that the aggregate fair market value of all assets sold under this clause (b) during the period from the February 15, 1995 through and including the Closing Date shall not, without the prior written consent of the Agent, exceed $5,000,000, and (c) the Borrowers and Guarantors may (i) merge with and into each other, or
(ii) convey all or substantially all of their assets to each other or to any entity wholly owned, in the aggregate, by the Borrowers and/or Guarantors, provided that the Borrowers shall give the Agent at least 30 days notice thereof prior to any such merger or conveyance of assets and, provided further,

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immediately after such merger or conveyance the Borrowers and Guarantors would not, as a result of such transaction, breach any other obligation under any Loan Documents.

      SECTION 7.06. Investments. Own, purchase or acquire any stock, obligations, assets or securities of, or any interest in, or make any capital contribution or loan or advance to, any other person, or make any other investments, except:

            (a) certificates of deposit in dollars of any commercial banks registered to do business in any state of the United States (i) having capital and surplus in excess of $1,000,000,000 and (ii) whose long-term debt rating is at least investment grade as determined by either Standard & Poor's Corporation or Moody's Investor Service, Inc.;

            (b) readily marketable direct obligations of the United States government or any agency thereof which are backed by the full faith and credit of the United States;

            (c) commercial paper at the time of acquisition having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investor Service, Inc.;

            (d) federally tax exempt securities rated A or better by either Standard & Poor's Corporation or Moody's Investor Service, Inc.;

            (e) investments in the stock of any Subsidiary existing on the Second Amendment and Restatement Date, but not any additional investments therein;

            (f) capital contributions by the Parent or any Subsidiary in Wakefern or any Affiliate thereof as required under the certificate of incorporation or bylaws of Wakefern or under the Wakefern Shareholder Agreement;

            (g) interest rate protection agreements in a notional amount not exceeding $20,000,000;

            (h) charitable contributions not in excess of $25,000 individually and $250,000 in the aggregate over the term of this Agreement;

            (i) loans for which the indebtedness is otherwise permitted under
      Section 7.03 hereof;

            (j) cash advances, made subsequent to October 30, 1999, by the Borrowers to Reading not in excess of an aggregate of $100,000 per year and cash advances made by a Borrower to another Borrower (collectively, "Intercompany Indebtedness");

            (k) capital stock issued by Wakefern Food Corp., Insure-Rite, Ltd. and/or WFC-1 Realty Corp. described in Schedule 7.06 hereto, but no additional capital stock in such entities except as issued in connection with capital contributions made as permitted under Section 7.06(f) above;

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            (l) loans made by a Borrower and/or Guarantor to its employees up to a maximum of $50,000 in the aggregate for all Borrowers and Guarantors other than Permitted Option Loans;

            (m) Permitted Option Loans not to exceed $2,000,000 in the aggregate at any time outstanding; and

            (n)   State of Israel bonds as described on Schedule 7.06.

provided that, in each case mentioned in (a), (b), (c) and (d) above, such obligations shall mature not more than one year from the date of acquisition thereof; and provided, further, that Loans may not be used to purchase or otherwise fund the investments described in clauses (a) through and including
(e) above.

            SECTION 7.07. EBITDA. Permit Adjusted EBITDA of the Parent and its Subsidiaries for the four most recent consecutive Fiscal Quarters of the Parent ending on or prior to the date of determination to be less than the amounts listed below during the periods listed below:

--------------------------------------------------------------------------------
                                                     Minimum Adjusted EBITDA:
--------------------------------------------------------------------------------
For the first, second and third Fiscal Quarters            $13,000,000
of the Fiscal Year ended October 2000
--------------------------------------------------------------------------------
At the end of the fourth Fiscal Quarter                    $13,500,000
of Fiscal Year ended October 2000 and the first,
second and third Fiscal Quarters of the Fiscal
Year ended October 2001
--------------------------------------------------------------------------------
At the end of the fourth Fiscal Quarter                    $16,000,000
of Fiscal Year ended October 2001, and the first,
second and third Fiscal Quarters of the Fiscal Year ended
October 2002.
--------------------------------------------------------------------------------
At the end of the fourth Fiscal Quarter                    $16,500,000
of Fiscal Year ended October 2002, and the first
Fiscal Quarter of the Fiscal Year ended
October 2003.
--------------------------------------------------------------------------------
At the end of the second Fiscal Quarter                    $17,000,000
of the Fiscal Year ending October 2003.
--------------------------------------------------------------------------------
At the end of the third Fiscal Quarter                     $18,500,000
of the Fiscal Year ending October 2003.
--------------------------------------------------------------------------------
At the end of the fourth Fiscal Quarter                    $19,500,000
of Fiscal Year ended October 2003.
--------------------------------------------------------------------------------
At the end of the first Fiscal Quarter                     $22,000,000
of the Fiscal Year ending October 2004
--------------------------------------------------------------------------------
At the end of the second Fiscal Quarter                    $24,000,000
of the Fiscal Year ending October 2004
--------------------------------------------------------------------------------
At the end of the third Fiscal Quarter                     $25,000,000
of the Fiscal Year ending October 2004
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
For each Fiscal Quarter including and                      $26,000,000
after the fourth Fiscal Quarter of the
Fiscal Year ended October 2004.
--------------------------------------------------------------------------------

               SECTION 7.08. Leverage Ratio. Permit the ratio of (a) Adjusted Indebtedness at the date of determination of the Parent and its Subsidiaries to
(b) Adjusted EBITDA of the Parent and its Subsidiaries for the four most recent consecutive Fiscal Quarters ending on or prior to the date of determination to exceed the following ratios as of the end of any Fiscal Quarter of Parent.

-------------------------------------------------------------------
For each Fiscal Quarter in Fiscal Year 2000              3.0:1.00
-------------------------------------------------------------------
For each Fiscal Quarter in Fiscal Year 2001              3.5:1.00
-------------------------------------------------------------------
For fourth Fiscal Quarter in Fiscal Year 2002            3.2:1.00
-------------------------------------------------------------------
For the first Fiscal Quarter in Fiscal Year 2003         3.6:1.00
-------------------------------------------------------------------
For the second Fiscal Quarter in Fiscal Year 2003        3.5:1.00
-------------------------------------------------------------------
For the third Fiscal Quarter in Fiscal Year 2003         3.2:1.00
-------------------------------------------------------------------
For the fourth Fiscal Quarter in Fiscal Year 2003        3.2:1.00
-------------------------------------------------------------------
For the first Fiscal Quarter in Fiscal Year 2004         3.0:1.00
-------------------------------------------------------------------
For the second Fiscal Quarter in Fiscal Year 2004        3.0:1.00
-------------------------------------------------------------------
For the third Fiscal Quarter in Fiscal Year 2004         3.0:1.00
-------------------------------------------------------------------
For the fourth Fiscal Quarter in Fiscal Year 2004        3.0:1.00
-------------------------------------------------------------------
For the first, second and third Fiscal Quarters in       3.0:1.00
Fiscal Year 2005
-------------------------------------------------------------------
For the fourth Fiscal Quarter in Fiscal Year 2005 and    2.5:1.00
thereafter
-------------------------------------------------------------------

            SECTION 7.09. Debt Service Coverage Ratio. Permit the Debt Service Coverage Ratio of the Parent and its Subsidiaries for the four most recent consecutive Fiscal Quarters of the Parent ending on or prior to the date of determination to be less than the following ratios as of the end of any Fiscal Quarter of Parent:

            -----------------------------------------------------
            For each Fiscal Quarter in Fiscal Year 2000 1.10:1.00
            -----------------------------------------------------
            For each Fiscal Quarter in Fiscal Year 2001 1.20:1.00
            -----------------------------------------------------
            For each Fiscal Quarter in Fiscal Year 2002 1.10:1.00 and for the first two Fiscal Quarters of
            Fiscal Year 2003
            -----------------------------------------------------
            For the third and fourth Fiscal Quarters of 1.10:1.00 Fiscal Year 2003 and thereafter
            -----------------------------------------------------

            SECTION 7.10. Capital Expenditures Contract for, purchase or make any expenditure or commitments for

                  (a) Adjusted Capex in any Fiscal Year in an aggregate amount in excess of the following amounts for the Parent and its Subsidiaries on a Consolidated basis:

         -------------------------------------------------------------
                                             Adjusted Capex
         -------------------------------------------------------------
         -------------------------------------------------------------
         -------------------------------------------------------------
          Fiscal Year 2000                               $7,446,000
         -------------------------------------------------------------
          Fiscal Year 2001                              $12,039,000
         -------------------------------------------------------------

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
         -------------------------------------------------------------
          Fiscal Year 2002                               $7,800,000
         -------------------------------------------------------------
          Fiscal Year 2003                               $5,740,000
         -------------------------------------------------------------
          Fiscal Year 2004                               $6,100,000
         -------------------------------------------------------------
          Fiscal Year 2005                               $6,500,000
         -------------------------------------------------------------
          Fiscal Year 2006 and each Fiscal Year          $6,900,000
          thereafter
          -------------------------------------------------------------

                  (b) Capital Expenditures relating to New/Replacement Store Projects (excluding Capital Expenditures for real estate assets acquired pursuant to Capitalized Lease Obligations, hereinafter referred to as "Store Project Capex") in any Fiscal Year in an aggregate amount in excess of the following amounts for the Parent and its Subsidiaries on a Consolidated basis:

         --------------------------------------------------------------------
                                                     Store Project Capex
         --------------------------------------------------------------------
         --------------------------------------------------------------------

         --------------------------------------------------------------------
         Fiscal Year 2000                                   $9,303,922
         --------------------------------------------------------------------
         --------------------------------------------------------------------
         Fiscal Year 2001                                   $5,008,000
         --------------------------------------------------------------------
         --------------------------------------------------------------------
         Fiscal Year 2002                                  $24,000,000
         --------------------------------------------------------------------
         --------------------------------------------------------------------
         Fiscal Year 2003                                  $23,175,000
         --------------------------------------------------------------------
         --------------------------------------------------------------------
         Fiscal Year 2004                                  $27,750,000
         --------------------------------------------------------------------
         --------------------------------------------------------------------
         Fiscal Year 2005                                           $0
         --------------------------------------------------------------------
         --------------------------------------------------------------------
         Fiscal Year 2006 and each Fiscal Year             $14,000,000
         thereafter
         --------------------------------------------------------------------

provided, however, that to the extent the full amount of permitted Store Project Capex is not incurred in any particular Fiscal Year, such unused amount may be "carried over" and utilized in the immediately succeeding Fiscal Year only (but not in any subsequent Fiscal Year), provided, however, that any such Store Project Capex incurred in such immediately succeeding Fiscal Year shall first be applied to the reduction of the amount of permitted Store Project Capex for the fiscal year in which such Store Project Capex is made and secondly to any such carryover amount.

            SECTION 7.11 Business . Alter the nature of its business as operated on the date of this Agreement in any material respect.

            SECTION 7.12. Sales of Receivables. Sell, assign, discount, transfer, or otherwise dispose of any accounts receivable, promissory notes, drafts or trade acceptances or other rights to receive payment held by it, with or without recourse, except for the purpose of collection or settlement in the ordinary course of business.

            SECTION 7.13. Use of Proceeds. Permit the proceeds of any Credit Event to be used for any purpose which entails a violation of, or is inconsistent with, Regulation T, U or X of the Board, or for any purpose other than those set forth in Section 6.16 hereof.

            SECTION 7.14. ERISA. (a) Engage in any transaction in connection with which any Borrower or any ERISA Affiliate could be subject to either a material civil penalty assessed pursuant to the provisions of Section 502 of ERISA or a material tax imposed under the provisions of Section 4975 of the Code.

            (b) Terminate any Pension Plan in a "distress termination" under
Section 4041 of ERISA which could result in a material liability of any Borrower or any ERISA Affiliate to the PBGC, or take any other action which could result in a material liability of any Borrower or any ERISA Affiliate to the PBGC.

            (c) Fail to make payment when due of all amounts which, under the provisions of any Plan, any Borrower or any ERISA Affiliate is required to pay as contributions thereto, or, with respect to any Pension Plan, permit to exist any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect thereto.

            (d) Adopt an amendment to any Pension Plan requiring the provision of security under Section 307 of ERISA or Section 401(a)(29) of the Code.

            SECTION 7.15. Accounting Changes. Make, or permit any Subsidiary to make any material change in its accounting treatment or financial reporting practices except as required or permitted by this Agreement or generally accepted accounting principles in effect from time to time.

            SECTION 7.16. Prepayment or Modification of Indebtedness; Modification of Charter Documents. (a) Directly or indirectly prepay, redeem, purchase or retire in advance of its scheduled maturity any Indebtedness other than Indebtedness incurred hereunder. Nothing herein contained shall be deemed to prevent the refinancing of Indebtedness otherwise permitted under Section 7.03(ii) of this Agreement.

            (b) Directly or indirectly modify, amend or otherwise alter the terms and provisions of any Subordinated Indebtedness or any Adjusted Indebtedness with a principal amount in excess of $25,000. Nothing herein contained shall be deemed to prevent the refinancing of Indebtedness otherwise permitted under Section 7.03(ii) of this Agreement.

            (c) Directly or indirectly modify, amend or alter their certificates or articles of incorporation, preferred stock/certificates of designations or by-laws, other than amendments to the by-laws of the Parent conforming such by-laws to the 2002 amendment to Parent's certificate of incorporation and other amendments consistent with the New Jersey Business Corporation Act, including, without limitation, amendments related to corporate governance and indemnity of corporate agents.

            SECTION 7.17. Transactions with Affiliates. Except as otherwise specifically permitted in this Agreement after the Closing Date, directly or indirectly purchase, acquire or lease any property from, or sell, transfer or lease any property to, or enter into any other transaction with, any stockholder, Affiliate or agent of Parent, any Subsidiary thereof, or any relative thereof, except at prices and on any terms not less favorable to it than that which would have been obtained in an arm's-length transaction with a non-affiliated third party.

            SECTION 7.18. Consulting Fees. Pay any management, consulting or other fees of any kind to any Affiliate of Parent or any Subsidiary thereof, other than salaries to employees consistent with industry practice, legal fees and consulting and investment banking fees, but only to the extent that the payment of the foregoing legal, consulting and investment banking fees complies with Section 7.17.

            SECTION 7.19. Limitations on Dividends and Other Payments. Create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of Parent to (a) pay dividends or make any other distributions on its capital stock or any other equity interest or participation in, or measured by, its profits, owned by Parent or any Subsidiary of Parent, or pay any indebtedness owed to, Parent or any Subsidiary of Parent, (b) make loans or advances to Parent, or any Subsidiary of Parent, or
(c) transfer any of its properties or assets to Parent, except for such encumbrances or restrictions existing under or by reason of (i) applicable law or (ii) this Agreement.


VIII. EVENTS OF DEFAULT

            In case of the happening of any of the following events (herein called "Events of Default"):

            (a) any representation or warranty made or deemed made in or in connection with this Agreement, any of the Security Documents, the Notes or other Loan Documents or any Credit Events hereunder, shall prove to have been incorrect in any material respect when made or deemed to be made;

            (b) default shall be made in the payment of any principal of any Note when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

            (c) default shall be made in the payment of any interest on any Note, any fee or any other amount payable hereunder, or under or with respect to the Notes, Letters of Credit, or any other Loan Document or in connection with any other Credit Event or any of the Transactions when and as the same shall become due and payable;

            (d) (i) default shall be made in the due observance or performance of any covenant, condition or agreement (not within preceding clauses VIII(a) or VIII(b) or within clause VIII(d)(ii)) to be observed or performed on the part of the Parent or any of its Subsidiaries pursuant to the terms of this Agreement, any of the Notes, any of the Security Documents or any other Loan Document; or (ii) default shall be made on the due observance or performance of Sections 6.01, 6.02, 6.07, 6.09, 6.10, 6.11, 6.12(a), 6.12(b), 6.12(d), 7.11, 7.14 and/or 7.15 of this Agreement, and such default under this clause (d)(ii) shall not be cured by the Borrowers within a period of 10 days after the Parent or any of its Subsidiaries becomes aware, or after the Parent of any of its Subsidiaries should reasonably have become aware, of such default, whichever is earlier; provided, however, that if such default under this clause (d)(ii) is not curable within such 10 day period then such 10 day period shall be extended by twenty (20) days to a total of thirty (30) days in the event that the Borrowers shall, within such ten (10) day period and continuously thereafter, diligently proceed to cure such default;

            (e) any Borrower, any Guarantor, any Grantor or any Subsidiary of any thereof shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Borrower, such Guarantor, such Grantor or such Subsidiary or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors,
      (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take corporate action for the purpose of effecting any of the foregoing;

            (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Borrower, any Guarantor, any Grantor or any Subsidiary of any thereof, or of a substantial part of the property or assets of any Borrower, any Guarantor, any Grantor or any Subsidiary of any thereof, under Title 11 of the United States Code or any other Federal state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any Borrower, any Guarantor, any Grantor or any Subsidiary of any thereof or for a substantial part of the property of any Borrower, any Guarantor, any Grantor or any Subsidiary of any thereof or (iii) the winding-up or liquidation of any Borrower, any Guarantor, any Grantor or any Subsidiary of any thereof; and such proceeding or petition shall continue undismissed for 45 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 45 days;

            (g) default shall be made with respect to any Indebtedness or obligations under a capitalized lease of any Borrower, any Guarantor, any Grantor or any Subsidiary of any thereof, whose unpaid principal payments exceed in the aggregate $100,000 at any time (excluding Indebtedness outstanding hereunder) if the effect of any such default shall be to accelerate, or to permit the holder or obligee of any such Indebtedness or obligations under a capitalized lease (or any trustee on behalf of such holder or obligee) at its option to accelerate, the maturity of such Indebtedness or obligations under a capitalized lease, or if any such Indebtedness or obligations under a capitalized lease shall not be paid when scheduled to be due and payable (taking into account any grace periods);

            (h) (i) a Reportable Event shall have occurred with respect to a Pension Plan, (ii) the filing by any Borrower, any ERISA Affiliate, or an administrator of any Plan of a notice of intent to terminate such a Plan in a "distress termination" under the provisions of Section 4041 of ERISA,

      (iii) the receipt of notice by any Borrower, any ERISA Affiliate, or an administrator of a Plan that the PBGC has instituted proceedings to terminate (or appoint a trustee to administer) such a Pension Plan, (iv) any other event or condition exists which might, in the opinion of the Agent, constitute grounds under the provisions of Section 4042 of ERISA for the termination of (or the appointment of a trustee to administer) any Pension Plan by the PBGC, (v) a Pension Plan shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or a waiver of such standard is sought or granted under the provisions of Section 412(d) of the Code, (vi) except for the withdrawal set forth on Schedule 4.10 with respect to the Tri-State Pension Fund incur a partial or complete withdrawal from a Multiemployer Plan that results in any liability to any Borrower or any ERISA Affiliate; (vii) any Borrower or any ERISA Affiliate has incurred, or is likely to incur, a liability under the provisions of Section 4062, 4063, 4064, 4201 or 4203 of ERISA, (viii) any Borrower or any ERISA Affiliate fails to pay the full amount of an installment required under Section 412(m) of the Code, (ix) the occurrence of any other event or condition with respect to any Plan which would constitute an event of default under any other agreement entered into by any Borrower or any ERISA Affiliate, and in each case in clauses (i) through (ix) of this subsection (h), such event or condition, together with all other such events or conditions, if any, could subject any Borrower or any ERISA Affiliate to any taxes, penalties or other liabilities which, in the opinion of the Agent, could have a Material Adverse Effect on the financial condition of the Borrowers and the ERISA Affiliates taken as a whole;

            (i) any Borrower or any ERISA Affiliate (i) shall have been notified by the sponsor of a Multiemployer Plan that it has incurred any material withdrawal liability to such Multiemployer Plan, and (ii) does not have reasonable grounds for contesting such withdrawal liability and is not in fact contesting such withdrawal liability in a timely and appropriate manner;

            (j) a judgment (not reimbursed by insurance policies of any Borrower, any Guarantor, any Grantor or any Subsidiary of any thereof or, if an admission of coverage by the applicable insurance company has been issued and delivered to the Agent, if not reimbursable within 45 days of such judgment) or decree for the payment of money, a fine or penalty which when taken together with all other such judgments, decrees, fines and penalties shall exceed $500,000 shall be rendered by a court or other tribunal against any Borrower, any Guarantor, any Grantor or any Subsidiary of any thereof;

            (k) this Agreement, any Note, any of the Security Documents or other Loan Documents shall for any reason cease to be, or shall be asserted by any Borrower, any Guarantor or any Grantor not to be, a legal, valid and binding obligation of such Borrower, such Guarantor or such Grantor, as applicable, enforceable in accordance with its terms, or the security interest or Lien purported to be created by any of the Security Documents shall for any reason cease to be, or be asserted by any Borrower, any Guarantor or any Grantor not to be, a valid, first priority perfected security interest in any Collateral (except to the extent otherwise permitted under this Agreement or any of the Security Documents);

            (l)   a Change of Control shall occur;

            (m) any violation by the Parent, New Linden or any other Person of any Intercreditor Agreement;

            (n) any violation by the Parent, New Linden or Wakefern of any agreements in favor of Agent with respect to any charge card or credit card arrangements involving Parent or any Subsidiary;

            (o) Wakefern's failure to remit to Parent any and all proceeds arising out of debit card sales of Parent and New Linden and the use thereof to off-set in whole or in part against any amounts that Parent and/or New Linden is claimed to owe to Wakefern; and

            (p) default shall be made with respect to (x) any operating lease of any Borrower, any Grantor, any Guarantor or any Subsidiary thereof, with respect to real property (y) any operating lease of any Borrower, any Grantor, any Guarantor or any Subsidiary thereof where the regularly scheduled monthly payment exceeds $10,000 if the effect of such default shall be to accelerate, or to permit the lessor with respect to such operating lease, at its option, to terminate such operating lease, then, and in any such event (other than an event described in paragraph (e) or (f) above), and at any time thereafter during the continuance of such event, the Agent may, and upon the written request of the Required Lenders shall, by written notice (or facsimile notice promptly confirmed in writing) to the Borrowers, take any or all of the following actions at the same or different times: (i) terminate forthwith all or any portion of the Total Commitment and the obligations of GMACBC to issue or arrange for the issuance of Letters of Credit hereunder; and (ii) declare the Notes, any amounts then owing to the Lenders, any Issuing Bank or GMACBC on account of drawings under any Letters of Credit and all other Obligations to be forthwith due and payable, whereupon the principal of such Notes, together with accrued interest and fees thereon and any amounts then owing to the Lenders, any Issuing Bank or GMACBC on account of drawings under any Letters of Credit and other liabilities of the Borrowers accrued hereunder and all other Obligations, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrowers and each Guarantor, anything contained herein or in the Notes to the contrary notwithstanding;

provided, however, that with respect to a default described in paragraph (e) or
(f) above, the Total Commitment and the obligation of GMACBC to issue or arrange for the issuance of Letters of Credit shall automatically terminate and the principal of the Notes, together with accrued interest and fees thereon and any amounts then owing to the Lenders, any Issuing Bank and GMACBC on account of drawings under any Letters of Credit and any other liabilities of Borrowers accrued hereunder and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrowers and each Guarantor, anything contained herein or in the Notes to the contrary notwithstanding.

            During the continuance of an Event of Default, the Agent shall have and may exercise all rights and remedies of a mortgagee or a secured party under the UCC in effect in the State of New York at such time, whether or not applicable to the affected Collateral, and otherwise, including, without limitation, the right to foreclose the Liens granted herein or in any of the Security Documents by any available judicial procedure and/or to take possession of any or all of the Collateral, the other security for the Obligations and the books and records relating thereto, with or without judicial process; for the purposes of the preceding sentence, the Agent may enter upon any or all of the premises where any of the Collateral, such other security or books or records may be situated and take possession and remove the same therefrom; provided, however, with respect to Events of Default other than under Section VIII(a),
Section VIII(b), Section VIII(c), Section VIII(e), Section VIII(f) and/or
Section VIII(k), in recognition of the obligations of the Parent and its Subsidiaries under the Wakefern Shareholder Agreement, the Agent and the Lenders agree that if the Borrowers promptly after such Event of Default institutes and maintains asset deployment programs or other actions intended to sell assets of the Parent and Subsidiaries (which program and actions shall be sufficient to repay all Obligations under this Agreement and shall be otherwise acceptable to the Agent and the Lenders in their good faith judgment), then the Agent and the Lenders shall not foreclose on any Collateral at any time prior to the date that is sixty days after the Default which gave rise to such Event of Default; provided, however, that all Obligations under this Agreement shall be repaid no later than the expiration of such sixty day period, and provided, further, that the foregoing proviso shall not affect any other rights or remedies of the Agent or any Lender during such sixty day period (including the right to terminate the Commitment and to accelerate all Obligations).

            Subject to Section 11.08, the Agent shall have the right, in its sole discretion, to determine which rights, Liens or remedies it shall at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of them or any of the Lenders', GMACBC's or the Agent's rights hereunder or under any other Loan Documents; and any moneys, deposits, accounts, balances or other property which may come into any Lender's, GMACBC's or the Agent's hands at any time or in any manner, may be retained by such Lender, GMACBC or the Agent and applied to any of the Obligations.

            In case any one or more Events of Default shall occur and be continuing, the Agent may proceed to protect and enforce its rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any document or instrument delivered in connection with or pursuant to this Agreement or any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

            No right or remedy herein conferred upon the Lenders, GMACBC or the Agent is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection with or pursuant to this Agreement or any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

            No course of dealing between any Borrower or any Grantor or Guarantor and any Lender, GMACBC or the Agent or any failure or delay on the part of any Lender, GMACBC or the Agent in exercising any rights or remedies hereunder or under any other Loan Document shall operate as a waiver of any rights or remedies of the Lenders, GMACBC or the Agent and no single or partial exercise of any rights or remedies hereunder or under any other Loan Document shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or under any other Loan Document or of the same right or remedy on a future occasion.

            After the occurrence of an Event of Default and acceleration of the Obligations as herein provided, the proceeds of the Collateral and of property of persons other than the Borrowers and the Grantors securing the Obligations and collections from each Guarantee of the Obligations shall be applied by the Agent to payment of the Obligations in the following order, unless a court of competent jurisdiction shall otherwise direct or if otherwise provided in a Security Document:

                  (i) FIRST, to payment of all reasonable costs and expenses of the Agent, the Issuing Bank, GMACBC and the Lenders incurred in connection with the preservation, collection and enforcement of the Obligations or any Guarantee thereof, or of any of the Liens granted to the Agent pursuant to the Security Documents or otherwise, including, without limitation, any amounts advanced by the Agent, GMACBC or the Lenders to protect or preserve the Collateral;

                  (ii) SECOND, to payment of that portion of the Obligations constituting accrued and unpaid interest and fees and indemnities due and payable under Section 2 hereof, ratably amongst the Agent, GMACBC and the Lenders in accordance with the proportion which the accrued interest and fees and indemnities due and payable under Section 2 hereof constituting the Obligations owing to the Agent, GMACBC and each such Lender at such time bears to the aggregate amount of accrued interest and fees and indemnities payable under Section 2 hereof constituting the Obligations owing to the Agent, GMACBC and all of the Lenders at such time until such interest, fees and indemnities shall be paid in full;

                  (iii) THIRD, to the Agent on behalf of GMACBC in an amount equal to 105% of the then aggregate undrawn amount of all outstanding Letters of Credit to be held by the Agent for the payment of the Obligations with respect thereto when and if due and payable;

                  (iv) FOURTH, to payment of the principal of the Obligations (which shall exclude all Obligations with respect to the undrawn amount of Letters of Credit), ratably amongst the Lenders and GMACBC in accordance with the proportion which the principal amount of the Obligations (which shall exclude all Obligations with respect to the undrawn amount of Letters of Credit) owing to each such Lender and GMACBC bears to the aggregate principal amount of the Obligations (which shall exclude all Obligations with respect to the undrawn amount of Letters of Credit) owing to all of the Lenders and GMACBC until such principal of the Obligations shall be paid in full;

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                  (v) FIFTH, to the payment of all other Obligations, ratably amongst the Lenders in accordance with the proportion which the amount of such other Obligations owing to each such Lender bears to the aggregate principal amount of such other Obligations owing to all of the Lenders until such other Obligations shall be paid in full; and

                  (vi) SIXTH, the balance, if any, after all of the Obligations have been satisfied, shall, except as otherwise provided in the Security Documents, be refunded by Agent to the Borrowers or pursuant to the Borrowers' joint written instructions, or paid over to such other person or persons as may be required by law.

            In the event that the amount of monies received by the Agent under clause (iii) above with respect to a Letter of Credit for which there are undrawn amounts at the time of the Agent's receipt of such monies shall exceed the amount of actual payments GMACBC or the Issuing Bank shall have made with respect to drawings under such Letter of Credit after the Agent's receipt of such monies, which determination shall be made after such Letter of Credit has been terminated or has expired, then the Agent shall apply such excess monies and cash collateral in accordance with the preceding paragraphs (i) through
(vi).

            The Borrowers and the Guarantors acknowledge and agree that they shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and collections under the Guarantees of the Obligations and the aggregate amount of the sums referred to in the first through fifth clauses above.

IX.   AGENT

            In order to expedite the transactions contemplated by this Agreement, GMAC Business Credit LLC is hereby appointed to act as Agent on behalf of the Lenders. Each of the Lenders and each subsequent holder of any Note or issuer of any Letter of Credit by its acceptance thereof, irrevocably authorizes the Agent to take such action on its behalf and to exercise such powers hereunder and under the Security Documents and other Loan Documents as are specifically delegated to or required of the Agent by the terms hereof and the terms thereof together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted to be taken by it or them hereunder or under any of the Security Documents and other Loan Documents or in connection herewith or therewith (a) at the request or with the approval of the Required Lenders (or, if otherwise specifically required hereunder or thereunder, the consent of all the Lenders) or (b) in the absence of its or their own gross negligence, bad faith or willful misconduct.

            The Agent is hereby expressly authorized on behalf of the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of each of the Lenders any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder paid to the Agent, and

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promptly to distribute to each Lender its proper share of all payments so received, (b) to distribute to each Lender copies of all notices, agreements and other material as provided for in this Agreement or in the Security Documents and other Loan Documents as received by such Agent and (c) to take all actions with respect to this Agreement and the Security Documents and other Loan Documents as are specifically delegated to the Agent.

            In the event that (a) the Borrowers fail to pay when due the principal of or interest on any Note, any amount payable under or with respect to any Letter of Credit, or any fee payable hereunder or (b) the Agent receives written notice of or otherwise becomes aware of the occurrence of a Default or an Event of Default, the Agent shall promptly give written notice thereof to the Lenders, and shall take such action with respect to such Event of Default or other condition or event as it shall be directed to take by the Required Lenders (but shall not be required to take any such actions which violate any law or any term of this Agreement or any other Loan Document); provided, however, that, unless and until the Agent shall have received such directions, the Agent may take such action or refrain from taking such action hereunder or under the Security Documents or other Loan Documents with respect to a Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            The Agent shall not be responsible in any manner to any of the Lenders for the effectiveness, enforceability, perfection, value, genuineness, validity or due execution of this Agreement, the Notes or any of the other Loan Documents or Collateral or any other agreements or certificates, requests, financial statements, notices or opinions of counsel or for any recitals, statements, warranties or representations contained herein or in any such instrument or be under any obligation to ascertain or inquire as to the performance or observance of any of the terms, provisions, covenants, conditions, agreements or obligations of this Agreement or any of the other Loan Documents or any other agreements on the part of any Borrower or any Guarantor and, without limiting the generality of the foregoing, the Agent shall, in the absence of knowledge to the contrary, be entitled to accept any certificate furnished pursuant to this Agreement or any of the other Loan Documents as conclusive evidence of the facts stated therein and shall be entitled to rely on any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, statement, order or other document which it believes in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. It is understood and agreed that the Agent may exercise its rights and powers under other agreements and instruments to which it is or may be a party, and engage in other transactions with any Borrower or any Guarantor, as though it were not Agent of the Lenders hereunder.

            Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to any Borrower or any Guarantor on account of the failure or delay in performance or breach by any Lender other than the Agent of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or any Borrower or any Guarantor of any of their respective obligations hereunder or in connection herewith.

            The Agent may consult with legal counsel selected by it in connection with matters arising under this Agreement or any of the other Loan Documents and any action taken or suffered in good faith by it in accordance

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with the opinion of such counsel shall be full justification and protection to
it. The Agent may exercise any of its powers and rights and perform any duty under this Agreement or any of the other Loan Documents through agents or attorneys.

            The Agent and the Borrowers may deem and treat the payee of any Note as the holder thereof until written notice of transfer shall have been delivered as provided herein by such payee to the Agent and the Borrowers.

            With respect to the Loans made hereunder, the Notes issued to it and any other Credit Event applicable to it, the Agent in its individual capacity and not as an Agent shall have the same rights, powers and duties hereunder and under any other Loan Document executed in connection herewith as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Borrower, any Guarantor or other affiliate thereof as if it were not the Agent.

            Each Lender agrees (i) to reimburse the Agent in the amount of such Lender's pro rata share (based on its Total Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Agent, including counsel fees and compensation of agents paid for services rendered on behalf of the Lenders, not reimbursed by the Borrowers and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of its pro rata share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it or such directors, officers, employees or agents in its or their capacity as, or acting on behalf of, the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the other Loan Documents, to the extent not reimbursed by the Borrowers; provided, however, that no Lender shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgment, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent or any of its directors, officers, employees or agents.

            Each Lender acknowledges that it has, independently and without reliance upon the Agent, GMACBC or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and any other Loan Document to which such Lender is party. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, GMACBC or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder. Each Lender further acknowledges that Agent does not, and shall not, have (i) a fiduciary duty or (ii) any other duties toward any Lender, except such duties as are expressly delineated in this Agreement.

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            Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by such Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office (or an affiliate with an office) in New York, New York, having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder and under each of the other Loan Documents. After any Agent's resignation hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

            The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by the Agent pursuant to the provisions of this Agreement or any of the other Loan Documents unless it shall be requested in writing to do so by the Required Lenders (and the Agent shall not be obligated to take any such requested action which violates applicable law or any terms of this Agreement or any other Loan Document).


X.    CASH RECEIPTS COLLECTION

            SECTION 10.01. Collection of Cash. (a) The Parent and its Subsidiaries will, at their own cost and expense, cause all payments received by them from any source, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders, credit card payments, debit card payments or otherwise (referred to herein as "Payments"), (i) (net of ordinary course petty cash payments and ordinary course payroll check cashing payments made at the stores of the Parent and its Subsidiaries to employees of the Parent and its Subsidiaries) to be deposited daily (or, with respect to checks received at the offices of the Parent and its Subsidiaries, pursuant to the ordinary course of business of the Parent, but no less often than weekly) in precisely the form received (but with any endorsements of the Parent and its Subsidiaries necessary for deposit or collection) in one or more bank accounts maintained by the Parent and its Subsidiaries and acceptable to the Agent in which only the Payments will be deposited, (ii) to be transferred (net of any rights of setoff in favor of any depository institutions to the extent agreed to in writing by Agent and the Parent) daily from the accounts referred to in clause (i) to one or more concentration accounts designated by the Agent with a bank acceptable to the Agent in which only the Payments will be deposited, and (iii) cause the Payments to be transferred daily from the concentration accounts referred to in clause
(ii) to Agent's Account, such Payments to be subject to withdrawal by the Agent only, as hereinafter provided. Until such Payments are deposited with the Agent in accordance with the prior sentence, such Payments shall be deemed to be held in trust by the Parent and its Subsidiaries for and as the Lenders' property and shall not be commingled with the other funds of the Parent and its Subsidiaries. All Payments that are transferred to Agent in accordance with the foregoing will, if transferred and cleared as good funds by 1:00 p.m. (New York time), be applied by the Agent to reduce the outstanding balance of the Revolving Loans

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and thereafter other Obligations then due and payable, subject to Section 2.09.
Each bank requested by the Agent at which an account referred to in clause (i) of the first sentence of this Section 10.01(a) is maintained and each bank at which a concentration account referred to in clause (ii) of such sentence shall execute and deliver to the Agent such agreements, in form and substance satisfactory to the Agent, as the Agent shall request with respect to such accounts, including, without limitation, with respect to prohibitions on the Parent and its Subsidiaries withdrawing funds from such accounts or otherwise directing or modifying actions with respect to such accounts.

            Upon the occurrence and continuance of an Event of Default, the Agent may send a notice of assignment and/or notice of the Agent's security interest to any and all third parties holding or otherwise concerned with any of the Collateral, and thereafter the Agent shall have the sole right to collect and/or take possession of the Collateral and the books and records relating thereto.

            (b) (i) Each Borrower hereby constitutes the Agent or the Agent's designee as such person's attorney-in-fact with power to endorse its name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral that may come into its possession; upon the occurrence and during the continuation of an Event of Default, to open and dispose of all mail received by the Parent and its Subsidiaries and to notify the Postal Service authorities to change the address for delivery of mail addressed to such person to such address as the Agent may designate; and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission, for any error of judgment or for any mistake of fact or law, provided that the Agent or its designee shall not be relieved of liability to the extent it is determined by a final judicial decision that its act, error or mistake constituted gross negligence, bad faith or willful misconduct. This power of attorney being coupled with an interest is irrevocable until all of the Obligations are paid in full and this Agreement and the Total Commitment is terminated.

                  (ii) The Agent, without notice to or consent of any Borrower, upon the occurrence and during the continuance of an Event of Default, shall have the right to receive, endorse, assign and/or deliver in its name or the name of the Borrowers any and all checks, drafts and other instruments for the payment of money relating to the Collateral, and the Borrowers hereby waive notice of presentment, protest and non-payment of any instrument so endorsed.

            (c) Nothing herein contained shall be construed to constitute any Borrower as agent of the Agent for any purpose whatsoever, and the Agent shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (except to the extent it is determined by a final judicial decision that the Agent's or a Lender's act or omission constituted gross negligence, bad faith or willful misconduct). The Agent and the Lenders shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Collateral or for any damage resulting therefrom (except to the extent it is determined by a final judicial decision that the Agent's or such Lender's error, omission or delay constituted gross negligence, bad faith or willful misconduct). The Agent and the Lenders do

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not, by anything herein or in any assignment or otherwise, assume any Borrower's obligations under any contract or agreement assigned to the Agent or the Lenders, and the Agent and the Lenders shall not be responsible in any way for the performance by any Borrower of any of the terms and conditions thereof.

            (d) If any of the Collateral includes a charge for any tax payable to any governmental tax authority, the Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the account of any Borrower and to charge the Borrowers' account therefore. The Borrowers shall notify the Agent if any Collateral include any tax due to any such taxing authority and, in the absence of such notice, the Agent shall have the right to retain the full proceeds of such Collateral and shall not be liable for any taxes that may be due from any Borrower by reason of the sale of any of the Collateral.

            (e) The parties hereto acknowledge that the cash collection procedures instituted in connection with the Existing Loan Agreement will remain in place pending the institution of cash collection procedures acceptable to Agent pursuant to documents in form and substance satisfactory to Agent. The Grantors agree to enter into such documentation no later than ninety (90) days after the Closing Date.

            SECTION 10.02. Monthly Statement of Account. The Agent shall render to the Borrowers each month a statement of the Borrowers' account, which shall constitute an account stated and shall be deemed to be correct and accepted by and be binding upon the Borrowers unless the Agent receives a written statement of the Borrowers' exceptions within 30 days after such statement was rendered to the Borrowers.

            SECTION 10.03. Collateral Custodian. Upon the occurrence and continuance of an Event of Default, the Agent may at any time and from time to time employ and maintain in the premises of the Borrowers' a custodian selected by the Agent who shall have full authority to do all acts necessary to protect the Agent's and Lenders' interests and to report to the Agent thereon. The Borrowers each hereby agrees to cooperate with any such custodian and to do whatever the Agent may reasonably request to preserve the Collateral. All costs and expenses incurred by the Agent by reason of the employment of the custodian shall be charged to the Borrowers' account and added to the Obligations.


XI.   MISCELLANEOUS

            SECTION 11.01. Notices. Notices, consents and other communications provided for herein shall be in writing and shall be delivered or mailed by certified mail return receipt requested (or in the case of facsimile communication, delivered by telecopier with receipt confirmed by means of a signed telecopy or with a copy mailed as aforesaid) addressed,

            (a) if to any Borrower, Guarantor, or Grantor, at 922 Highway 33, Building 6, Suite 1, Freehold, New Jersey 07728, Attention: Mr. Richard Saker, President and Mr Michael Shapiro, Senior Vice President, with a

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      copy to Giordano, Halleran & Ciesla, P.C., 125 Half Mile Road, Middletown,
      New Jersey 07748, Attention:  John A. Aiello, Esq.;

            (b) if to the Agent, at GMAC Business Credit, LLC, 461 Fifth Avenue, 21st Floor, New York, New York 10017, Attention: Thomas Maiale, with a copy to Hahn & Hessen LLP, 350 Fifth Avenue, New York, New York 10118, Attention: Daniel J. Krauss, Esq.; and

            (c)   if to any Lender, at the address set forth below its name in
      Schedule 2.01 annexed hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if hand delivered or three days after being sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or upon receipt if by facsimile, in each case addressed to such party as provided in this Section 11.01 or in accordance with the latest unrevoked direction from such party.

            SECTION 11.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Parent or any of its Subsidiaries herein and in the certificates or other instruments prepared or delivered in connection with this Agreement, any of the Security Documents or any other Loan Document, shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of the Notes and occurrence of any other Credit Event and shall continue in full force and effect as long as the principal of or any accrued interest on the Notes or any other fee or amount payable under the Notes or this Agreement or any other Loan Document is outstanding and unpaid and so long as the Total Commitment has not been terminated.

            SECTION 11.03. Successors and Assigns; Participations. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Borrower, any Guarantor, any Grantor, any ERISA Affiliate, any Subsidiary of any thereof, the Agent or the Lenders, that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Without limiting the generality of the foregoing, each Borrower specifically confirms that any Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or any Note (or any part thereof) to any Federal Reserve Bank. The Borrowers may not assign or transfer any of their rights or obligations hereunder without the written consent of all the Lenders.

            (b) Each Lender, without the consent of the Borrowers, may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Loans owing to it and interest in undrawn Letters of Credit and the Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment), shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

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(iii) the banks or other entities buying participations shall be entitled to the cost protection provisions contained in Sections 2.10(a) (except to the extent that application of such Section 2.10(a) to such banks and entities would cause Borrowers to make duplicate payments thereunder), and 2A.04 hereof, but only to the extent any of such Sections would be available to the Lender which sold such participation, (iv) each such participation shall be in a minimum amount of $5,000,000 and shall be of a constant, and not a varying, percentage of all of the selling Lender's rights and obligations under this Agreement, which shall include the same percentage interest in the Revolving Loan, Term Loan and Capital Expenditure Loans, interest in undrawn and unreimbursed Letters of Credit and Notes, and (v) the Borrowers, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; provided, further, however, that each Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers, Grantors and the Guarantors relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement, other than amendments, modifications or waivers with respect to any fees payable hereunder or the amount of principal or the rate of interest payable on, or the dates fixed for any payment of principal of or interest on, the Loans in which such entity is participating or the release of all Collateral.

            (c) Each Lender may assign and delegate to any one or more banks or other entities with the prior written consent of the Borrowers (which shall not be unreasonably withheld or delayed and which shall not be required following the occurrence and the continuation of an Event of Default) and the Agent (which shall not be unreasonably withheld or delayed), all or a portion of its interests, rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitment and the same portion of the Loans and interest in undrawn Letters of Credit at the time owing to it and the Note or Notes held by it), provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under this Agreement, which shall include the same percentage interest in the Revolving Loans, Term Loan and Capital Expenditure Loans, interest in undrawn and unreimbursed Letters of Credit and Notes, (ii) the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall be in a minimum principal amount of $10,000,000 (provided that this clause (ii) shall have no force and effect in the event that an Event of Default shall have been in existence for greater than sixty (60) days after written notice by the Agent to the Borrowers of such Event of Default, unless such Event of Default shall have been waived) and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with any Note subject to such assignment and a processing and recordation fee of $2,500. Upon such execution, delivery, acceptance and recording and after receipt of the written consent of the Agent, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the other Loan Documents and (y) the Lender which is assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement with respect to the period after the date of such

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assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Notwithstanding the foregoing, each Lender may pledge it rights hereunder to any Federal Reserve
Bank as collateral security without the consent of Agent, Lenders and Borrowers.

            (d) By executing and delivering an Assignment and Acceptance, the Lender which is assignor thereunder and the assignee thereunder confirm to, and agree with, each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereunder free and clear of any adverse claim, such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, perfection, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any Collateral with respect thereto or any other instrument or document furnished pursuant hereto or thereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, or any Grantor or Guarantor or the performance or observance by any Borrower, Grantor or the Guarantor of any of their respective obligations under this Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement and of the other Loan Documents, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as the Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (e) The Agent may, at its option, maintain at its address referred to in Section 11.01 hereof a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers at any reasonable time and from time to time upon reasonable prior notice.

            (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is precisely in the form of Exhibit F annexed hereto, (i) accept such Assignment and Acceptance, (ii) record

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the information contained therein in the Register and (iii) give prompt notice thereof to Borrowers. Within five (5) Business Days after receipt of such notice, each Borrower, at its expense, shall execute and deliver to the Agent in exchange for each surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to its portion of the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A, Exhibit B-1, or Exhibit B-2 as the case may be. Notes surrendered to the Borrowers shall be canceled by the Borrowers.

            (g) Notwithstanding any other provision herein, any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.03, disclose to the assignee or participant or proposed assignee or participant, any information, including, without limitation, any Information, relating to any Borrower, any Grantor or any Guarantor furnished to such Lender by or on behalf of Borrowers in connection with this Agreement; provided, however, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential Information relating to the Borrowers received from such Lender. The Borrowers and the Guarantors agree to cooperate with, and assist, each Lender with respect to the syndication of the Commitments both prior to and after the Closing Date. Such cooperation and assistance shall include, without limitation, making available senior officers of the Borrowers for meetings with prospective assignees.

            SECTION 11.04. Expenses; Indemnity. (a) Each Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Agent in connection with the preparation of this Agreement, the Security Documents, the Notes and the other Loan Documents or with any amendments, modifications, waivers, extensions, renewals, renegotiations or work-outs of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Agent, Issuing Bank, GMACBC or any of the Lenders in connection with the enforcement or protection of its rights in connection with this Agreement or any of the other Loan Documents or with the Loans made or the Notes or Letters of Credit issued hereunder, or in connection with any pending or threatened action, proceeding, or investigation relating to the foregoing, including but not limited to the reasonable fees and disbursements of counsel for the Agent, GMACBC and each Lender and ongoing field examination expenses and charges. Without limitation of the foregoing, each Borrower hereby agrees to reimburse the Agent for any and all costs and expenses incurred in connection with audits, field exams and appraisals of the Parents' and its Subsidiaries' property, assets, business and operations performed at the request of the Agent by an independent party selected by the Agent, provided, however, that prior to the occurrence of a Default or an Event of Default, Borrowers shall not be required to reimburse Agent for appraisals of any store and/or fixed asset more often than once every thirty months. Each Borrower further indemnifies the Lenders and GMACBC from and agrees to hold them harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement, the Notes or the making of any Credit Events.

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
            (b) Each Borrower indemnifies the Agent, Issuing Bank, GMACBC and each Lender and their respective directors, officers, employees and agents against, and agrees to hold the Agent, Issuing Bank, GMACBC, each Lender and each such person harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Agent, Issuing Bank, GMACBC, the Lender or any such person arising out of, in any way connected with, or as a result of (i) the use of any of the proceeds of the Loans or of any Letter of Credit, (ii) this Agreement, any of the Security Documents, or the other documents contemplated hereby or thereby, except, as to any Lender, as a result of a breach thereof by such Lender (iii) the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including but not limited to the making of the Total Commitment) and consummation of the transactions contemplated hereby and thereby, (iv) breach of any representation or warranty, or (v) any claim, litigation, investigation or proceedings relating to any of the foregoing, whether or not the Agent, Issuing Bank, GMACBC, any Lender or any such person is a party thereto; provided, however, that such indemnity shall not, as to the Agent, Issuing Bank, GMACBC or any Lender, apply to any such losses, claims, damages, liabilities or related expenses to the extent that they result from the gross negligence, bad faith or willful misconduct of the Agent, Issuing Bank, GMACBC or any Lender.

            (c) Each Borrower indemnifies, and agrees to defend and hold harmless the Agent, Issuing Bank, GMACBC and the Lenders and their respective officers, directors, shareholders, agents and employees (collectively, the "Indemnitees") from and against any loss, cost, damage, liability, lien, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees and reasonable expenses for investigation, removal, cleanup and remedial costs and modification costs incurred to permit, continue or resume normal operations of any property or assets or business of Parent or any Subsidiary thereof) arising from a violation of, or failure to comply with any Environmental Law and to remove any Lien arising therefrom except to the extent caused by the gross negligence, bad faith or willful misconduct of any Indemnitee, which any of the Indemnitees may incur or which may be claimed or recorded against any of the Indemnitees by any person.

            (d) The provisions of this Section 11.04 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or the Notes, or any investigation made by or on behalf of the Agent, Issuing Bank, GMACBC or any Lender. All amounts due under this Section 11.04 shall be payable on written demand therefor.

            SECTION 11.05. Applicable Law. THIS AGREEMENT AND THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (OTHER THAN, EXCEPT FORss.5-1401 OF THE G.O.L., THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

            SECTION 11.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, upon the request of the Required Lenders each Lender

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and GMACBC shall and is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or GMACBC to or for the credit or the account of the Parent or any Subsidiary thereof against any and all of the Obligations, the Notes held by such Lender or any other Loan Document, irrespective of whether or not such Lender or GMACBC shall have made any demand under this Agreement, the Notes or such other Loan Document and although such obligations may be unmatured. Each Lender agrees to notify promptly the Agent and the Borrowers after any such setoff and application made by such Lender, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender and GMACBC under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which may be available to such Lender or GMACBC.

            SECTION 11.07. Payments on Business Days. (a) Should the principal of or interest on the Notes or any fee or other amount payable hereunder become due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day (except as otherwise specified in the definition of "Interest Period"), and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

            (b) All payments by any Borrower and any Guarantor hereunder and all Loans made by the Lenders hereunder shall be made in lawful money of the United States of America in immediately available funds to Agent's Account, or, at the option of Agent upon written notice to Borrowers at the office of the Agent set forth in Section 2.14 hereof.

            SECTION 11.08. Waivers; Amendments; Final Maturity Date. (a) No failure or delay of the Agent, any Lender or GMACBC in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Lenders and GMACBC hereunder or under any other Loan Document are cumulative and not exclusive of any rights or remedies which they may otherwise have. No waiver of any provision of this Agreement or the Notes nor consent to any departure by any Borrower or any Guarantor therefrom shall in any event be effective unless the same shall be authorized as provided in paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Borrower or any Guarantor in any case shall entitle it to any other or further notice or demand in similar or other circumstances. Each holder of any of the Notes shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not such Note shall have been marked to indicate such amendment, modification, waiver or consent.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, (i) that no such agreement shall, without the prior written consent of each Lender

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(A) change the principal amount of, or extend or advance the maturity of or the dates for the payment of principal of or interest on, any Note or fees payable hereunder or reduce the rate of interest on any Note or fees payable hereunder,
(B) change the Commitment of any Lender or amend or modify the provisions of this Section 11.08, Section 2.11, Section 6.16, or Section 11.04 hereof or the definition of "Required Lenders," or (C) release Collateral having a value in excess of $1,000,000 in any calendar year (not to exceed an aggregate of $3,500,000 between the Closing Date and the Final Maturity Date), except that the Agent may, without the prior written consent of any Lender, release Collateral permitted to be sold pursuant to the terms of Section 7.05 hereof,
(D) increase advance rates applicable to the Borrowing Base, or (E) release the guarantee of any Guarantor and (ii) that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent or GMACBC under this Agreement or the other Loan Documents without the written consent of the Agent. Each Lender and holder of any Note shall be bound by any modification or amendment authorized by this Section regardless of whether its Notes shall be marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section shall bind any person subsequently acquiring a Note from it, whether or not such Note shall be so marked. In the event that Agent gives any Lender notice of a proposed waiver, amendment or modification of this Agreement and such Lender does not (x) acknowledge in writing its receipt of such notice within ten (10) Business Days of such notice and (y) respond in writing in the affirmative or in the negative within fifteen (15) Business Days of such notice, then such Lender shall be deemed to have irrevocably consented to such waiver, amendment or modification; provided, however, that the foregoing provision shall not apply if there are fewer than four (4) Lenders under this Agreement.

            (c) The Final Maturity Date shall be extended for successive one-year periods, with the prior written consent of the Borrowers and all of the Lenders for each such one-year extension (the Parent hereby agreeing to give the Agent and the Lenders no less than ninety (90) days' prior written notice of any request for extension). The decision to extend or not extend the Final Maturity Date may be made by each Lender in its sole discretion. Notwithstanding that this Agreement may not be extended, the Obligations shall continue in full force and effect, and the duties, covenants and other liabilities of the Borrowers hereunder and under the other Loan Documents shall continue in full force and effect until all Obligations have been paid in full.

            SECTION 11.09. Severability. In the event any one or more of the provisions contained in this Agreement or in the Notes should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 11.10. Entire Agreement; Waiver of Jury Trial, etc. (a) This Agreement, the Notes, the Fee Letter and the other Loan Documents constitute the entire contract between the parties hereto relative to the subject matter hereof. Any previous agreement among the parties hereto with respect to the Transactions is superseded by this Agreement, the Notes, the Fee Letter and the other Loan Documents. Except as expressly provided herein or in the Notes, the

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Fee Letter or the Loan Documents (other than this Agreement), nothing in this
Agreement, the Notes, the Fee Letter or in the other Loan Documents, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement, the Notes or the other Loan Documents.

            (b) EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS.

            (c) Except as prohibited by law, each party hereto hereby waives any right it may have to claim or recover in any litigation referred to in paragraph
(b) of this Section 11.10 any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages.

            (d) Each party hereto (i) certifies that no representative, agent or attorney of any Lender has represented, expressly or otherwise, that such Lender would not, in the event of litigation, seek to enforce the foregoing waivers and
(ii) acknowledges that it has been induced to enter into this Agreement, the Notes or the other Loan Documents, as applicable, by, among other things, the mutual waivers and certifications herein.

            SECTION 11.11. Confidentiality. The Agent and the Lenders agree to keep confidential (and to cause their respective officers, directors, employees, agents, advisors, consultants and representatives to keep confidential) all information, materials and documents furnished by or on behalf of the Parent or any of its Subsidiaries to the Agent or any Lender (the "Information") and shall not (and shall cause their respective officers, directors, employees, agents, advisors, consultants and representatives to not) use any such Information for any purpose unrelated to the making of any Loans, the extension of any other credit, the administration of the Loans and the Loan Documents and the performance and enforcement of the Loan Documents. Without limiting the generality of the foregoing, trading in securities of the Borrower shall constitute a purpose unrelated to the performance of the Loan Documents.. Notwithstanding the foregoing, the Agent and each Lender shall be permitted to disclose Information (i) to such of its officers, counsel, directors, employees, agents, advisors, consultants and representatives as need to know such Information in connection with its participation in any of the Transactions or the administration of this Agreement or the other Loan Documents with instructions to maintain the confidentiality thereof; (ii) to the extent required by applicable laws and regulations or by any subpoena or similar legal process, or requested by any governmental agency or authority (the Agent and each Lender receiving such subpoena or similar legal process agrees to use reasonable efforts to promptly furnish the Borrowers with a copy thereof); (iii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Agreement, (B) becomes available to the Agent or such Lender on a non-confidential basis from a source other than any Borrower, any Guarantor, any Grantor or any of their respective Subsidiaries or (C) was available to the Agent or such Lender on a non-confidential basis prior to its disclosure to the Agent or such Lender by any Borrower, any Guarantor, any Grantor or any of their respective Subsidiaries; (iv) to the extent any

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
Borrower, any Guarantor or any of their respective Subsidiaries shall have consented to such disclosure in writing; (v) in connection with the sale of any Collateral pursuant to the provisions of any of the other Loan Documents; or
(vi) pursuant to Section 11.03(g) hereof.

            SECTION 11.12. Submission to Jurisdiction. (a) Any legal action or proceeding with respect to this Agreement or the Notes or any other Loan Document may be brought in state courts located in the City of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Borrowers and each of the Guarantors hereby accept for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts.

            (b) The Borrowers and each of the Guarantors hereby irrevocably waive, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which they may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

            (c) The Borrowers and each of the Guarantors hereby irrevocably consent to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each such person, as the case may be, at its address set forth in Section 11.01 hereof.

            (d) Nothing herein shall affect the right of the Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower or any Guarantor in any other jurisdiction.

            SECTION 11.13. Counterparts; Facsimile Signature. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the Agent. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed signature page hereto.

            SECTION 11.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

            SECTION 11.15. Defaulting Lender. (a) Notwithstanding anything to the contrary contained herein, in the event that any Lender (x) refuses (which refusal constitutes a breach by such Lender of its obligations under this Agreement and which has not been retracted) to make available its portion of any Loan or (y) notifies the Agent and/or any Borrower that it does not intend to make available its portion of any Loan (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement and which has not been retracted) (each, a "Lender Default"), all rights and obligations hereunder of the Lender (a "Defaulting Lender") as to which a Lender Default is in effect

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and of the other parties hereto shall be modified to the extent of express provisions of this Section 11.15 while such Lender Default remains in effect.

            (b) Loans shall be incurred pro rata from the Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Revolving Commitments and/or Capital Expenditure Facility Commitments, and no Revolving Commitment or Capital Expenditure Facility Commitment of any Lender or any pro rata share of any Loans required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of the Loans shall be applied to reduce the Loans of each of the Lenders pro rata based on the aggregate of the outstanding Loans of all of the Lenders at the time of such application; provided that, such amount shall not be applied to any Loan of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Loans of any Non-Defaulting Lender exceeds such Non-Defaulting Lenders' pro rata share of all Loans then outstanding.

            (c) The Lenders shall participate in Letters of Credit on the basis of their respective pro rata shares, and no participation or reimbursement obligation of any Lender shall be increased as a result of a failure of any Defaulting Lender to reimburse the Agent on GMACBC's behalf with respect to any amounts drawn on or otherwise payable with respect to any Letters of Credit (the amount that any such Defaulting Lender has failed to reimburse is hereinafter referred to as such Defaulting Lender's "Unreimbursed Amount"). Until such Defaulting Lender has reimbursed the Agent on GMACBC's behalf for any Unreimbursed Amount owed by it, all payments and other amounts received from any source with respect to the Obligations or otherwise under or in connection with the Agreement (including any letter of credit fees) which would otherwise be payable to such Defaulting Lender will instead be paid to the Agent for the benefit of GMACBC for application to such Unreimbursed Amount until such Unreimbursed Amount has been paid in full. A Defaulting Lender shall not be entitled to receive any portion of the Commitment Fee, the letter of credit fees or any other fees payable in connection with this Agreement, or any indemnity arising from its commitment to make Loans and/or participate in Letters of Credit.

            (d) A Defaulting Lender shall not be entitled to give instructions to the Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Loan Documents. All amendments, waivers and other modifications of this Agreement and the Loan Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender, not to have a Revolving Commitment, not to have a Term Commitment, not to have a Capital Expenditure Facility Commitment and not to have Loans outstanding.

            (e) Other than as expressly set forth in this Section 11.15, the rights and obligations of a Defaulting Lender (including the obligation to indemnify the Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 11.15 shall be deemed to release any Defaulting Lender from its Revolving Commitment or Capital Expenditure Facility Commitment hereunder, shall alter such Revolving Commitment or Capital Expenditure Facility Commitment, shall operate as a waiver of any default by such Defaulting Lender

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hereunder, or shall prejudice any rights which any Borrower, the Agent or any
Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

            (f) In the event the Defaulting Lender is able to retroactively cure to the satisfaction of the Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall upon notice to Borrowers, no longer be a Defaulting Lender and shall be treated as a Lender hereunder.


XII.  GUARANTEES

            Each Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor, the due and punctual payment of the principal of and interest on each of the Notes, when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, and the due and punctual performance of all other Obligations. Each Guarantor further agrees that the Obligations may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligations.

            Each Guarantor waives presentment to, demand of payment from and protest to the Borrowers of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. The obligations of a Guarantor hereunder shall not be affected by (a) the failure of any Lender, GMACBC or the Agent to assert any claim or demand or to enforce any right or remedy against the Borrowers or any other Guarantor under the provisions of this Agreement, the Notes or any of the other Loan Documents or otherwise; (b) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes, any of the other Loan Documents, any guarantee or any other agreement; (c) the release of any security held by the Agent for the Obligations or any of them; or (d) the failure of any Lender, the Agent or GMACBC to exercise any right or remedy against any other Guarantor of the Obligations.

            Each Guarantor further agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by any Lender, the Agent or GMACBC to any security (including, without limitation, any Collateral) held for payment of the Obligations or to any balance of any deposit account or credit on the books of any Lender, the Agent or GMACBC in favor of Borrowers or any other person.

            The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent, GMACBC or any Lender to assert any claim or demand or to enforce any remedy under this Agreement, the Notes or under any other Loan Document, any guarantee

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
or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission which may or might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor as a matter of law or equity.

            Each Guarantor further agrees that its guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be returned by the Agent, GMACBC or any Lender upon the bankruptcy or reorganization of any Borrower or otherwise.

            Until the indefeasible payment in full of all Obligations of the Borrowers and the Guarantors to the Agent and the Lenders, each Guarantor hereby waives and releases all rights of subrogation against any Borrower and its property and all rights of indemnification, contribution and reimbursement from any Borrower and its property, in each case in connection with this guarantee and any payments made hereunder, and regardless of whether such rights arise by operation of law, pursuant to contract or otherwise.


XIII.  AMENDMENT AND RESTATEMENT

            Each of the parties hereto confirm, acknowledge and agree that this Agreement is an amendment and restatement of the Existing Loan Agreement and that the execution, delivery and performance of this Agreement does not create a novation or any new Indebtedness (other than any Capital Expenditure Loans and other than any Indebtedness arising in connection with the increase of the Revolving Commitment and the Term Commitment under this Third Amended and Restated Revolving Credit and Term Loan Agreement). Each of the Borrowers, the Guarantors and the Grantors confirm, acknowledge and agree that this Agreement benefits from all collateral security and guarantees executed in connection with the Existing Loan Agreement and that the "Obligations" under this Agreement are secured by, and benefit from, all collateral security and guarantees included in the Loan Documents.




                      [Signatures appear on following page]

              IN WITNESS WHEREOF, the Borrowers, the Guarantors, the Agent and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    NEW LINDEN PRICE RITE, INC.,
                                      as Borrower and as Guarantor


                                    By:_______________________________
                                        Name: Michael Shapiro
                                        Title: Sr. Vice President

                                    FOODARAMA SUPERMARKETS, INC., as
                                      Borrower and as Guarantor


                                    By:_____________________________
                                       Name: Michael Shapiro
                                       Title: Sr. Vice President



                                    SHOP RITE OF READING, INC., as Guarantor


                                    By:_____________________________
                                       Name: Michael Shapiro
                                       Title: Sr. Vice President

                                    SHOP RITE OF MALVERNE, INC., as
                                      Guarantor


                                    By:_____________________________
                                       Name: Michael Shapiro
                                        Title: Sr. Vice President


                                    GMAC BUSINESS CREDIT, LLC, as Agent


                                    By:_____________________________
                                       Name: Thomas Maiale
                                       Title:Vice President

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
                                    GMAC BUSINESS CREDIT, LLC, as Lender


                                    By:_____________________________
                                       Name: Thomas Maiale
                                       Title:Vice President



                                    THE BANK OF NEW YORK, as Lender


                                    By:_____________________________
                                       Name:
                                       Title:


                                    CITIZENS BUSINESS CREDIT COMPANY,
                                    as Lender

                                    By:_____________________________
                                       Name: Cyril Prince
                                       Title: Vice President

                                    EXHIBIT A

                             FORM OF REVOLVING NOTE


$_________                                                  New York, New York
                                                            September __, 2002


      FOR VALUE RECEIVED, the undersigned, NEW LINDEN PRICE RITE, INC., a New Jersey corporation and FOODARAMA SUPERMARKETS, INC., a New Jersey corporation (each, a "Maker") hereby jointly and severally promise to pay to the order of __________________________ (the "Lender"), at the office of GMAC BUSINESS CREDIT, LLC (the "Agent"), 461 Fifth Avenue, 21st Floor, New York, New York 10017, on the Termination Date as defined in the Third Amended and Restated Revolving Credit and Term Loan Agreement dated as of September __, 2002 among the Makers, the Guarantors named therein, the Lenders named therein and the Agent (as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement") or earlier as provided for in the Credit Agreement, the lesser of the principal sum of $__________ or the aggregate unpaid principal amount of all Revolving Loans from the Lender pursuant to the terms of the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on such dates as determined pursuant to the terms of the Credit Agreement.

      This Revolving Note amends and restates in its entirety and is given in substitution for (but not satisfaction of) that certain Fourth Amended and Restated Revolving Note in the original principal amount of $_____________ dated May 11, 2001 and issued by New Linden Price Rite, Inc. and Foodarama Supermarkets, Inc. under the Credit Agreement. The obligations evidenced by this Revolving Note includes obligations outstanding under the Credit Agreement (including, without limitation accrued and unpaid interest and fees under the Credit Agreement as of the date hereof), which continue to be outstanding, and the issuance of this Revolving Note does not evidence or cause a repayment or novation with respect to such obligations.

      This Revolving Note is subject to the terms of the Credit Agreement, which terms are hereby incorporated herein by reference. This Revolving Note is secured pursuant to and the holder is entitled to the benefits of the Credit Agreement.

      Each Maker promises to pay interest, on demand, on any overdue principal and fees and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

      Each Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

      All borrowings evidenced by this Revolving Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligations of the Makers to make payments of principal and interest in accordance with the terms of this Revolving Note and the Credit Agreement.

      This Revolving Note is one of the Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


                                    NEW LINDEN PRICE RITE, INC.


                                    By:_________________________
                                       Name:
                                       Title:


                                    FOODARAMA SUPERMARKETS, INC.


                                    By:_________________________
                                       Name:
                                       Title:

                                          Loans and Payment


                                                Unpaid
                                                Principal   Name of
            Amount and        Payments of       Balance of  Person Making
Date        Type of Loan            Principal/Interest      Note        Notation

                                   EXHIBIT B-1

                                FORM OF TERM NOTE


$___________                                                New York, New York
                                                            September __, 2002


      FOR VALUE RECEIVED, the undersigned, NEW LINDEN PRICE RITE, INC., a New Jersey corporation and FOODARAMA SUPERMARKETS, INC. a New Jersey corporation, (each, a "Maker") hereby jointly and severally promise to pay to the order of _________________________ (the "Lender"), at the office of GMAC BUSINESS CREDIT, LLC (the "Agent"), 461 Fifth Avenue, 21st Floor, New York, New York 10017, in installments and as otherwise provided in Section 2.01 of the Third Amended and Restated Revolving Credit and Term Loan Agreement dated as of September __, 2002 among the Makers, the Guarantors named therein, the Lenders named therein and the Agent (as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement") or earlier as provided for in the Credit Agreement, the lesser of the principal sum of ____________________________________________ ($__________) or the unpaid principal amount of the Term Loan loaned by the Lender pursuant to the terms of the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on such dates as determined pursuant to the terms of the Credit Agreement.

      This Term Note amends and restates in its entirety and is given in substitution for (but not satisfaction of) (i) the Second Amended and Restated Term Note in the original principal amount of $_____________ dated January 7, 2000 made by Makers in favor of Lender; and (ii) the Original Capital Expenditure Note in the original principal amount of $____________ dated January 7, 2000 made by Makers in favor of Lender. The obligations evidenced by this Term Note include obligations outstanding under the Credit Agreement (including, without limitation accrued and unpaid interest and fees under the Credit Agreement as of the date hereof), which continue to be outstanding, and the issuance of this Term Note does not evidence or cause a repayment or novation with respect to such obligations.

      This Term Note is subject to the terms of the Credit Agreement, which terms are hereby incorporated herein by reference. This Term Note is secured pursuant to and the holder is entitled to the benefits of the Credit Agreement.

      Each Maker promises to pay interest, on demand, on any overdue principal and fees and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

      Each Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

      All borrowings evidenced by this Term Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligations of the Makers to make payments of principal and interest in accordance with the terms of this Term Note and the Credit Agreement.

      This Term Note is one of the Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

As used herein, the term "Original Capital Expenditure Note" shall mean and refer to the Capital Expenditure Note made by Makers to Lender in the original principal amount of $____________ dated January 7, 2000 pursuant to the Second Amended and Restated Revolving Credit and Term Loan Agreement dated January 7, 2000 as amended, modified and supplemented to date, among Makers, certain affiliates of Makers, Agent and certain lenders.


                                    NEW LINDEN PRICE RITE, INC.


                                    By:_________________________
                                       Name:
                                       Title:


                                    FOODARAMA SUPERMARKETS, INC.


                                    By:_________________________
                                       Name:
                                       Title:

                                          Loans and Payment


                                                Unpaid
                                                Principal   Name of
            Amount and        Payments of       Balance of  Person Making
Date        Type of Loan            Principal/Interest      Note        Notation

                                   EXHIBIT B-2

                        FORM OF CAPITAL EXPENDITURE NOTE


$________                                                   New York, New York
                                                            September __, 2002


      FOR VALUE RECEIVED, the undersigned, NEW LINDEN PRICE RITE, INC., a New Jersey corporation and FOODARAMA SUPERMARKETS, INC., a New Jersey Corporation (each, a "Maker") hereby jointly and severally promise to pay to the order of _______________(the "Lender"), at the office of GMAC BUSINESS CREDIT, LLC (the "Agent"), 461 Fifth Avenue, 21st Floor, New York, New York 10017, in installments and as otherwise provided in Section 2.01 of the Third Amended and Restated Revolving Credit and Term Loan Agreement dated as of September __, 2002 among the Makers, the Guarantors named therein, the Lenders named therein and the Agent (as the same may be amended, restated, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement") or earlier as provided for in the Credit Agreement, the lesser of the principal sum of ___________________ ($__________) or the aggregate unpaid principal amount of all Capital Expenditure Loans from the Lender pursuant to the terms of the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at a rate or rates per annum and payable on such dates as determined pursuant to the terms of the Credit Agreement.

      This Capital Expenditure Note is subject to the terms of the Credit Agreement, which terms are hereby incorporated herein by reference. This Capital Expenditure Note is secured pursuant to and the holder is entitled to the benefits of the Credit Agreement.

      Each Maker promises to pay interest, on demand, on any overdue principal and fees and, to the extent permitted by law, overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

      Each Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The non-exercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

      All borrowings evidenced by this Capital Expenditure Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not in any manner affect the obligations of the Makers to make payments of principal and interest in accordance with the terms of this Capital Expenditure Note and the Credit Agreement.

      This Capital Expenditure Note is one of the Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.


                                    NEW LINDEN PRICE RITE, INC.


                                    By:_________________________
                                       Name:
                                       Title:


                                    FOODARAMA SUPERMARKETS, INC.


                                    By:_________________________
                                       Name:
                                       Title:

                                          Loans and Payment


                                                Unpaid
                                                Principal   Name of
            Amount and        Payments of       Balance of  Person Making
Date        Type of Loan            Principal/Interest      Note        Notation

                                    EXHIBIT C

                           FORM OF OPINION OF COUNSEL

                               September 26, 2002


GMAC Business Credit, LLC, as Agent
630 Fifth Avenue, 30th Floor
New York, NY 10111

      Re:   Foodarama Supermarkets, Inc.
            ---------------------------

Gentlemen:

      We have acted as counsel to Foodarama Supermarkets, Inc., a New Jersey corporation ("Foodarama"), New Linden Price Rite, Inc., a New Jersey corporation ("New Linden"), Shop Rite of Reading, Inc., a Pennsylvania corporation ("Reading") and Shop-Rite of Malverne, Inc., a New York corporation ("Malverne") (collectively the "Loan Parties") in connection with the execution and delivery of:

                  (1) a Third Amended and Restated Revolving Credit and Term Loan Agreement dated as of September 26, 2002 (the "Third Amendment") by and among Foodarama and New Linden, as borrowers ("Borrowers"), Reading and Malverne, as guarantors, certain lenders a party thereto ("Lenders") and GMAC Business Credit, LLC ("GMACBC") , as a lender and as agent (in such capacity, "Agent"), in an aggregate principal amount up to $80,000,000;

                   (2) three Fifth Amended and Restated Revolving Notes in the maximum aggregate principal amount of $35,000,000 made by Borrowers, payable to the Lenders dated September 26, 2002 (the "Revolving Note");

                  (3) three Capital Expenditure Notes in an aggregate principal amount up to $20,000,000 made by Borrowers, payable to the Lenders dated as of September 26, 2002 (the "Capital Expenditure Note");

                  (4) three Third Amended and Restated Term Notes in the original aggregate principal amount of $25,000,000 made by Borrowers, payable to the Lenders dated September 26, 2002 (the "Term Note");

                  (5) Leasehold Mortgage Modifications (Term Loan & Capital Expenditure Loan) and Leasehold Mortgage Modifications (Revolving Loan) each dated as of September 26, 2002 (collectively the "Leasehold Mortgage Modifications") modifying the leasehold mortgages described on Schedule A, attached hereto;

                  (6) Fee Mortgage Modification dated as of September 26, 2002 modifying the fee mortgage described on Schedule A (collectively with the Leasehold Mortgage Modifications, the "Mortgage Documents");

                  (7) Reaffirmation, Ratification and Amendment Agreement dated as of September 26, 2002 by the Loan Parties in favor of Agent (the "Reaffirmation Agreement"); and

                  (8) financing statements on Form UCC-1 described on Schedule C to be filed in the filing offices listed on Schedule C (the "Financing Statements").

      The Revolving Note, the Capital Expenditure Note and the Term Note are hereinafter collectively referred to as the "Notes" and individually as a "Note".

      In rendering this opinion, we have examined only:

                  (1)   the Third Amendment;

            (2)   the Notes;

            (3)   the Mortgage Documents;

            (4)   the Reaffirmation Agreement;

            (5)   the Financing Statements;

                  (6) certificates of existence issued by the New Jersey Department of Treasury as of September 13, 2002 with respect to Foodarama and New Linden and subsisting certificates issued by the Pennsylvania Secretary of the Commonwealth as of September 5, 2002 with respect to Reading and by the New York Secretary of State as of September 5, 2002 with respect to Malverne (collectively the "Certificates of Existence");

                  (7) certificates of incorporation certified by the Secretaries of State of the jurisdiction of incorporation of each Loan Party and further certified as true and complete by an officer of each Loan Party (the "Certificates of Incorporation");

                  (8) bylaws of each Loan Party certified as true and complete by an officer of each Loan Party (the "Bylaws"); and

                  (9) secretary's certificates of each secretary of each Loan Party (the "Secretary's Certificates").

      The Third Amendment, the Notes, the Mortgage Documents, the Reaffirmation Agreement and the Financing Statements are hereinafter collectively referred to as the "Amendment Documents". Other than the Factual Certificate described below, we have not examined any other documents executed in connection with the Amendment Documents. We have not examined any records of any court, administrative tribunal or other similar entity in connection with our opinions.

      We have been furnished with, and with your consent have relied upon, a certificate of an officer of each Loan Party with respect to certain factual matters (the "Factual Certificate"). As to matters of fact material to the opinions set forth therein, we have relied upon the accuracy of the matters addressed in the Factual Certificate and upon the representations and warranties of the Loan Parties contained in the Loan Documents (as defined in the Third Amendment). We have assumed, without independent investigation, that such statements and representations are true, correct and complete, in all material respects and we have no actual knowledge that such matters of fact are untrue.

      In basing the opinions and other matters set forth herein on "our knowledge," such phrases signify that, in the course of our representation of the Loan Parties in the matters with respect to which we have been engaged by the Loan Parties as counsel and as to which the lawyers in our firm who have had active involvement in the preparation of this opinion letter or are primarily responsible for providing the response concerning a particular opinion issue (the "Primary Lawyer Group") have recently devoted substantive legal attention, no information has come to the attention of the Primary Lawyer Group, without investigation or inquiry, that would give them actual knowledge that any such opinions or other matters are not accurate or that any of the documents, certificates, reports and/or other information referenced herein on which we have relied are not accurate and complete.

      In rendering the opinions set forth herein, with your permission, we have assumed the following:

      (a) (i) that each of the parties thereto (other than the Loan Parties solely as to the Amendment Documents) has duly and validly executed and delivered each Loan Document to which such party is a signatory, (ii) that the obligations of each party to any Loan Document (other than the Amendment Documents, solely as to the Loan Parties) are its legal, valid and binding obligations, enforceable in accordance with their respective terms, (iii) the absence or satisfaction of any requirement of consent, approval or other authorization by any person or entity with respect to the actions of each party to any Loan Document (other than the Amendment Documents, solely as to the Loan Parties), (iv) the existence and good standing of each party to any Loan Document (other than the Loan Parties),
      (v) the legal right and power of each party to any Loan Document (other than the corporate power of the Loan Parties) under all applicable laws and regulations to perform its obligations thereunder, and (vi) that the Loan Documents (other than the Amendment Documents) contain adequate default and remedial provisions for the practical realization by Agent of the benefits afforded thereby;

      (b)   the legal capacity of all natural persons;

      (c) that (other than the Amendment Documents) there have been no oral or written modifications of or amendments to any Loan Document and there has been no waiver or modification of any of the provisions thereof by actions or conduct of the parties or otherwise;

      (d) the genuineness of all signatures of all persons signing any document or agreement;

      (e) the authenticity of all documents and agreements submitted to us as originals and the conformity to original documents and agreements of all documents or agreements submitted to us as copies;

      (f) that the Financing Statements will be duly filed and indexed in the filing offices indicated on Schedule C hereto;

      (g) that the Assignment and Assumption Agreement between Heller Financial, Inc. and GMACBC dated January 7, 2000 has been consummated and is valid, binding and enforceable in accordance with its terms;

      (h) (i) the execution and delivery of a Confirmation of Transfer of Agency with respect to each of the existing mortgages described on Schedule A,
      (ii) that each such Confirmation of Transfer of Agency has been duly recorded and properly indexed and (iii) that the upon such recording and indexing GMACBC, as agent, became the holder of record, for the benefit of the Lenders, of the mortgages to which each such Confirmation of Transfer of Agency pertains;

      (i) (i) the execution and delivery of an Assignment of Mortgage (the "Assignment") among Heller Financial, Inc. ("Heller") and GMACBC pursuant to which Heller assigns the Linden Mortgage (defined below) to GMACBC,
      (ii) that the Assignment has been duly recorded and properly indexed and
      (iii) that the upon such recording and indexing GMACBC, as agent, became the holder of record, for the benefit of the Lenders, of the Mortgage and Security Agreement dated as of January 7, 2000 made by Foodarama, as mortgagor, in favor of Agent, as mortgagee, filed and recorded in the Office of the County Clerk of Union County, New Jersey (the "Linden Mortgage"); and

      (j) that all references to recording information, including, but not limited to, the book and page numbers, in the Mortgage Documents are accurate.

      We have made no investigation as to whether GMACBC is authorized, in the State of New Jersey or otherwise, to make the loan contemplated by the Loan Documents (the "Loan") or perform their obligations thereunder or whether any person or entity is authorized to do business in any state (other than the Loan Parties in the State of New Jersey) and express no opinion as to whether any such authorization is required in connection therewith. We assume that if any such authorization is required, that each such person or entity is so authorized.

      The opinions expressed herein are subject to and are limited by:

      (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws of general application, now or hereafter in effect, affecting the enforcement of creditors' rights in general;

      (b) judicial discretion and general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, principles that (i) include a requirement that a creditor act in good faith and deal fairly with its debtors, (ii) limit a creditor's right to accelerate maturity of a debt upon the occurrence of a default deemed immaterial, or (iii) might render certain waivers unenforceable, and we wish to advise you that the remedy of specific performance or injunctive relief (whether considered in a proceeding in equity or at law) is subject to the exercise of judicial discretion;

      (c) the qualification that certain provisions in the Mortgage Documents, in addition to those expressly qualified by the phrase "to the extent permitted by law" or comparable provisions (as to which no opinion is expressed herein), may be unenforceable in whole or in part, but the inclusion of such provisions does not render the other provisions thereof invalid or preclude, subject to the other exceptions and limitations expressed herein, (i) the judicial enforcement of the obligation of the Borrowers to repay the principal, together with interest thereon as provided in the Notes, (ii) the acceleration of the obligation of the Borrowers to repay such principal or interest, upon a material default by the Borrowers in the payment of such principal or interest, and (iii) the judicial foreclosure in accordance with applicable law of the lien on and security interest in the collateral created thereby (to the extent we have expressly opined thereto) upon maturity or upon the acceleration pursuant to
(ii) above;

      (d) the qualification that certain provisions in the Amendment Documents other than the Mortgage Documents, in addition to those expressly qualified by the phrase "to the extent permitted by law" or comparable provisions (as to which no opinion is expressed herein), may be unenforceable in whole or in part, but the inclusion of such provisions does not render the other provisions thereof invalid, and collectively, the Amendment Documents other than the Mortgage Documents contain adequate remedial provisions for the practical realization of the rights and benefits afforded thereby (except for the economic consequences of any delay that arises from such lack of enforceability);

      (e) the rights of any person or entity which is a party to any agreement between such person or entity and the Loan Parties (including without limitation, licensors, lessees or account debtors) in any of the collateral, the terms of such agreements, and any claims or defenses of any such person or entity against the Loan Parties arising under or outside such agreements;

      (f) the provisions of the New Jersey Industrial Site Recovery Act (ISRA) in the event there occurs a closing, terminating or transferring of ownership or operations within the meaning thereof (which provisions may prevent foreclosure of any lien on any collateral pending compliance with the requirements of ISRA);

      (g) the qualification that any provision requiring the payment of attorney's fees and costs of suit or payment of interest in connection with the exercise of remedies may be unenforceable except to the extent that such fees and costs are reasonable and are permitted by applicable Court Rules of the State of New Jersey;

      (h) the nonenforceability of provisions providing for "interest on interest" (or compound interest), payment of late charges, post-default increased interest rates, liquidated damages and prepayment premiums, to the extent they are deemed to be penalties or forfeitures or are otherwise violative of public policy;

      (i) the nonenforceability of provisions permitting the Agent or Lenders to exercise rights under a power of attorney granted in connection with the Amendment Documents after all amounts due thereunder have been paid and the obligation to make further advances has terminated;

      (j) the nonenforceability of provisions requiring amendments or waivers of the provisions of agreements or documents to be written (other than as provided pursuant to N.J.S.A. ss.25:1-5);

      (k) the nonenforceability of any provision imposing increased interest rates and/or late payment charges upon the occurrence of an event of default to the extent they are deemed to be penalties or forfeitures or are otherwise violative of public policy;

      (l) the nonenforceability of any provision imposing an additional charge in connection with any prepayment of principal where such prepayment arises out of the occurrence of an event beyond the control of a Loan Party or the condemnation or the complete or partial destruction of any collateral;

      (m) the nonenforceability of provisions requiring a Loan Party to indemnify the Agent or Lenders or their agents, officers, directors or any other person or entity or of any provisions exculpating any person or entity from liability for its actions or inaction to the extent such indemnification or exculpation is deemed inequitable, unconscionable or contrary to public policy;

      (n) the nonenforceability, under certain circumstances, of provisions to the effect that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of the rights or remedies;

      (o) the nonenforceability of provisions purporting to entitle the Agent or any Lender to the appointment of a receiver to the extent that such provisions contravene public policy; and

      (p) the nonenforceability of provisions providing for the cumulation of, or selection among, remedies, to the extent that the cumulation or selection would put the aggrieved party in a better position than it would have been in had there been full performance by the other party.

    The opinions hereinafter set forth are subject to the further qualification that no opinion is expressed as to:
             (1) any lien or security interest that purports to secure any future obligations or liabilities of a Loan Party to the Agent or any Lender that are determined not to constitute "future advances" within the meaning of Section 9-204(c) of Chapter 9 of the Uniform Commercial Code, as enacted in New Jersey (the "UCC"), are determined not to have been within the contemplation of the Loan Parties and the Agent or any Lender at the time the Amendment Documents were executed, or are determined not to be of the same character or class as the obligations and liabilities to the Agent or any Lender created or arising under the Amendment Documents;

             (2) the adequacy of the description of any collateral in any Loan Document or Amendment Document;

             (3) whether the description of any real property covered by any Amendment Document or financing statement (including without limitation the identity of the record owner thereon) is accurate, correct or complete and whether any such description, in fact, describes the property intended to by covered thereby;

             (4)   the Loan Parties' rights in and title to any collateral;

             (5)   the priority of any lien or security interest;

             (6) any lien or security interest to the extent that the grant, creation or perfection thereof is governed exclusively by any law other than the UCC;

             (7) any law other than the UCC, to the extent that such other law is applicable to the grant, creation or perfection of any security interest in personal property;

             (8) any guaranty or other Loan Document (other than the Amendment Documents);

             (9) provisions which purport to constitute or provide for the waiver or release of the rights of a Loan Party, including, without limitation, the waiver or release of (i) the benefit of a statute of limitation or moratorium laws, (ii) the benefits of any exemption from civil process or extension of time for payment, (iii) the right to trial by jury, (iv) rights to notice, (v) rights to assert claims for punitive damages, (vi) appraisal or valuation rights, and (vii) rights to marshalling of assets;

             (10) whether any fees, sums or other benefits, direct or indirect, which could constitute interest, including any capital adequacy or compensating balance or return requirements or fees in lieu thereof, payable to or receivable by the Lenders may be includable as interest; and

             (11) the perfection of any security interest in as-extracted collateral, timber to be cut, goods that are or are to become fixtures, possessory security interests, agricultural liens, goods covered by a certificate of title, deposit accounts, investment property or letter-of-credit rights.

We call your attention to the fact that the perfection of the security interests in the collateral with respect to which we have opined herein will be terminated
(1) as to any collateral acquired by the grantor of such security interest more than four months after such grantor so changes its name, identity or structure as to make the financing statements seriously misleading, unless new appropriate financing statements indicating, among other things, the new name, identity or structure of such grantors are duly filed and indexed before the expiration of such four month period, (2) one year after a transfer of the collateral to a person who thereby becomes a debtor and is located in another jurisdiction unless new and appropriate financing statements are duly filed in the new jurisdiction prior to the expiration of such one year period, (3) as to any collateral consisting of "accounts" (as defined in the UCC), four months after the grantor changes its state of organization to a new jurisdiction unless such security interests are perfected in such new jurisdiction before such termination, and (4) as to any collateral consisting of "instruments" (as defined under the UCC), twenty days after the security interest therein attaches, unless the secured party takes possession of such instruments or files a financing statement with respect to such instruments.

     The opinions set forth herein are subject to the following further qualifications:

     (1) in the case of the collateral consisting of proceeds, continuation or perfection of the security interest therein is limited to the extent set forth in Section 9-315 of the UCC;
     (2) in the case of the collateral consisting of accessions, the ability of a secured party to remove its collateral from the whole is limited to the extent set forth in Section 9-335 of the UCC;
     (3) the UCC requires the filing of continuation statements within the period of six months prior to the expiration of five years from the date of the original filing or the filing of any continuation statement, in order to maintain the effectiveness of the filings referred to herein;
     (4) buyers in the ordinary course and other buyers may take certain collateral free of a secured party's security interest pursuant to
          Section 9-320 of the UCC;
     (5) security interests in after acquired property are subject to the limitations set forth in Section 9-204 of the UCC;
     (6) the amount of a deficiency that a secured party may collect may be limited (a) if it fails to conduct a sale of collateral in a commercially reasonable manner as required by Sections 9-610 and 9-626a(3), or (b) even if the sale is procedurally regular, if, pursuant to Section 9-626(5) of the UCC, the debtor establishes that the amount of proceeds of the disposition is significantly below the range of proceeds that a complying disposition to a person other than the secured party, a person related to the secured party or a secondary obligor would have brought, and the sale is to a person that the UCC defines as a secondary obligor, or to the secured party or a person related to the secured party; and
     (7) if the notice requirements with respect to subordinate interest holders set forth in Section 9-621 of the UCC are not complied with in a strict foreclosure of the collateral, the secured party may be liable in damages to the other interest holders.

      We have investigated such questions of law for the purpose of rendering this opinion as we have deemed necessary. The members of this firm are engaged in the practice of law in the State of New Jersey. We are opining herein only as to applicable provisions of New Jersey law and, subject to the exceptions set forth below, United States federal law. We express no opinion as to any other laws, statutes, ordinances, rules or regulations (such as those identified in Section 19 of the Legal Opinion Accord of the ABA Section of Business Law (1991) (the "Accord"), except to the extent that we have expressly opined as to matters addressed in Section 19(h) of the Accord. To the extent that the Loan Documents are governed by the laws of the State of New York and to the extent that the legal matters addressed by our opinions expressed herein related to the laws of a jurisdiction other than New Jersey, we have assumed, with your permission, that the laws of such other jurisdiction are identical to the laws of the State of New Jersey, provided however, that, under the UCC, perfection and the effect of perfection or nonperfection of the security interests in the collateral of Reading and Malverne is governed by the local law of the Commonwealth of Pennsylvania and the State of New York, respectively, except with respect to fixtures, as-extracted collateral, timber to be cut, possessory security interests, agricultural liens, goods covered by a certificate of title, deposit accounts, investment property and letter-of-credit rights. Accordingly, the opinions rendered herein as to the perfection of those security interests with respect to which perfection is governed by Pennsylvania and New York law, are rendered as if the UCC selected New Jersey local law as the law governing such perfection, except solely as to the requirement that (i) the Reading financing statements be filed with the Secretary of Commonwealth of Pennsylvania as to which our opinion is limited to 13 PA.CONS. STAT. SS.9501 and (ii) the Malverne financing statements be filed with the Secretary of State of New York as to which our opinion is limited to N.Y. U.C.C. LAW SS. 9-501.

      In rendering the opinions expressed in paragraph 1, below, as to the existence and good standing of the Loan Parties, we have relied solely on the Certificates of Incorporation, the Certificates of Existence, the Secretary's Certificates and the Factual Certificate.

      In rendering the opinions expressed in paragraph 2, below, as to due authorization we have relied on the Secretary's Certificates.

      In rendering the opinions expressed in paragraph 3, below, we have relied upon the Secretary's Certificates, the Factual Certificate, the Certificates of Incorporation and the Bylaws.

      In rendering the opinions expressed in paragraph 4, below, as to pending or threatened actions, suits or proceedings, if any Loan Party is not represented by this law firm in a particular matter or if a Loan Party is represented by another law firm or other legal counsel in a particular matter, although we may have knowledge of such matter, we render no opinion as to such matters and have made no comments or reference in this opinion or on the litigation schedule attached hereto with respect thereto. We recommend that you communicate with the Loan Parties with respect to any such matters.

      In rendering the opinions expressed in paragraph 5, below, we have relied on the Factual Certificate.

      Furthermore, to the extent that the opinions rendered herein encompass laws relating to usury, we opine only as to New Jersey State law without regard to those provisions which refer to federal law and we have assumed, with your permission, that the interest rate charged to the Borrower will not exceed fifty percent (50%).

      On the basis of and subject to the foregoing, and in reliance thereon, and subject to the further assumptions, limitations, qualifications and exceptions set forth below, we are of the opinion that:

      1. Each Loan Party is validly existing and in good standing as a corporation under the laws of its jurisdiction of formation. Each Loan Party has the requisite corporate power to enter into and perform its obligations under the Amendment Documents to which it is a party.

      2. The execution, delivery and performance by each Loan Party of each Amendment Document to which it is a party has been duly authorized by all requisite corporate action. Each Amendment Document has been duly executed and delivered and is valid, binding and enforceable against each Loan Party which is a party thereto in accordance with its terms.

      3. Neither the execution and delivery of the Amendment Documents by the Loan Parties, nor the Loan Parties' compliance with any of the provisions thereof, will violate any New Jersey state or federal law or regulation applicable to the Loan Parties or violate any provisions of the Certificates of Incorporation or Bylaws. To our knowledge, no Loan Party is a party to any order or decree of any court or governmental agency.

      4. Except as identified on Schedule B attached hereto and as otherwise disclosed in the Third Amendment and the attachments thereto, to our knowledge, there are no actions, suits or proceedings pending or threatened against any Loan Party before any court, arbitrator or governmental or administrative body or agency.

      5. No action (with regard to the Loan Parties) of, or filing by the Loan Parties with, any New Jersey or federal governmental or public body or authority is required to authorize, or is otherwise required in connection with, each Loan Party's execution, delivery and performance of the Amendment Documents to which it is a party, other than the filing of a Current Report on Form 8-K with the Securities and Exchange Commission and the recording and proper indexing of the Mortgage Documents in the mortgage records of the counties in which the real estate subject to such Mortgage Documents is located.

      6. Each of the Mortgage Documents, when executed and acknowledged will be in proper form for recording in the office of the clerk of the county in which such real estate is located.

      7. Each Mortgage Document is valid, binding and enforceable against the Loan Party which is a party thereto and each Mortgage Document will not render the mortgages which they amend unenforceable or preclude (i) the judicial enforcement of the obligation of the Loan Parties to repay the principal, together with interest thereon (to the extent not deemed a penalty) as provided in the Notes, (ii) the acceleration of the obligation of the Loan Parties to repay such principal, together with such interest, upon a material default by the Loan Parties in the payment thereof, and
      (iii) the judicial foreclosure in accordance with applicable state law of the lien on the real estate created by such mortgage upon maturity or upon such acceleration.

      8. Upon the due recording and proper indexing of the Mortgage Documents, such recording and indexing will be sufficient to provide constructive notice to third parties of the terms thereof. No state or local mortgage tax, stamp tax or other similar fee is required to be paid in connection with the execution, delivery or recording of New Jersey other than customary per document filing and recording fees.

      9. The Financing Statements are in the proper form for filing in the filing offices indicated on Schedule C hereto. Upon the due filing and indexing of the Financing Statements, the security interests in such collateral in favor of the Lenders will be perfected to the extent that such security interest therein is governed by the UCC and may be perfected by the filing of a financing statement pursuant to the UCC.

      All assumptions have been made without independent investigation and sole or exclusive reliance on certificates or documents identified herein have been without independent investigation. We have no actual knowledge that assumptions as to matters of fact are untrue.

      This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein. This opinion is for your reliance only in connection with the Third Amendment and is not intended for reliance of, and shall not be relied upon by, any other person or entity without our express written consent, other than assignees of or participants under the Loan Documents in connection with such assignment or participation. This opinion is not to be quoted in whole or in part or referred to, nor is it to be filed with or disclosed to any governmental agency without our prior written consent, except to the extent required by laws or regulations. No opinion is to be implied or inferred beyond the opinions expressly stated herein. We undertake no obligation to inform you of any matters which may subsequently come to our attention or subsequently occur which affect, in any way, the opinions rendered herein.

                                Very truly yours,



                                    GIORDANO, HALLERAN & CIESLA
                                    A Professional Corporation

                                   SCHEDULE A
                        Description of Existing Mortgages


Existing Mortgages modified by the Leasehold Mortgage Modifications:


     1. Aberdeen Term Loan - Leasehold Mortgage and Security Agreement dated as of July 24, 1997, made by Foodarama Supermarkets, Inc., as Mortgagor, in favor of Heller Financial, Inc., as Mortgagee, filed for record on August 20, 1997 in the Office of the County Clerk, Monmouth County in Mortgage Book 6268, Page 669 as amended by that certain Modification of Leasehold Mortgage and Security Agreement dated as of January 7, 2000 and filed for record on April 3, 2000 in the Office of the County Clerk, Monmouth County in Mortgage Book 7062, Page 924.


     2. Aberdeen Revolving Loan - Leasehold Mortgage and Security Agreement dated as of July 24, 1997, made by Foodarama Supermarkets, Inc., as Mortgagor, in favor of Heller Financial, Inc., as Mortgagee, filed for record on August 20, 1997 in the Office of the County Clerk, Monmouth County in Mortgage Book 6268, Page 718 as amended by that certain Modification of Leasehold Mortgage and Security Agreement dated as of January 7, 2000 and filed for record on April 3, 2000 in the Office of the County Clerk, Monmouth County in Mortgage Book 7062, Page 949.


     3. Brick Term Loan - Leasehold Mortgage and Security Agreement dated as of February 15, 1995, made by Foodarama Supermarkets, Inc., as Mortgagor, in favor of NatWest Bank N.A., as Mortgagee, filed for record on May 26, 1995 in the Office of the County Clerk, Ocean County in Mortgage Book 4083, Page 190 as amended by that certain Modification of Leasehold Mortgage and Security Agreement dated as of May 14, 1997 and filed for record on May 23, 1997 in the Office of the County Clerk, Ocean County in Mortgage Book 451, Page 46 as further amended by that certain Second Modification of Leasehold Mortgage and Security Agreement dated as of January 7, 2000 and filed for record on January 27, 2000 in the Office of the County Clerk, Ocean County in Mortgage Book 10021, Page 877.


     4. Brick Revolving Loan - Leasehold Mortgage and Security Agreement dated as of February 15, 1995, made by Foodarama Supermarkets, Inc., as Mortgagor, in favor of NatWest Bank N.A., filed for record on May 26, 1995 in the Office of the County Clerk, Ocean County in Mortgage Book 4083, Page 234 as amended by that certain Modification of Leasehold Mortgage and Security Agreement dated as of May 14, 1997 and filed for record on May 23, 1997 in the Office of the County Clerk, Ocean County in Mortgage Book 451, Page 55 as further amended by that certain Second Modification of Leasehold Mortgage and Security Agreement dated as of January 7, 2000 and filed for record on January 27, 2000 in the Office of the County Clerk, Ocean County in Mortgage Book 10021, Page 887.


     5. Edison (Oak Tree Road) Term Loan - Leasehold Mortgage and Security Agreement dated as of February 15, 1995, made by Foodarama Supermarkets, Inc., as Mortgagor, in favor of NatWest Bank N.A., as Mortgagee, filed for record on August 14, 1995 in the Office of the County Clerk, Middlesex County in Mortgage Book 4938, Page 705 as amended by that certain Modification of Leasehold

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
Mortgage and Security Agreement dated as of May 14, 1997 and filed for record on May 22, 1997 in the Office of the County Clerk, Middlesex County in Mortgage Book 74, Page 698 as further amended by that certain Second Modification of Leasehold Mortgage and Security Agreement dated as of January 7, 2000 and filed for record on January 13, 2000 in the Office of the County Clerk, Middlesex County in Mortgage Book 89, Page 508.


     6. Edison (Oak Tree Road) Revolving Loan - Leasehold Mortgage and Security Agreement dated as of February 15, 1995, made by Foodarama Supermarkets, Inc., as Mortgagor, in favor of NatWest Bank N.A., as Mortgagee, filed for record on August 14, 1995 in the Office of the County Clerk, Middlesex County in Mortgage Book 4938, Page 754 as amended by that certain Modification of Leasehold Mortgage and Security Agreement dated as of May 14, 1997 and filed for record on May 22, 1997 in the Office of the County Clerk, Middlesex County in Mortgage Book 74, Page 707 as further amended by that certain Second Modification of Leasehold Mortgage and Security Agreement dated as of January 7, 2000 and filed for record on January 13, 2000 in the Office of the County Clerk, Middlesex County in Mortgage Book 89, Page 518.


     7. Edison (Route 1 and Old Post Road) Term Loan - Leasehold Mortgage and Security Agreement dated as of February 15, 1995, made by Foodarama Supermarkets, Inc., as Mortgagor, in favor of NatWest Bank N.A., as Mortgagee, filed for record on March 6, 1995 in the Office of the County Clerk, Middlesex County in Mortgage Book 4869, Page 379 as amended by that certain Modification of Leasehold Mortgage and Security Agreement dated as of January 7, 2000 and filed for record on January 13, 2000 in the Office of the County Clerk, Middlesex County in Mortgage Book 89, Page 488.


     8. Edison (Route 1 and Old Post Road) Revolving Loan - Leasehold Mortgage and Security Agreement dated as of February 15, 1995, made by Foodarama Supermarkets, Inc., as Mortgagor, in favor of NatWest Bank N.A., as Mortgagee, filed for record on March 6, 1995 in the Office of the County Clerk, Middlesex County in Mortgage Book 4869, Page 421 as amended by that certain Modification of Leasehold Mortgage and Security Agreement dated as of January 7, 2000 and filed for record on January 13, 2000 in the Office of the County Clerk, Middlesex County in Mortgage Book 89, Page 498.


     9. Freehold (Liquor Store) Term Loan - Leasehold Mortgage and Security Agreement dated as of February 15, 1995, made by New Linden Price Rite, Inc., as Mortgagor, in favor of NatWest Bank N.A. as Mortgagee, filed for record on March 6, 1995 in the office of the County Clerk, Monmouth County in Mortgage Book 5761, Page 231 as amended by that certain Modification of Leasehold Mortgage and Security Agreement dated as of May 14, 1997 and filed for record on June 20, 1997 in the Office of the County Clerk, Monmouth County in Mortgage Book 6222, Page 93 as further amended by that certain Second Modification of Leasehold Mortgage and Security Agreement dated as of January 7, 2000 and filed for record on January 28, 2000 in the Office of the County Clerk, Monmouth County in Mortgage Book 7010, Page 560.

     10. Freehold (Liquor Store) Revolving Loan - Leasehold Mortgage and Security Agreement dated as of February 15, 1995, made by New Linden Price Rite, Inc., as Mortgagor, in favor of NatWest Bank N.A., as Mortgagee, filed for record on March 6, 1995 in the office of the County Clerk, Monmouth County in Mortgage Book 5761, Page 273 as amended by that certain Modification of Leasehold Mortgage and Security Agreement dated as of May 14, 1997 and filed for record on June 20, 1997 in the Office of the County Clerk, Monmouth County in Mortgage Book 6222, Page 101 as further amended by that certain Second Modification of Leasehold Mortgage and Security Agreement dated as of January 7, 2000 and filed for record on January 28, 2000 in the Office of the County Clerk, Monmouth County in Mortgage Book 7010, Page 570.


     11. Freehold (3559) (supermarket) Term Loan - Leasehold Mortgage and Security Agreement dated as of February 15, 1995, made by New Linden Price Rite, Inc., as Mortgagor, in favor of NatWest Bank N.A., as Mortgagee, filed for record on March 6, 1995 in the Office of the County Clerk, Monmouth County in Mortgage Book 5761, Page 139 as amended by that certain Modification of Leasehold Mortgage and Security Agreement dated as of May 14, 1997 and filed for record on June 20, 1997 in the Office of the County Clerk, Monmouth County in Mortgage Book 6222, Page 70 as further amended by that certain Second Modification of Leasehold Mortgage and Security Agreement dated as of January 7, 2000 and filed for record on January 28, 2000 in the Office of the County Clerk, Monmouth County in Mortgage Book 7010, Page 602.


     12. Freehold (3559) (supermarket) Revolving Loan - Leasehold Mortgage and Security Agreement dated as of February 15, 1995, made by New Linden Price Rite, Inc., as Mortgagor, in favor of NatWest Bank N.A., as Mortgagee, filed for record on March 6, 1995 in the Office of the County Clerk, Monmouth County in Mortgage Book 5761, Page 181 as amended by that certain Modification of Leasehold Mortgage and Security Agreement dated as of May 14, 1997 and filed for record on June 20, 1997 in the Office of the County Clerk, Monmouth County in Mortgage Book 6222, Page 85 as further amended by that certain Second Modification of Leasehold Mortgage and Security Agreement dated as of January 7, 2000 and filed for record on January 28, 2000 in the Office of the County Clerk, Monmouth County in Mortgage Book 7010, Page 613.


     13. Montgomery Term Loan - Leasehold Mortgage and Security Agreement dated as of July 24, 1997, made by Foodarama Supermarkets, Inc., as Mortgagor, in favor of Heller Financial, Inc., as Mortgagee, filed for record on August 20, 1997 in the Office of the County Clerk, Somerset County in Mortgage Book 2806, Page 240 as amended by that certain Modification of Leasehold Mortgage and Security Agreement dated as of January 7, 2000 and filed for record on January 19, 2000 in the Office of the County Clerk, Somerset County in Mortgage Book 3235, Page 901.


     14. Montgomery Revolving Loan - Leasehold Mortgage and Security Agreement dated as of July 24, 1997, made by Foodarama Supermarkets, Inc., as Mortgagor, in favor of Natwest Bank N.A., as Mortgagee, filed for record on August 20, 1997 in the Office of the County Clerk, Somerset County in Mortgage Book 2806, Page

200 as amended by that certain Modification of Leasehold Mortgage and Security Agreement dated as of January 7, 2000 and filed for record on January 19, 2000 in the Office of the County Clerk, Somerset County in Mortgage Book 3236, Page 001.


     15. Neptune Term Loan - Leasehold Mortgage and Security Agreement dated as of February 15, 1995, made by Foodarama Supermarkets, Inc., as Mortgagor, in favor of NatWest Bank N.A., as Mortgagee, filed for record on March 6, 1995 in the Office of the County Clerk, Monmouth County in Mortgage Book 5761, Page 418 as amended by that certain Modification of Leasehold Mortgage and Security Agreement dated as of May 14, 1997 and filed for record on May 22, 1997 in the Office of the County Clerk, Monmouth County in Mortgage Book 6200, Page 691 as further amended by that certain Second Modification of Leasehold Mortgage and Security Agreement dated as of January 7, 2000 and filed for record on January 28, 2000 in the Office of the County Clerk, Monmouth County in Mortgage Book 7010, Page 627.


     16. Neptune Revolving Loan - Leasehold Mortgage and Security Agreement dated as of February 15, 1995, made by Foodarama Supermarkets, Inc., as Mortgagor, in favor of Natwest Bank N.A., as Mortgagee, filed for record on March 6, 1995 in the Office of the County Clerk, Monmouth County in Mortgage Book 5761, Page 461 as amended by that certain Modification of Leasehold Mortgage and Security Agreement dated as of May 14, 1997 and filed for record on May 22, 1997 in the Office of the County Clerk, Monmouth County in Mortgage Book 6200, Page 700 as further amended by that certain Second Modification of Leasehold Mortgage and Security Agreement dated as of January 7, 2000 and filed for record on January 28, 2000 in the Office of the County Clerk, Monmouth County in Mortgage Book 7010, Page 635.


     17. Sayreville Term Loan - Leasehold Mortgage and Security Agreement dated as of February 15, 1995, made by Foodarama Supermarkets, Inc., as Mortgagor, in favor of Natwest Bank N.A., as Mortgagee, filed for record on March 6, 1995 in the Office of the County Clerk, Middlesex County in Mortgage Book 4869, Page 292 as amended by that certain Modification of Leasehold Mortgage and Security Agreement dated as of January 7, 2000 and filed for record on January 13, 2000 in the Office of the County Clerk, Middlesex County in Mortgage Book 89, Page 468.


     18. Sayreville Revolving Loan - Leasehold Mortgage and Security Agreement dated as of February 15, 1995, made by Foodarama Supermarkets, Inc., as Mortgagor, in favor of Natwest Bank N.A., as Mortgagee, filed for record on March 6, 1995 in the Office of the County Clerk, Middlesex County in Mortgage Book 4869, Page 335 as amended by that certain Modification of Leasehold Mortgage and Security Agreement dated as of January 7, 2000 and filed for record on January 13, 2000 in the Office of the County Clerk, Middlesex County in Mortgage Book 89, Page 478.


     19. West Long Branch Term Loan - Leasehold Mortgage and Security Agreement dated as of February 15, 1995, made by Foodarama Supermarkets, Inc., as Mortgagor, in favor of Natwest Bank N.A., as Mortgagee, filed for record on March 6, 1995 in the Office of the County Clerk, Monmouth County in Mortgage Book 5761, Page 323 as amended by that certain Modification of Leasehold Mortgage and Security Agreement dated as of January 7, 2000 and filed for record on January 28, 2000 in the Office of the County Clerk, Monmouth County in Mortgage Book 7010, Page 367.

     20. West Long Branch Revolving Loan - Leasehold Mortgage and Security Agreement dated as of February 15, 1995, made by Foodarama Supermarkets, Inc., as Mortgagor, in favor of Natwest Bank N.A., as Mortgagee, filed for record on March 6, 1995 in the Office of the County Clerk, Monmouth County in Mortgage Book 5761, Page 367 as amended by that certain Modification of Leasehold Mortgage and Security Agreement dated as of January 7, 2000 and filed for record on January 28, 2000 in the Office of the County Clerk, Monmouth County in Mortgage Book 7010, Page 395.


     21. Branchburg Term and Capital Expenditure Loan - Leasehold Mortgage and Security Agreement dated as of January 7, 2000, made by Foodarama Supermarkets, Inc., as Mortgagor, in favor of GMACBC, as Mortgagee, filed for record on January 19, 2000 in the Office of the County Clerk, Somerset County in Mortgage Book 3236, Page 009.


     22. Branchburg Revolving Loan - Leasehold Mortgage and Security Agreement dated as of January 7, 2000, made by Foodarama Supermarkets, Inc., as Mortgagor, in favor of GMACBC, as Mortgagee, filed for record on January 19, 2000 in the Office of the County Clerk, Somerset County in Mortgage Book 3236, Page 043.


     23. Lakewood Term and Capital Expenditure Loan - Leasehold Mortgage and Security Agreement dated as of January 7, 2000, made by Foodarama Supermarkets, Inc., as Mortgagor, in favor of GMACBC, as Mortgagee, filed for record on January 27, 2000 in the Office of the County Clerk, Ocean County in Mortgage Book 10021, Page 897.


     24. Lakewood Revolving Loan - Leasehold Mortgage and Security Agreement dated as of January 7, 2000, made by Foodarama Supermarkets, Inc., as Mortgagor, in favor of GMACBC, as Mortgagee, filed for record on January 27, 2000 in the Office of the County Clerk, Ocean County in Mortgage Book 10021, Page 932.


     25. Middletown Term Loan (new location) - Leasehold Mortgage and Security Agreement dated as of May 28, 2002, made by Foodarama Supermarkets, Inc., as Mortgagor, in favor of GMAC Business Credit, LLC , as Mortgagee, filed for record on July 26, 2002 in the Office of the County Clerk, Monmouth County in Mortgage Book 8128, Page 7354.


     26. Middletown Revolving Loan (new location) - Leasehold Mortgage and Security Agreement dated as of May 28, 2002, made by Foodarama Supermarkets, Inc., as Mortgagor, in favor of GMAC Business Credit, LLC, as Mortgagee, filed for record on July 26, 2002 in the Office of the County Clerk, Monmouth County in Mortgage Book 8128, Page 7396.


     27. Piscataway Term and Capital Expenditure Loan - Leasehold Mortgage and Security Agreement dated as of January 7, 2000, made by Foodarama Supermarkets,

Inc., as Mortgagor, in favor of GMACBC, as Mortgagee, filed for record on January 13, 2000 in the Office of the County Clerk, Middlesex County in Mortgage Book 6155, Page 152.


     28. Piscataway Revolving Loan - Leasehold Mortgage and Security Agreement dated as of January 7, 2000, made by Foodarama Supermarkets, Inc., as Mortgagor, in favor of GMACBC, as Mortgagee, filed for record on January 13, 2000 in the Office of the County Clerk, Middlesex County in Mortgage Book 6155, Page 186.


     29. Wall Term and Capital Expenditure Loan - Leasehold Mortgage and Security Agreement dated as of January 7, 2000, made by Foodarama Supermarkets, Inc., as Mortgagor, in favor of GMACBC, as Mortgagee, filed for record on March 14, 2000 in the Office of the County Clerk, Monmouth County in Mortgage Book 7049, Page 191.


     30. Wall Revolving Loan - Leasehold Mortgage and Security Agreement dated as of January 7, 2000, made by Foodarama Supermarkets, Inc., as Mortgagor, in favor of GMACBC, as Mortgagee, filed for record on March 14, 2000 in the Office of the County Clerk, Monmouth County in Mortgage Book 7049, page 238.


Existing Fee Mortgage Modified by the Fee Mortgage Modification:
----------------------------------------------------------------


     31. Linden Revolving, Term and Capital Expenditure Loan - Mortgage and Security Agreement dated as of November 14, 1997, made by Foodarama Supermarkets, Inc., as Mortgagor, in favor of Heller Financial, Inc., as Mortgagee, filed for record on November 17, 1997 in the Office of the County Clerk, Union County in Mortgage Book 6459, Page 281 as amended by that certain Mortgage Modification and Security Agreement dated as of January 7, 2000 and filed for record on January 10, 2000 in the Office of the County Clerk, Union County in Mortgage Book 7537, Page 308.







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



                                   SCHEDULE B
                                   Litigation


1.     Foodarama adv. Hilltop Supermarkets, Inc. and Franklin Center Associates.
       ------------------------------------------------------------------------
                                        Docket No. MID-L-3156-01.
2.     Foodarama v. Unclaimed Freight, Inc. Docket No. MON-L-986-02
       ------------------------------------
3.     Carmen J. Maggio, Chapter 7 Trustee Of Carmine Forgione & Sons, Inc. v.
       ------------------------------------------------------------------------
       Foodarama Supermarkets, Inc. Docket No. MON-L-5006-01.
       ----------------------------

4.     Melvin Jules Bukiet, et al, v. Foodarama Supermarkets, Inc. et al. Docket
          ---------------------------------------------------------------
                                      No. MID-C-101-02

                                   Schedule C
                              Filing Jurisdictions





--------------------------------------------------------------------------------
Debtor                 Secured Party       Filing Office     Description of
                                                             Financing
                                                             Statement(s)
--------------------------------------------------------------------------------
Foodarama              GMAC Business       State of New      1.  "In Lieu"
Supermarkets, Inc.     Credit, LLC         Jersey,           Financing
("Foodarama")          ("GMACBC")          Department of     Statement
                                           Treasury          pursuant toss.
                                           ("NJDOS")         9-706 of the UCC.

                                                             2.  Amendments to
                                                             Financing
                                                             Statement filing
                                                             numbers 1619580,
                                                             1803481 and
                                                             1951596 regarding
                                                             restated
                                                             collateral
                                                             description.


--------------------------------------------------------------------------------
New Linden Price       GMACBC              NJDOS             Amendments to
Rite, Inc. ("New                                             Financing
Linden")                                                     Statement filing
                                                             numbers 1619579
                                                             and 1951593.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Debtor                 Secured Party       Filing Office     Description of
                                                             Financing
                                                             Statement(s)
--------------------------------------------------------------------------------
Shop-Rite of           GMACBC              New York          1.  "In Lieu"
Malverne, Inc.                             Secretary of      Financing
                                           State             ("NYSOS") Statement
                                                             pursuant to ss.
                                                             9-706 of the UCC.

                                                             2. Amendment to
                                                             Financing Statement
                                                             filing number
                                                             036239 regarding
                                                             change of name (to
                                                             be filed after item
                                                             3, below).

                                                             3.  Amendment to
                                                             Financing
                                                             Statement filing
                                                             number 036239
                                                             regarding
                                                             restated
                                                             collateral
                                                             description.

                                                             4. Amendment to
                                                             "In-Lieu" Financing
                                                             Statement pursuant
                                                             to ss. 9-706 of the
                                                             UCC. (We assume
                                                             that the reference
                                                             to the financing
                                                             statement to be
                                                             inserted will be
                                                             accurate.)
--------------------------------------------------------------------------------
Shop Rite of Reading,  GMACBC              Pennsylvania      1.  "In Lieu"
Inc.                                       Secretary of the  Financing
                                           Commonwealth      Statement
                                           ("PASOC")         pursuant toss.
                                                             9-706 of the UCC.

                                                             2.  Amendment to
                                                             Financing
                                                             Statement filing
                                                             number 24020265
                                                             regarding
                                                             restated
                                                             collateral
                                                             description.
--------------------------------------------------------------------------------

                  CERTIFICATE AS TO CERTAIN FACTUAL MATTERS OF OFFICER OF
                 FOODARAMA SUPERMARKETS, INC., NEW LINDEN PRICE RITE, INC., SHOP RITE OF READING, INC. AND SHOP RITE OF MALVERNE INC.

      The undersigned hereby certifies that he is a duly elected and qualified officer of Foodarama Supermarkets, Inc. ("Foodarama"), New Linden Price Rite, Inc. ("New Linden"), Shop Rite of Reading, Inc. ("Reading") and Shop Rite of Malverne, Inc. ("Malverne"), that he has personal knowledge of the facts herein contained and does further certify, individually and on behalf of Foodarama, New Linden, Reading and Malverne (individually, "Loan Party" or collectively, the "Loan Parties") and for purposes of the opinion (the "Opinion") to be rendered by Giordano, Halleran & Ciesla, P.C. ("GH&C") in connection with the Third Amended and Restated Revolving Credit and Term Loan Agreement dated as of September 26, 2002 (the "Third Amendment") by and among Foodarama and New Linden , as borrowers, Malverne and Reading, as guarantors, certain lenders a party thereto and GMAC Business Credit, LLC ("GMACBC"), as a lender and as agent, in an aggregate principal amount of $80,000,000, (with all capitalized terms not defined herein having the respective meanings ascribed to them in the Third Amendment) and all other agreements and transactions to be entered into or consummated pursuant to or in connection with the Third Amendment (collectively the "Amended Loan Documents"); that:

      1. All of the representations and warranties contained in the Amended Loan Documents and all of the certificates, agreements and instruments delivered to GMACBC pursuant thereto are true, complete and correct, in all material respects, as of the dates required pursuant to the Amended Loan Documents. None of the representations, warranties or statements contained in the Amended Loan Documents, including the schedules and exhibits annexed thereto or delivered to GMACBC pursuant to any of the Amended Loan Documents, is false or misleading or omits to state any material fact necessary in order to make such representations, warranties or statements not misleading.

      2. Complete records and complete and accurate photocopies of the minutes of all meetings and resolutions and consents of the Board of Directors of each Loan Party have been provided to GH&C in connection with the execution of the Amended Loan Documents. The minutes of such meeting and such resolutions and consents represent accurate descriptions of the business actually transacted at such meetings or pursuant to such consents, and the resolutions adopted at such meetings or by consent remain in full force and effect and have not been modified or rescinded.

      3. The undersigned has no knowledge of any factual circumstance which is at variance from the certificates of existence or subsisting certificates of the Loan Parties referenced in the Opinion. Each Loan Party has fully and timely paid all state and federal franchise and other taxes due to any governmental agency and has not taken any action in furtherance of its dissolution or the termination of its existence.

      4. Except as identified on the litigation schedule attached to the Opinion, there are no actions, suits or proceedings pending or threatened against any Loan Party before any court, arbitrator or governmental or administrative body or agency with respect to which any Loan Party is represented by GH&C. No Loan Party is a party to any order or decree of any court or governmental agency.

      5. No action (with regard to the Loan Parties) of, or filing by the Loan Parties with any New Jersey or federal governmental or public body or entity is required to authorize, or otherwise required in connection with, each Loan Party's execution, delivery and performance of the Amended Loan Documents to which it is a party, other than the filing of a Current Report on Form 8-K with the Securities and Exchange Commission.

      6. The Loan Parties collectively operate 22 supermarkets in New Jersey. Foodarama is a member of the Wakefern Food Corporation ("Wakefern") cooperative and licenses the name "ShopRite" from Wakefern. In addition, the Loan Parties operate two liquor stores and two garden centers in New Jersey. The Loan Parties also operate meat and bakery commissaries in New Jersey. The Loan Parties' stores offer shoppers a wide assortment of food and non-food items. Parking is immediately adjacent to all stores. Chief products sold include groceries, meat, poultry, produce, dairy products, fresh fruits and vegetables, bakery products, frozen foods, delicatessen, prepared foods, and appetizer goods. Non-foods include health and beauty aids, pharmacy and housewares. Stores stock nationally advertised brands as well as products sold under the ShopRite label.

      7. The undersigned acknowledges that Giordano, Halleran & Ciesla, a professional corporation, is relying on this Certificate in rendering its opinion to GMACBC.

      IN WITNESS WHEREOF, I have hereunto set my hand to this Certificate as to Certain Factual Matters as of September 26, 2002.


                                -----------------------------------------
                                Michael Shapiro, Chief Financial Officer and
                                Senior Vice President of Foodarama Supermarkets, Inc., Shop Rite of Reading, Inc., New Linden Price Rite Inc., and Shop Rite of Malverne, Inc.

                                    EXHIBIT D

                            FORM OF PLEDGE AGREEMENT


            PLEDGE AGREEMENT dated as of ___, __ 2002 between FOODARAMA SUPERMARKETS, INC., a New Jersey corporation (the "Parent"), New Linden Price Rite, Inc., a New Jersey corporation ("New Linden"), Shop Rite of Reading, Inc., a Pennsylvania corporation ("Reading") and Shop Rite of Malverne, Inc., a New York corporation ("Malverne," and together with Parent, New Linden and Reading, each a "grantor" and (the "Agent") the Grantors"), and GMAC BUSINESS CREDIT, LLC, as agent "Agent") for itself and each of the lenders (the "Lenders") named in Schedule 2.01 of the Revolving Credit And Term Loan Agreement dated as of ___, __, 2002, among New Linden, Reading (individually, each a "Borrower" and collectively, the "Borrowers"), Parent, the Guarantors, the Lenders and the Agent (as amended, restated, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement").

            A. The Lenders have agreed to extend Loans to, and open or cause to be opened Letters of Credit for the account of, the Borrowers pursuant to, and subject to the terms and conditions of, the Credit Agreement. The obligation of the Lenders to extend such financial accommodations under the Credit Agreement is conditioned on, inter alia, the execution and delivery by the Grantors of a pledge agreement in the form hereof to secure the due and punctual payment and performance of all Obligations (including, without limitation, principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and the due and punctual payment and performance of all obligations of the Grantors under this Pledge Agreement and of the Grantors under the Letters of Credit, the Credit Agreement and any of the other Loan Documents).

            B. Capitalized terms used herein and not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement. Accordingly, the Grantors hereby jointly and severally agree with the Agent as follows:

            1. Pledge. As security for the payment and performance in full of the Obligations, the Grantors hereby transfer, grant, bargain, sell, convey, hypothecate, pledge, set over and deliver unto the Agent, and grant to the Agent, for the benefit of the Lenders, a security interest in, (a) the shares of capital stock listed in Schedule I annexed hereto and any additional shares of common stock of the issuers listed in Schedule I annexed hereto (collectively, the "Issuers") obtained in the future by any of the Grantors (the "Pledged Stock"), and (b) all other property which may be delivered to and held by the Agent pursuant to the terms hereof, and (c) all proceeds of the Pledged Stock and of such other property, including, without limitation, all cash, securities or other property at any time and from time to time receivable or otherwise distributed in respect of or in exchange for any of or all such stock or other property (the items referred to in clauses (a) through (c) being collectively called the "Collateral"). Upon delivery to the Agent, any securities now or hereafter included in the Collateral (the "Pledged Securities") shall be accompanied by undated stock powers duly executed in blank or other instruments of transfer satisfactory to the Agent and by such other instruments and documents as the Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule showing a description of the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as Schedule I and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

            2.    Delivery of Collateral. The Grantors agree promptly to deliver
                  ----------------------
or cause to be delivered to the Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing any of the Collateral.

            3.    Representations, Warranties and Covenants.
                  -----------------------------------------
                  Each Grantor hereby represents, warrants and covenants to and with the Agent that:

            (a) except for the security interest granted to the Agent, such Grantor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities that it is pledging hereunder, (ii) holds the Collateral that it is pledging hereunder free and clear of all liens, charges, encumbrances and security interests of every kind and nature, (iii) will make no assignment, pledge, hypothecation or transfer of, or create any security interest in, the Collateral that it is pledging hereunder, and (iv) subject to Section 5 below, will cause any and all Collateral, whether for value paid by the Grantor or otherwise, to be forthwith deposited with the Agent and pledged or assigned hereunder;

            (b) such Grantor (i) has good right and legal authority to pledge the Collateral it is pledging hereunder in the manner hereby done or contemplated and (ii) will. defend its title or interest thereto or therein against any and all attachments, liens, claims, encumbrances, security interests or other impediments of any nature, however arising, of all persons whomsoever;

            (c) no consent or approval of any governmental body o regulatory authority or any securities exchange is necessary to the validity of the pledge effected hereby;

            (d) by virtue of the execution and delivery by the Grantors of this Agreement, when the certificates, instruments o other documents representing or evidencing the Collateral are delivered to the Agent in accordance with this Agreement, the Agent will obtain a valid and perfected first lien upon and security interest in such Collateral as security for the repayment of the Obligations, prior to all other liens and encumbrances thereon and security interests therein;

            (e) the pledge effected hereby is effective to vest in the Agent the rights of the Agent in the Collateral as set forth herein; and

            (f) at the date hereof, the Pledged Stock constitutes all of the issued and outstanding shares of capital stock of the entities listed on
Schedule I. All representations, warranties and covenants of the Grantors contained in this Agreement shall survive the execution, delivery and performance of this Agreement until the termination of this Agreement pursuant to Section 14 hereof.


            4. Registration in Nominee Name; Denominations. Upon the occurrence and during the continuance of an Event of Default, the Agent shall have the right (in its sole and absolute discretion) to transfer to or to register the Pledged Securities in its own name or the name of its nominee. In addition, the Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

            5. Voting Rights- Dividends; etc. (a) Unless and until an Event of
               -----------------------------
Default hereundershall have occurred and be continuing:

                  (i) The Grantors shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to an owner of Pledged Securities or any part thereof for any purpose not inconsistent with the terms of this Agreement and the Credit Agreement provided that such action would not materially and adversely affect the rights inuring to the Agent or the Lenders under this Agreement or the Credit Agreement or materially and adversely affect the rights and remedies of the Agent or the Lenders under this Agreement or the Credit Agreement or the ability of the Agent or the Lenders to exercise the same.

                 (ii) The Agent shall execute and deliver to the Grantors, or cause to be executed and delivered to the Grantors all such proxies, powers of attorney, and other instruments as the Grantors may reasonably request for the purpose of enabling the Grantors to exercise the voting and/or consensual rights any powers which they are entitled to exercise pursuant to subparagraph (i) above.

                 (iii) The Grantors shall be entitled to receive and retain any and all cash dividends paid on the Pledged Securities only to the extent that such cash dividends are permitted by, an otherwise paid in accordance with the terms and conditions of, the Credit Agreement and applicable laws. Any and all

                      a.    noncash dividends,

                      b. stock or dividends paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, and

                      c. instruments, securities, other distributions in property, return of capital, capital surplus or paid-in surplus or other distributions made on or in respect of Pledged Securities (other than dividends and distributions permitted by Section 7.04 of the Credit Agreement), whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any of the Grantors, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Agent and the renders and shall be forthwith delivered to' the Agent in the same form as so received (with any necessary endorsement).

                     (b) Upon the occurrence and during the continuance of an Event of Default, all rights of the Grantors to receive any dividends which the Grantors are authorized to receive pursuant to paragraph (a)(iii) of this
Section 5 shall cease, and the Agent shall have the sole and exclusive right and authority to receive and hold such dividends, such dividends to apply to the Obligations or to be held as Collateral as permitted under the Loan Documents. All dividends which are received by the Grantors contrary to the provisions of this Section 5(b) shall be received in trust for the benefit of the Agent, shall be segregated from other property or funds of such Grantor. and shall be forthwith delivered to the Agent as Collateral in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Agent pursuant t the provisions of this Section 5 shall be held by the Agent in n account to be established by the Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 8 hereof.

                    (c) Upon the occurrence and during the continuance of an Event of Default, all rights of the Grantors to exercise the voting and consensual rights and powers which each is entitled to exercise pursuant to
Section 5(a)(i) shall cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers.

            6. Issuance of Additional Stock. The Grantors agree that, they will cause each of the Issuers not to issue any stock or other securities, whether in addition to, by stock dividend or other distribution upon, or in substitution for, the Pledged Securities or otherwise, unless such shares are pledged hereunder.

            7. Remedies upon Default. If an Event of Default shall have occurred and be continuing, the Agent may sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Agent shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Grantors, and the Grantors hereby waive (to the extent permitted by law) all rights of redemption, stay and appraisal which the Grantors now have or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Agent shall give the Grantors at least 10 days' written notice (which the Grantors agree is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in New York) of the Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. The Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section 7, if permitted by law, any Lender may bid for and purchase, free (to the extent permitted b law) from any right of redemption, stay or appraisal on the part of the Grantors (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Lender from the Grantors as a credit against the purchase price, and such Lender may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Grantors therefore. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale and purchase pursuant to such agreement, and the Grantors shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

             8. Application of Proceeds of Sale. The proceeds of any sale of Collateral pursuant to Section 7 hereof, as well as any Collateral consisting of cash, shall be applied by the Agent as set forth in Article VIII of the Credit Agreement.

             9. Care of Pledged Securities. The Agent shall have no duty as to the collection or protection of the Pledged Securities or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any thereof actually in its possession. With respect to any maturities, calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any of the Pledged Securities (herein called "events"), except to the extent required by law, the Agent's duty shall be fully satisfied if (i) the Agent exercise reasonable care to ascertain the occurrence and to give reasonable notice to the Grantors of any events applicable to any Pledged Securities which are registered and held in the name of the Agent or its nominee, (ii) the Agent gives the Grantors reasonable notice of the occurrence of any events, of which the Agent has received actual knowledge, as to any securities which are in bearer form or are not registered and held in the name of the Agent or its nominee (the Grantors agreeing to give the Agent reasonable notice of the occurrence of any events applicable to any securities in the possession of the Agent of which any Grantor has received knowledge), and
(iii) in the exercise of it sole discretion (a) the Agent endeavors to take such action with respect to any of the events as the Grantors may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken or (b) if the Agent determines that the action requested might adversely affect the value of the Pledged Securities as collateral, the collection of the Obligations, or otherwise prejudice the interests of the Agent, the Agent gives reasonable notice to the Grantors that any such requested action will not be taken and if the Agent makes such determination or if the Grantors fail to make such timely request, the Agent takes such other action as it deems advisable in the circumstances. Except as hereinabove specifically set forth, the Agent shall have no further obligation to ascertain the occurrence of, or to notify the Grantors with respect to, any events and shall not be-deemed to assume any such further obligation as a result of the establishment by the Agent of any internal procedures with respect to any securities in its possession. Except for any claims, causes of action or demands arising out of the Agent's failure to perform its agreements set forth in this Section, the Grantors release the Agent from any claims, causes of action and demands at any time arising out of or with respect to this Agreement, the Pledged Securities and/or any actions taken or omitted to be taken by the Agent with respect thereto, and the Grantors hereby agree to hold the Agent harmless from and with respect to any and all such claims, causes of action and demands.

            10. Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Agent its attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Agent shall have the right, with full power of substitution either in the Agent's name or in the name of such Grantor, (i) upon the occurrence and during the continuance of an Event of Default, to ask for, demand, sue for, collect, receive receipt and give acquittance for any and all moneys due or to become due and under and by virtue of any Collateral, (ii) to endorse checks, drafts, orders and other instruments for the payment of money payable to such Grantor representing any interest or dividend, or other distribution payable in respect of the Collateral or any part thereof or on account thereof and (iii) upon the occurrence and during the continuance of an Event of Default, to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to sell, assign, endorse, pledge, transfer and make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Agent or the Lenders to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent or the Lenders, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Agent or the Lenders or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Agent or the Lenders in the absence of the bad faith, gross negligence or willful misconduct of the Agent or the Lenders.

            11. No Waiver. No failure on the part of the Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Agent preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The Agent and the Lenders shall not be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

            12. Security Interest Absolute. All rights of the Agent hereunder, the grant of a security interest in the Collateral and all obligations of the Grantors hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Obligations or (iv) a other circumstance which might otherwise constitute a defense available to, or a discharge of, the Grantors in respect of the Obligations or in respect of this Agreement.

            13. Agent's Fees and Expenses. The Grantors will upon demand pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts or agents which the Agent may incur ii connection with (i) the administration of this Agreement,
(ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder or (iv) the failure by the Grantors to perform or observe any of the provisions hereof. In addition, the Grantors will indemnify the Agent and hold the Agent harmless from and against any and all liability incurred by the Agent hereunder or in connection herewith, unless such liability shall be due to the gross negligence, bad faith or willful misconduct of the Agent. Any such amounts payable as provided hereunder or thereunder shall be additional Obligations secured hereby and by the Security Documents.

            14. Termination. This Agreement shall terminate when all Obligations have been paid fully and indefeasibly in cash or in a manner otherwise satisfactory to the Agent and the Lenders have no further commitment to make Loans or open or cause to be opened Letters of Credit under the Credit Agreement, at which time the Agent shall reassign and deliver to the Grantors, or to such person or persons as the Grantors shall designate, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise still be held by it hereunder, together with appropriate instruments of reassignment and release; provided, however, that all indemnities of the Grantors contained in this Agreement shall survive, and remain operative and in full force and effect regardless of, the termination of this Agreement. Upon any such termination, the Agent will, at the Grantors' expense, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination, such execution and delivery to be without recourse to or warranty by the Agent.

            15. Notices. All communications and notices hereunder shall be in writing and given as provided in the Credit Agreement.

            16. Further Assurances. Each Grantor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or wit respect to the Collateral or any part thereof or in order better to assure and confirm unto the Agent its rights and remedies hereunder.

            17. Binding Agreement Assignments. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantors shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Agreement.

            18. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            19. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired.

            20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Agreement shall be effective when counterparts which bear the signature of each Grantor shall have been delivered to the Agent.

            21. Section Headings. Section headings used herein are for convenience only and are not to affect the construction of, or be taken into consideration in interpreting, this Agreement.



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      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                          FOODARAMA SUPERMARKETS, INC.

                                          By
                                             ---------------------------------
                                          Name:
                                          Title:


                                          NEW LINDEN PRICE RITE, INC.

                                          By
                                            ----------------------------------
                                          Name:
                                          Title:


                                          SHOP RITE OF READING, INC.

                                          By:
                                             ---------------------------------
                                          Name:
                                          Title:


                                          SHOP RITE OF MALVERNE, INC.

                                          By:
                                             ---------------------------------
                                          Name:
                                          Title:


                                          GMAC BUSINESS CREDIT, LLC, as Agent

                                          By:
                                             ---------------------------------
                                          Name:
                                          Title:



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                                   SCHEDULE I

                               to Pledge Agreement

Guarantor     Stock Issuer Class of   Stock                           Percentage
                           Stock      Certificate                         of
                                      No (s).     Par Value  Number  Outstanding
                                                             of Shares  Shares









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
                                    EXHIBIT E

                           FORM OF SECURITY AGREEMENT

            SECURITY AGREEMENT dated as of ____, __, 2002, among Foodarama Supermarkets, Inc., a New Jersey corporation ("Parent"), New Linden Price Rite, Inc., a New Jersey corporation ("New Linden"), Shop Rite of Reading, Inc., a Pennsylvania corporation ("Reading"), Shop Rite of Malverne, Inc., a New York corporation ("Malverne", and together with Parent, New Linden and Reading, each a "Grantor" and collectively, the "Grantors"), and GMAC Business Credit, LLC, as agent ("Agent") for itself and each of the Lenders (the "Lenders") named in
Schedule 2.01 of the Revolving Credit and Term Loan Agreement dated as of ___, __, 1995 among the Grantors, the Guarantors named therein, the Agent and the Lenders (as amended, restated, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement").

            The Lenders have agreed to extend Loans to New Linden and Reading (individually, each a "Borrower" and collectively, the "Borrowers") pursuant to, and subject to the terms and conditions of, the Credit Agreement. The obligation of the Lenders to extend such Loans under the Credit Agreement is conditioned, inter alia,on the execution and delivery by the Grantors of a security agreement in the form hereof to secure the due and punctual payment and performance of all Obligations (including, without limitation, principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, the due and punctual payment and performance of all obligations of the Grantors under this Agreement and the due and punctual payment and performance of all obligations of the Grantors under the Letters of Credit, the Credit Agreement and any of the other Loan Documents).

            Accordingly, the Grantors hereby jointly and severally agree with the Agent as follows:
            1.    Definitions of Terms Used Herein. All capitalized terms used
                  --------------------------------
herein but not defined herein shall have the meanings set forth in the Credit Agreement. As used herein, the following terms shall have the following meanings:

                  (a) "Accounts Receivable" shall mean (i) all of any Grantor's present and future accounts, general intangibles, chattel paper and instruments, as such terms are defined in the Uniform Commercial Code as in effect in the State of New York ("NYUCC"), (ii) all moneys, securities and other property and the proceeds thereof, now or hereafter held or received by, or in transit to, the Agent from or for any Grantor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of the deposits (general or special) of any Grantor, balances, sums and credits with, and all of any Grantor's claims against the Agent at any time existing, (iii) all of any Grantor's right, title and interest, and all of any Grantor's rights, remedies, security and Liens, in, to and in respect of any accounts receivable, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to accounts receivable, deposits or other security for the obligation of any account debtor,

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and credit and other insurance, and (iv) all of any Grantor's right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, accounts receivable, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any account receivable, and all returned, reclaimed or repossessed goods.
                  (b) "Collateral" shall mean all (i) Accounts Receivable, (ii) Documents, (iii) Equipment, (iv) General Intangibles, (v) Inventory, and
(vi) Proceeds.

                  (c) "Documents" shall mean all instruments, files; records, ledger sheets and documents covering or relating to any of the Collateral.

                  (d) "Equipment" shall mean all of any Grantor's entire right, title and interest in and to machinery, equipment, vehicles, furniture and fixtures and all attachments, accessories and equipment now or hereafter owned or acquired in any Grantor's businesses or used in connection therewith, and all substitutions and replacements thereof, wherever located, whether now owned or hereafter acquired by any Grantor.

                  (e) "General Intangibles" shall mean all of any Grantor's present and future general intangibles of every kind and description, including (without limitation) patents, patent applications, trade names and trademarks and the goodwill of the business symbolized thereby, Federal, State and local tax refund claims of all kinds.

                  (f) "Inventory" shall mean all of any Grantor's raw materials, work in process, finished goods and all other inventory (as such term is defined in the NYUCC), whether now owned or hereafter acquired, and all wrapping, packaging, advertising and shipping materials, and any documents relating thereto.

                  (g) "Proceeds" shall mean any consideration received from the sale, exchange, lease or other disposition of any asset or property which constitutes Collateral, any other value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include, without limitation, all cash and negotiable instruments received or held by the Agent and/or any of the Lenders pursuant to any lockbox or similar arrangement relating to the payment of Accounts Receivable.

            2. Security Interests. As security for the payment or performance, as the case may be, of the Obligations, each Grantor hereby creates and grants to the Agent, its successors and its assigns, for the pro rata benefit of the Lenders, their successors and their assigns, a security interest in the Collateral (the "Security Interest"). Without limiting the foregoing, the Agent is hereby authorized to file one or more financing statements, continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest, naming the Grantors as debtors and the Agent as secured party.

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
            The Grantors agree at all times to keep in all material respects accurate and complete accounting records with respect to the Collateral, including, but not limited to, a reasonable record of all payments and Proceeds received.

            3. Further Assurances. Each Grantor agrees, at its expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent may from time to time reasonably request for the assuring and preserving of the Security Interest and the rights and remedies created hereby, including, without limitation, the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Agent, duly endorsed in a manner satisfactory to the Agent. Each Grantor agrees to notify promptly the Agent of any change in its corporate name or in the location of its chief executive office, its chief place of business or the office where it keeps its records relating to the Accounts Receivable owned by it and the location of any Equipment. Each Grantor agrees promptly to notify the Agent if any material portion of the Collateral is damaged or destroyed.

            4. Inspection and Verification. Upon reasonable notice (which may be telephonic), the Agent shall have the right to at all reasonable times, during normal business hours, and as often as the Agent may reasonably request, permit any authorized representative designated by the Agent to visit and inspect the properties and financial records of the Grantors and to make extracts from such financial records and copies from such financial records at the Grantors' expense, and permit any authorized representative designated by the Agent to discuss the affairs, finances and condition of any Grantor with the appropriate Financial Officer and such other officers as the Agent shall deem appropriate and such Grantor's independent public accountants, as applicable. The Agent agrees that it shall schedule any meeting with any such independent public accountant through such Grantor and a Responsible Officer of such Grantor shall have the right to be present at any such meeting. An authorized representative of each of the Lenders may accompany the Agent on such visits and inspections. The Agent shall have the right to audit, as often as it may reasonably request, the existence and condition of the Accounts Receivable, inventory, books and records of any Grantor and to review its compliance with the terms and conditions of this Agreement and the other Loan Documents. The Grantors shall pay Agent's customary per diem rates, all out-of-pocket expenses of Agent's auditors and all costs of Agent with respect to third-party examiners. Notwithstanding the foregoing, prior to a Default or Event of Default, the Borrower shall not be obligated, under this Security Agreement and the Credit Agreement, to reimburse Agent for a total of more than four (4) visits each calendar year. Subject to the provisions of Section 11.11 of the Credit Agreement, the Agent shall have the absolute right to share any information it gains from such inspection or verification with any or all of the Lenders.

            5. Taxes; Encumbrances. At its option, the Agent may (after providing the Grantors with fifteen (15) days written notice and an opportunity to cure, discharge, or settle) discharge past due taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted under the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent a Grantor fails to do so as required by the Credit Agreement, and each Grantor agrees to reimburse the Agent on demand for any payment made or any expense incurred by it pursuant to the foregoing authorization; provided, however, that nothing in this Section 5 shall be interpreted as excusing a Grantor from the performance of any covenants or other promises with respect to taxes, liens, security interests or other encumbrances and maintenance's as set forth herein or in the Credit Agreement.

            6. Assignment of Security Interest. If at any time a Grantor shall take and perfect a security interest in any property of an account debtor or any other person to secure payment and performance of an Account Receivable, such Grantor shall promptly assign such security interest to the Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the account debtor or other person granting the security interest.

            7. Representations and Warranties. Each Grantor represents and warrants to the Agent that:
               (a) Title and Authority. Subject to exceptions specifically set forth in this Security Agreement and the Credit Agreement, it has (i) rights in and good title to the Collateral in which it is granting a security interest hereunder and (ii) the requisite power and authority to grant to the Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained.

               (b) Filing. Fully executed Uniform Commercial Code ("UCC") financing statements containing a description of the Collateral shall have been, or shall be delivered to the Agent in a form such that they can be, filed of record in every governmental, municipal or other office in every jurisdiction in which any portion of the Collateral is-located necessary to publish notice of and protect the validity of and to establish a valid, legal and perfected security interest in favor of the Agent in respect of the Collateral in which a security interest may be perfected by filing in the United States and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of Uniform Commercial Code continuation statements.

               (c) Validity of Security Interest. Upon filing of UCC financing statements in the locations referred to on Schedule I hereto, the Security Interest will constitute a valid, legal and perfected first priority security interest in all of the Collateral for payment and performance of the Obligations, except as otherwise permitted under the Credit Agreement.

               (d) Information Regarding Names. It has disclosed in writing on
Schedule I hereto any trade names used to identify it in its business or in the ownership of its properties within five (5) years of the Closing Date.

               (e) Absence of Other Liens. The Collateral is owned by it free and clear of any Lien of any nature whatsoever, except as granted pursuant to this Agreement and as permitted by the Credit Agreement, and, except as provided by paragraph (b) of this Section 7, no financing statement has been filed, under the UCC as in effect in any state or otherwise, covering any Collateral except as indicated on Schedule 7.01 to the Credit Agreement.

               (f) Additional Representations for Accounts Receivable. (i) All accounts (as defined in the NYUCC) owned by the Grantors on the Closing Date constitute bona fide receivables arising in the ordinary course of business, the amount of which is actually owing and payable to the Grantors in the ordinary course of business, subject to no defense, claim of disability, counterclaim or offset with respect thereto. All such accounts, net of a bad debt reserve determined in accordance with generally accepted accounting principles, are collectible in accordance with their terms.

               (ii) Each account (as defined in the NYUCC) arising after the Closing Date shall be on the date of its creation a good and valid account representing a bona fide indebtedness incurred or an amount owed by the account debtor therein named, for a fixed sum as set forth in the invoice relating thereto, with respect to an absolute sale and delivery upon the specified terms of goods sold by the Grantors, or work, labor and/or services theretofore rendered by the Grantors; no Account Receivable is subject to any defense, offset, counterclaim, discount or allowance (as of the time of its creation) except as may be stated in the invoice relating thereto or discounts and allowances as may be customary in a Grantor's business; none of the transactions underlying or giving rise to any Account Receivable shall violate any applicable state or federal laws or regulations, and all documents relating to any Account Receivable shall be legally sufficient under such laws or regulations and are legally enforceable in accordance with their terms; all documents and agreements relating to Accounts Receivable are true and correct and in all respects what they purport to be; to the best of the Grantors' knowledge, all signatures and endorsements that appear on all documents and agreements relating to such accounts are genuine and all signatories and endorsers shall have full capacity to contract; it will immediately notify the Agent if any accounts arise out of contracts with the United States or any department, agency or instrumentality thereof, and will execute any instruments and take any steps reasonably required by the Agent in order that all monies due or to become due under any such contract shall be assigned to the Agent and notice thereof given to the United States Government under the Federal Assignment of Claims Act; if any amount payable under or in connection with any Account Receivable is evidenced by a promissory note or other instrument, as such terms are defined in the UCC, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Agent as additional collateral.

                  (g) Survival of Representations and Warranties. All representations and warranties of the Grantors contained in this Agreement shall survive the execution, delivery and performance of this Agreement until the termination of this Agreement pursuant to Section 27.

            8. Records of Accounts Receivable. Each Grantor shall keep or cause to be kept records of its Accounts Receivable which are accurate in all material

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
respects. In addition, each Grantor will provide the Agent with such further schedules and/or information respecting each Account Receivable as the Agent may reasonably require.

            9. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral owned by it against all persons and to defend the Security Interest of the Agent in such Collateral, and the priority thereof, against any adverse Lien, except for Liens permitted pursuant to Section 7.01 of the Credit Agreement.

            10. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement, interest or obligation relating to the Collateral, all in accordance with the terms and conditions thereof, and shall indemnify and hold harmless the Agent and the Lenders from any and all such liabilities.

            11. Use and Disposition of Collateral. Except as set forth in
Section 7.01 of the Credit Agreement, no Grantor shall make or permit to be made any assignment, pledge or hypothecation of the Collateral, or grant any security interest in the Collateral. No Grantor shall make or permit to be made any transfer of any Collateral, except Inventory in the ordinary course of business, or except as may be permitted under the terms of the Credit Agreement, and each Grantor shall remain at all times in possession of the Collateral owned by it other than transfers to the Agent pursuant to the provisions hereof and as otherwise expressly provided in this Agreement or the Credit Agreement.

            12. Limitation on Modifications of Accounts Receivable. No Grantor will, without the Agent's prior written consent, grant any extension of the time of payment of any of its Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business. No Grantor will sell, assign, discount, or otherwise dispose of any Accounts Receivable except for the purpose of collection or settlement in the ordinary course of business or the sale of any such accounts to the Agent.

            13. Power of Attorney. The Agent shall have the right, as the true and lawful agent of the Grantors, with power of substitution for the Grantors and in the applicable Grantor's name, the Agent's name or otherwise, for the use and benefit of the Agent and the Lenders (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (ii) upon the occurrence and continuance of an Event of Default, to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (iii) to sign the name of the applicable Grantor on any invoice or bill of lading relating to any of the Collateral; (iv) upon the occurrence and continuance of an Event of Default, to send verifications of Accounts Receivable to any customer; (v) upon the occurrence and continuance of an Event of Default, to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court

                                      156
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of competent  jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (vi) upon the occurrence and continuance of an Event of Default, to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to all or any of the Collateral; (vii) upon the occurrence and continuance of an Event of Default, to notify, or to require the applicable Grantor to notify, the account debtors obligated on any or all of the Accounts Receivable to make payment thereof directly to the Agent; and (viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Agent or any Lender to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent or such Lender or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Agent or any Lender or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Agent or any Lender in the absence of the bad faith or willful misconduct of the Agent or such Lender. It is understood and agreed that the appointment of the Agent as the agent of the Grantors for the purposes set forth above in this Section 13 is coupled with an interest and is irrevocable. The provisions of this Section 13 shall in no event relieve any Grantor of any of its obligations hereunder or under the Credit Agreement with respect to the Collateral or any part thereof or impose any obligation on the Agent or any Lender to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Agent or any Lender of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder or by law or otherwise.

            In the case of any inconsistency between this Section 13 with
Article 10 of the Credit Agreement, the provisions of the Credit Agreement shall prevail.

            14. Remedies upon Default. Subject to the restrictions expressly set forth in the Credit Agreement, upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Agent on demand, and it is agreed that the Agent shall have the right to take any or all of the following actions at the same or different times: with or without legal process and with or without previous notice or demand for performance, to take possession of the Collateral and to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under, and subject to its obligations contained in, the Uniform Commercial Code as in effect in any state or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Agent shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the applicable Grantor, and such Grantor hereby waives (to the extent permitted by law) all rights of

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redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

            The Agent shall give the applicable Grantor 10 days' written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-504(3) of the NYUCC) of the Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. The Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section 14, the Agent or any Lender may bid for and purchase, free (to the extent permitted by law) from any right of redemption, stay or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), with respect to the Collateral or any part thereof offered for sale and the Agent or any such Lender may make payment on account thereof by using any claim then due and payable to the Agent or any such Lender from any Grantor as a credit against the purchase price, and the Agent or any such Lender may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Grantors therefore. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale and purchase pursuant to such agreement, and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

            Upon any sale of the Collateral by the Agent (including, without limitation, pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the

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application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

            15. Application of Proceeds. The proceeds of any collection or sale of Collateral, as well as any Collateral consisting of cash, shall be applied by the Agent as set forth in Article VIII of the Credit Agreement.

            16. Locations of Collateral; Place of Business. (a) Each Grantor hereby represents and warrants that all the Collateral is located at the locations listed on Schedule I hereto. Each Grantor agrees not to establish, or permit to be established, any other location for Collateral unless (i) such Grantor has given the Agent at least thirty (30) days' prior written notice of such change, has executed such documents and taken such other actions as the Agent has requested to perfect and protect the Security Interest and (ii) such new location is in the continental United States of America.

                  (b) Each Grantor confirms that its chief executive office is located as indicated on Schedule I hereto. Each Grantor agrees not to change, or permit to be changed, the location of its chief executive office unless (i) such Grantor has given the Agent at least thirty (30) days' prior written notice of such change, has executed such documents and taken such other actions as the Agent has requested to perfect and protect the Security Interest and (ii) such new location is in the continental United States of America.

                  17. Security Interest Absolute. All rights of the Agent hereunder, the Security Interest, and all obligations of the Grantors hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any other agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument relating to the foregoing, (iii) any exchange, release or nonperfection of any other Collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or discharge of, the Grantors, or any other obligor in respect of the Obligations or in respect of this Agreement.

            18. No Waiver. No failure on the part of the Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Agent preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The Agent and the Lenders shall not be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

            19. Agent Appointed Attorney-in-Fact. each Grantor hereby appoints the Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.

            20. Agent's Fees and Expenses. The Grantors shall be obligated to, upon demand, pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts or agents which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof. In addition, the Grantors shall indemnify and hold the Agent and the Lenders harmless from and against any and all liability incurred by the Agent or the Lenders hereunder or in connection herewith, unless such liability shall be due to the bad faith, willful misconduct or gross negligence of the Agent or the Lenders, as the case may be. Any such amounts payable as provided hereunder or thereunder shall be additional Obligations secured hereby and by the other Security Documents.

            21. `Binding Agreement; Assignments. This Agreement, and the terms, covenants and conditions hereof, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Grantors shall not be permitted to assign this Agreement or any interest herein or in the Collateral, or any part thereof, or any cash or property held by the Agent as Collateral under this Agreement, except as contemplated by this Agreement or the Credit Agreement.

            21. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            23. Notices. All communications and notices hereunder shall be in writing and given as provided in the Credit Agreement.

            24. Severabilitv. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable the remaining provisions contained herein shall not in any way be affected or impaired.

            25. Section Headings. Section headings used herein are for convenience only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

            26. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Agreement shall be effective when counterparts which bear the signature of each Grantor shall have been delivered to the Agent.

            27. Termination. This Agreement and the Security Interest shall terminate when all the Obligations have been fully and indefeasibly paid in cash or in a manner otherwise satisfactory to the Agent and when the Lenders have no further commitment to make any Loans or open or cause to be opened Letters of Credit under the Credit Agreement, at which time the Agent shall forthwith assign, transfer and deliver to the Grantors such Collateral as shall not have been sold, transferred or otherwise applied or disposed of pursuant to the terms hereof, such assignment, transfer or delivery to be without any representations or warranties of any kind, and shall execute and deliver to the Grantors all Uniform Commercial Code termination statements and similar documents which the Grantors shall reasonably request to evidence such termination; provided, however, that all indemnities of the Grantors contained in this Agreement shall survive, and remain operative and in full force and effect regardless of the termination of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                                FOODARAMA SUPERMARKETS, INC.

                                                By
                                                   ---------------------------
                                                Name:
                                                Title:


                                                NEW LINDEN PRICE RITE, INC.

                                                By
                                                   ---------------------------
                                                Name:
                                                Title:


                                                SHOP RITE OF READING, INC.

                                                By
                                                   ---------------------------
                                                Name:
                                                Title:


                                                SHOP RITE OF MALVERNE, INC.

                                                By
                                                   ---------------------------
                                                Name:
                                                Title:


                                                GMAC BUSINESS CREDIT, LLC,
                                                as Agent

                                                By
                                                   ---------------------------
                                                Name:
                                                Title:

                      Schedule I to the Security Agreement


      LOCATIONS OF COLLATERAL OF EACH GRANTOR
      ---------------------------------------

      I.    Foodarama Supermarkets, Inc.
      II.     New Linden Price Rite, Inc.
      III.    Shop Rite of Reading, Inc.
      IV.     Shop Rite of Malverne, Inc.

      CHIEF EXECUTIVE OFFICE OF EACH GRANTOR
      ---------------------------------------

      I.  Foodarama Supermarkets, Inc.
      II. New Linden Price Rite, Inc.
      III. Shop Rite of Reading, Inc.
      IV. Shop Rite of Malverne, Inc.

      TRADENAMES OF EACH GRANTOR
      -------------------

      I. Foodarama Supermarkets, Inc. None

      II. New Linden Price Rite, Inc. None

      III. Shop Rite of Reading, Inc. None

      IV. Shop Rite of Malverne, Inc. None

                                    EXHIBIT F

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                            Dated September ___, 2002

      Reference is made to the Second Amended and Restated Revolving Credit and Term Loan Agreement, dated as of January 7, 2000 (as amended, restated, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement"), among New Linden Price Rite, a New Jersey corporation, Foodarama Supermarkets, Inc., a New Jersey corporation (individually, each a "Borrower", collectively, the "Borrowers"), the Guarantors named therein, JP Morgan Chase (formerly known as The Chase Manhattan Bank) ("Chase") and Citizens Business Credit Company (collectively, the "Lenders"), and GMAC Business Credit, LLC, as agent for itself and each of the Lenders. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

      Chase (the "Assignor") and The Bank of New York (the "Assignee") agree as follows:

      1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a 27.2727% interest in and to all the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, such percentage interest in the Loan Documents, in the Revolving Commitment of the Assignor, in the Term Commitment of the Assignor and in the Capital Expenditure Facility Commitment on the Effective Date and/or such percentage interest in the Revolving Loans, the Term Loan and the Capital Expenditure Loan owing to the Assignor outstanding on the Effective Date, together with such percentage interest in all unpaid interest, Commitment Fees and other fees accrued to the Effective Date and such percentage interest in the Notes held by the Assignor, as defined herein), except that the Assignor expressly reserves from such Assignment the right to be indemnified by the Borrowers pursuant to the terms of the Credit Agreement and the other Loan Documents for any loss or liability which the Assignor may incur to the extent that such right relates to circumstances or events which occur, exist or arise prior to the Effective Date. The foregoing sale and assignment is without recourse to the Assignor and is without representation or warranty except as specifically set forth in Section 2.

      2. The Assignor (i) represents that as of the date hereof, its portion of the Total Commitment is $_________, the outstanding balance of its Revolving Loan is $__________, the outstanding balance of its Term Loan is $________; and the outstanding balance of its Capital Expenditure Loan is $_________ (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, perfection, genuineness, sufficiency or value of the Credit Agreement, the Security Documents, any other Loan Document, any Collateral or any instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim attributable to Assignor's acts or omissions; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower, any Guarantor or any Grantor or the performance or observance by any Borrower, any

Guarantor or any Grantor, of its obligations under the Credit Agreement, any of the Security Documents, any other Loan Document or any other instrument or document furnished pursuant thereto.

      3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance and the other documents executed and delivered in connection herewith and that this Assignment and Acceptance constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with its terms; (ii) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it has and will, independently and without reliance upon Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) agrees that it will keep confidential all information with respect to any Borrower, any Guarantor, any Grantor furnished to it by any Borrower, any Guarantor, any Grantor or the Assignor (other than information generally available to the public or otherwise available to the Assignor on a nonconfidential basis).

      4. This Assignment and Acceptance is being delivered to Agent together with the Notes evidencing the Loans included in the interests assigned hereunder.

      5. The effective date for this Assignment and Acceptance shall be September __, 2002 (the "Effective Date"), subject to the payment by Assignee to Assignor of an amount (the "Purchase Price") equal to the sum of the outstanding principal balance of the Assignor's Revolving Loans being assigned pursuant hereto, the outstanding principal balance of the Capital Expenditure Loan being assigned pursuant hereto, the outstanding principal balance of the Assignor's Term Loan being assigned pursuant hereto and all unpaid interest, Commitment Fees and other fees accrued to the Effective Date with respect to the interests assigned hereunder. Each of the Assignor, the Assignee and Agent agrees that the Effective Date shall be as set forth in this paragraph 5 notwithstanding the requirement in clause (c) of Section 11.03 of the Credit Agreement that the effective date of each Assignment and Acceptance shall be at least five (5) Business Days after the execution thereof. Following the execution of this Assignment and Acceptance, it will be delivered to Agent for acceptance and recording by Agent.

      6. Upon such acceptance and recording, from and after the Effective Date, the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

      7. Upon such acceptance and recording, from and after the Effective Date, Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by Agent or with respect to the making of this assignment directly between themselves.

      8. Each of the Assignor, the Assignee and Agent agrees that the processing and recordation fee referred to in clause (c) of Section 11.03 of the Credit Agreement shall for purposes of this Assignment and Acceptance be waived.

      9. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                              GMAC BUSINESS CREDIT, LLC

                              By: __________________________________
                              Name:
                              Title:


                              JP MORGAN CHASE
                              (formerly known as The Chase Manhattan Bank)

                              By: _______________________________
                              Name:
                              Title:


                              THE BANK OF NEW YORK

                              By:__________________________________
                              Name:
                              Title:


ACKNOWLEDGED AND AGREED:

NEW LINDEN PRICE RITE, INC.

By:
    --------------------------
Name:
Title:

FOODARAMA SUPERMARKETS, INC.

By:
    --------------------------
Name:
Title:

                                    EXHIBIT G

                           FORM OF SECURITY AGREEMENT
                             (Partnership Interests)

            SECURITY AGREEMENT dated as of ________________ , 2002, between Foodarama Supermarkets, Inc., a New Jersey corporation (the "Partner") and GMAC Business Credit, LLC, having an office at 175 Water Street, New York, New York 10038 (together with its successors and assigns, the "Agent"), as agent for itself and each of the Lenders named in Schedule 2.01 to the Credit Agreement (as hereinafter defined)(the Agent in such capacity is herein referred to as the "Secured Party"). It is agreed as follows:

            1. In consideration of one or more loans, advances, or other financial accommodations at any time before, at or after the date hereof made or extended by the Secured Party and/or the Lenders to New Linden Price Rite, Inc., a New Jersey corporation ("New Linden") and/or Shop Rite of Reading, Inc., a Pennsylvania corporation ("Reading", and together with New Linden, each a "Borrower" and collectively, the "Borrowers"), the Partner hereby grants to the Secured Party a security interest in and a continuing lien upon, and the Partner hereby assigns as collateral to the Secured Party, the Collateral described in Paragraph 2 hereof, to secure the payment, performance and observance of all Obligations (as such term is defined in the Revolving Credit and Term Loan Agreement dated as of________, 2002 among the Partner, New Linden, Reading, the Guarantors named therein, the Secured Party and the Lenders named therein (as the same may be amended, supplemented or otherwise modified in accordance with its terms, the "Credit Agreement")).

            2. The Collateral is described as follows and on any separate schedule at any time furnished by the Partner to the Secured Party (which schedules are hereby deemed part of this Security Agreement):

            (a) all right, title and interest of the Partner in and to, and all present and future interests and rights and all monies due or to become due with respect to the Partnerships (as hereinafter defined) and distributions therefrom, which such Partner may now or hereafter have as a general or limited partner, in and to the partnerships listed on Schedule I hereto (each individually, a "Partnership", and collectively, the "Partnerships") existing under the partnership agreements listed on Schedule I hereto as the same may from time to time be modified or amended (each individually a "Partnership Agreement", and collectively, the "Partnership Agreements"); and (b) all proceeds of and distributions from the foregoing (including but not limited to all proceeds of dissolution or liquidation), together with any and all monies, securities, drafts, notes, items and other property and the proceeds thereof, constituting any such proceeds or distributions.

            3. The Partner warrants, represents and covenants that:

            (a) the chief executive office of the Partner and the Partner's books and records are located at the address set forth below its signatures hereto and the Partner will not change any of the same, or change its name, without thirty (30) days prior written notice to the Secured Party;

            (b) the address of the Partner and the location of its books and records relating to the Partnership Agreements and the Collateral are set out below its signatures hereto, and it will not change said addresses or locations without thirty (30) days prior written notice to the Secured Party;

            (c) the Partner has, and will have at all times so long as any Obligations remain outstanding and any Commitment to lend has not been terminated under the Credit Agreement, good title to the Collateral, free and clear of all claims, security interests, liens and encumbrances of every nature whatsoever except in favor of the Secured Party, and the Partner has full power and authority to enter into and perform this Security Agreement;

            (d) the security interest granted herein in the Collateral is, and at all times so long as any Obligations remain outstanding and any Commitment to lend has not been terminated under the Credit Agreement shall be, a first, perfected, and fully enforceable security interest in the Collateral, subject to any filings or actions required pursuant to the Uniform Commercial Code ("UCC");

            (e) neither the execution and delivery by the Partner of this Security Agreement or of any of the instruments or documents to be delivered pursuant hereto, nor the consummation by the Partner or the Borrowers of the transactions herein contemplated, or compliance by the Partner with the provisions hereof or thereof, will violate any law or regulation, or to its knowledge any order or decree of any court or governmental instrumentality, or will conflict with, or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which the Partner is a party (including without limitation, any Partnership Agreement) or by which they may be bound, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property of the Partner except in favor of the Secured Party, or require any action of, or filing (other than the filing of financing statements pursuant to the UCC) with, any governmental or public body or authority to authorize same;

            (f) the Partner will not assign, sell, mortgage, lease, transfer, pledge, grant a security interest in or lien upon, encumber, or otherwise dispose of, nor will it suffer or permit any of the same to occur with respect to, any part or all of the Collateral;

            (g) the Partner will, at any time and from time to time, at its expense, perform all acts and execute all documents reasonably requested by the Secured Party at any time to evidence, perfect, maintain and enforce the Secured Party's security interest in the Collateral or otherwise in furtherance of the provisions of this Security Agreement;

            (h) upon request of the Secured Party, the Partner shall, at any time and from time to time, at its expense, execute and deliver to the Secured

Party one or more financing statements pursuant to the UCC and any other papers, documents or instruments reasonably requested by the Secured Party in connection with this Security Agreement, and the Partner hereby authorizes the Secured Party to execute and file at any time or times, one or more financing statements with respect to all or any part of the Collateral;

            (i) the Partner will promptly pay the Secured Party for any and all sums, costs, and expenses which the Secured Party may reasonably pay or incur pursuant to the provisions of this Security Agreement or in reasonably defending, protecting or enforcing the security interest granted herein or otherwise in connection with the provisions hereof, including but not limited to all court costs, collection charges, travel expenses, and reasonable attorneys' fees, and any such amount shall be deemed an advance by the Secured Party to the Partner and shall be payable on demand;

            (j) the Partner will not, without the prior written consent of the Secured Party, modify, amend or alter in any respect the terms and conditions of any Partnership Agreement or execute any document or instrument or take any action whatsoever which will, in the sole judgment of the Secured Party, impair the value of the Collateral;

            (k) the Partner shall, upon the request of the Secured Party, do and cause to be done such further acts as may be reasonably necessary or proper in the opinion of the Secured Party to carry out more effectually the provisions of this Security Agreement;

            (l) under no circumstances whatsoever does the Secured Party, by reason of this Security Agreement, assume any responsibility for, or obligation with respect to, any of the terms, covenants, conditions, obligations or liabilities of the Partner under, or with respect to, any Partnership Agreement or the Obligations, and the Partner shall hold the Secured Party harmless with respect to any and all claims arising therefrom or relating thereto, other than actions taken or omitted to be taken solely through the willful misconduct or gross negligence of the Secured Party; and

            (m) the percentage equity interest owned by the Partner in each Partnership is set forth on Schedule I hereto.

            4. (a) If a Default or an Event of Default shall have occurred and be continuing, all payments, proceeds, monies, compensation, property, assets, instruments or rights thereafter paid, issued or distributed in respect of the Collateral and any other proceeds of the Collateral shall be paid or delivered to the Secured Party, to be held by it as hereinafter set forth; provided, however, that prior to the occurrence of any such Default or Event of Default, the Partner shall be entitled to receive and retain such payments, proceeds, monies, compensation, property, assets, instruments or rights (except such as result from a dissolution or liquidation of any Partnership), free and clear of the security interest of the Secured Party therein.

            (b) If a Default or Event of Default shall have occurred and be continuing, the Secured Party may, in its sole discretion, at any time and from time to time, in its name or the name of the Partner, or otherwise, notify the Borrowers, the Partner or any obligor on, or other person interested in, any of the Collateral, of this Security Agreement and to make payment or delivery to the Secured Party of the Collateral, and the Secured Party may, in its sole discretion and at any time, demand, sue for, collect or receive any money, rights or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable by the Secured Party with respect to, any of the Collateral, and/or extend the time of payment or delivery, arrange for payment or delivery in installments, or otherwise modify the terms of, or release, any of the Collateral, all without notice to or consent by the Partner or any other person and without otherwise discharging or affecting the Obligations, the Collateral or the security interest granted herein.

            (c) Any payments, proceeds, monies, compensation, property, assets, instruments or rights paid, issued or distributed with respect to the Partner's interests in any of the Partnerships and any other proceeds of the Collateral received by the Partner, and required to be paid or delivered to the Secured Party under paragraph 4(a) or 4(b) hereof, shall not be commingled with other property of the Partner but shall be segregated, held by the Partner in trust as the exclusive property of the Secured Party and the Partner will immediately deliver to the Secured Party the identical checks, monies, property or other proceeds received, duly endorsed, transferred or assigned in blank where appropriate to effectuate the provisions hereof, the same, together with any other cash or property received by the Secured Party hereunder, to be held by the Secured Party as additional Collateral hereunder or, at the Secured Party's option, to be applied by the Secured Party to the payment of any of the obligations, whether or not then due and in any order.

            5. Upon the occurrence and during the continuance of any Default or Event of Default, in addition to the rights described in paragraph 4 hereof, the Secured Party shall have the following rights and remedies (to the extent permitted by applicable law) in addition to all rights and remedies of a secured party under the UCC, or of the Secured Party under the Obligations, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently: the Secured Party may at any time and from time to time sell, resell, assign and deliver, grant options for or otherwise dispose of any or all of the Collateral at public or private sale or by legal proceedings or otherwise, by one or more contracts, in one or more parts, at the same or different times, for cash and/or credit, and upon any terms, at such places and times and to such persons or entities as the Secured Party deems best, all without demand for performance or any notice or advertisement whatsoever except that where an applicable statute requires reasonable notice of sale or other disposition, the Partner agrees that the sending of ten (10) days notice by ordinary mail, postage prepaid, to its address set forth below its signature hereto of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof. If any of the Collateral is sold by the Secured Party upon credit or for future delivery, the Secured Party shall not be liable for the failure of the purchaser to pay for the same, and in such event the Secured Party may resell such Collateral. The Secured Party may apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of holding or selling the Collateral, to reasonable attorneys' fees and all legal, travel and other out-of-pocket expenses which may be incurred by the Secured Party in attempting to collect the Obligations or enforce this Security Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Security Agreement, and then to the Obligations in such order and as to principal or interest as Secured Party may desire; and subject to and in accordance with the terms of the Credit Agreement, the Borrowers and the Partner shall remain liable and will pay the Secured Party on demand any deficiency remaining, with any surplus after payment in full of all Obligations to be paid to the Partner as its interests may appear, subject to any duty of the Secured Party imposed by law to the holder of any subordinate security interest in the Collateral known to the Secured Party.

            6. To effectuate the terms and provisions hereof, the Partner hereby designates and appoints the Secured Party and its designees or agents as attorney-in-fact of the Partner, irrevocably and with power of substitution, at any time upon the occurrence of a Default and from time to time thereafter, with authority to endorse the name of the Partner on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of payment or proceeds of the Collateral that may come into the Secured Party's possession or control; to sign the name of the Partner on any statements, documents, drafts against and notices to obligors with respect to the Collateral; to execute proofs of claim and loss; to execute any endorsements, assignments, or other instruments of conveyance or transfer; to execute releases; and to do all other acts and things necessary and advisable in the sole discretion of the Secured Party to carry out and enforce this Security Agreement, and to obtain the benefits hereof. All acts of said attorney or designee are hereby ratified and approved and said attorney-in-fact or designee shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power of attorney, being coupled with an interest, is irrevocable while any of the Obligations shall remain outstanding.

            7. The Partner hereby agrees that, without notice or further assent, before, at or after the maturity of the Obligations, expressed or declared, (a) the liability of the Partner, the Borrowers or any other party, for or upon the Obligations, may, from time to time, in whole or in part, be renewed, extended, modified, prematured, compromised or released by the Secured Party, in bankruptcy proceedings or otherwise, as the Secured Party may deem advisable and
(b) the Secured Party may, from time to time, in its discretion, exchange, modify, release or surrender, in whole or in part, with or to the Partnerships and their representatives, the Borrowers or any other appropriate party, as the case may be, (i) any Collateral or any substitutes or additions thereto, or (ii) the surplus net proceeds derived from the sale or sales or disposition of the Collateral by the Secured Party pursuant to the terms of this Security Agreement. The Partner hereby waives any and all notice of the acceptance of this Security Agreement, of the creation, accrual or maturity (whether by declaration or otherwise) of any and all of the Obligations, and of the Secured Party's reliance upon this Security Agreement.

            8. No act, failure or delay by the Secured Party shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by the Secured Party of any Default or right or remedy which it may have shall operate as a waiver of any other Default, right or remedy or of the same Default, right or remedy on a future occasion. The Partner hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any of the Obligations or the Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein). The Partner agrees to pay, on demand, all reasonable out-of-pocket expenses incurred by the Secured Party in connection with the negotiation, execution, perfection, consummation and enforcement of this Security Agreement, the Obligations, and the transactions contemplated hereunder and thereunder, including but not limited to the fees and expenses of counsel to the Secured Party. In the event of any litigation with respect to any matter connected with this Security Agreement, the Obligations or the Collateral, the Partner hereby waives the right to a trial by jury and all defenses, rights of set-off (except as applicable procedural rules require the assertion of a right of set-off under penalty of losing such right if not asserted) and rights to interpose counterclaims of any nature. All amounts payable by the Partner hereunder shall bear interest at the interest rate applicable to the Obligations, except that such rate shall not exceed the rate of interest permitted to be charged to the Partner under applicable law. The Partner hereby irrevocably consents to the non-exclusive jurisdiction of the Courts of the State of New York and of any Federal Court located in such State in connection with any action or proceeding arising out of or relating to the Obligations, this Security Agreement or the Collateral, or any document or instrument delivered with respect to any of the Obligations. The Partner hereby waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that the service thereof may be made by certified or registered mail directed to the Partner at the address set forth below, or at such other addresses as the Partner may designate by written notification by certified or registered mail directed to and received by the Secured Party at its address set forth below. In the alternative, in its discretion the Secured Party may effect service upon the Partner in any other form or manner permitted by law. All terms herein shall have the meanings as defined in the UCC, unless the context otherwise requires. No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Security Agreement and to such provision, and executed by the party to be charged. The execution and delivery of this Security Agreement has been authorized by the Hoard of Directors of the Partner. This Security Agreement shall be binding upon the heirs, executors, administrators, successors, and assigns of the Partner, and shall, together with the rights and remedies of the Secured Party hereunder, inure to the benefit of the Secured Party, its successors, endorsees and assigns. This Security Agreement and the Obligations shall be governed in all respects by the laws of the State of New York. If any term of this Security Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby. The Partner acknowledges receipt of a copy of this Security Agreement.

            9. Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Credit Agreement.

            IN WITNESS WHEREOF, the Partner and the Secured Party have duly executed or caused this Security Agreement to be duly executed in as of the date first above set forth.

THE PARTNER:                        FOODARAMA SUPERMARKETS, INC.
-----------

                                    By: ______________________________
                                    Title:
                                    Address:

SECURED PARTY:                      GMAC BUSINESS CREDIT, LLC, as Agent
-------------
                                    By:_________________________
                                    Title:
                                    Address:


CONSENTED TO:
THE PARTNERSHIPS:                   WESTLO ASSOCIATES
----------------

                                    By:_________________________
                                    Title:
                                    Address:

                 Schedule I to Security Agreement (Partnership Interests)

      I     Partnership:


      II    Partnership Agreements:

      III   Percentage Ownership of Each Partnership:

                                    EXHIBIT H

                      FORM OF LANDLORD'S WAIVER AND CONSENT


NAME OF RECORD OWNER OF REAL PROPERTY:             _______________________
                                                           ("Landlord")

ADDRESS OF REAL PROPERTY:       __________________________________________
                                              (the "Premises")

      WHEREAS, Landlord is the owner of the Premises, and represents that Landlord has or is about to enter into a lease transaction (the "Lease") with Foodarama Supermarkets, Inc. ("Borrower") pursuant to which Borrower has or will acquire a leasehold interest in all or a portion of the Premises; and

      WHEREAS, GMAC Business Credit, LLC ("GMACBC") and various other financial institutions (collectively, "Lenders") and GMACBC as agent for Lenders ("Agent") has or is about to enter into a financing transaction with Borrower; to secure such financing, Borrower has granted to Agent for its benefit and for the ratable benefit of Lenders a security interest and lien in the tangible and intangible personal property of Borrower, including, without limitation, goods, inventory, machinery and equipment, together with all additions, substitutions, replacements and improvements to, and the products and proceeds of the foregoing (collectively, the "Collateral"); and

      WHEREAS, all or a portion of the Collateral may from time to time be located at the Premises or may become wholly or partially affixed to the Premises;

      NOW THEREFORE, in consideration of any financial accommodation extended by Agent and Lenders to Borrower at any time, and other good and valuable consideration the receipt and sufficiency of which Landlord hereby acknowledges, Landlord hereby agrees as follows:

      1. A true and correct copy of the Lease is attached hereto as Exhibit A. The Lease is in full force and effect and Landlord is not aware of any existing default under the Lease.

      2. The Collateral may be stored, utilized and/or installed at the Premises and shall not be deemed a fixture or part of the real estate but shall at all times be considered personal property, whether or not any of the Collateral becomes so related to the real estate that an interest therein arises under real estate law.

      3. Until such time as the obligations of Borrower to Agent and Lenders are paid in full, Landlord disclaims any interest in the Collateral, and agrees not to distrain or levy upon any of the Collateral or to assert any claim against the Collateral for any reason.

      4. Agent, any Lender or their representatives may enter upon the Premises at any time to inspect or remove the Collateral, and may advertise and conduct public auctions or private sales of the Collateral at the Premises, in each case without liability of Agent or Lenders to Landlord; provided however, that Agent and Lenders shall promptly repair, at their expense, any physical damage to the Premises actually caused by said removal by Agent and Lenders. Agent and Lenders shall not be liable for any diminution in value of the Premises caused by the absence of Collateral actually removed or by any necessity of replacing the Collateral.

      5. Landlord shall not interfere with any sale of the Collateral, by public auction or otherwise, conducted by or on behalf of Agent and Lenders on the Premises.

      6. Landlord agrees to provide Agent with written notice of any default or claimed default by Borrower under the Lease, and prior to the termination of the Lease, to permit Agent and Lenders the same opportunity to cure or cause to be cured such default as is granted Borrower under the Lease, provided, however that Agent and Lenders shall have at least ten (10) days following receipt of said notice to cure such default. Landlord will permit Agent and Lenders to remain on the Premises for a period of up to one hundred eighty (180) days following receipt by Agent of written notice from Landlord that Landlord is in possession and control of the Premises, has terminated the Lease and is directing removal of the Collateral, subject, however, to the payment to Landlord by Agent and/or Lenders of the basic rent due under the Lease for the period of occupancy by Agent and Lenders, pro-rated on per diem basis determined on a 30 day month. Agent's and Lenders' right to occupy the Premises under the preceding sentence shall be extended for the time period Agent and Lenders are prohibited from selling the Collateral due to the imposition of the automatic stay by the filing of bankruptcy proceedings by or against Borrower. Agent and Lenders shall not assume nor be liable for any unperformed or unpaid obligations of Borrower under the Lease.

      7. This waiver shall inure to the benefit of Agent, Lenders, their successors and assigns and shall be binding upon Landlord, its heirs, assigns, representatives and successors. Landlord agrees and consents to the filing of this document for recording on the Land Records.

All notices to Agent hereunder shall be in writing, sent by certified mail, and shall be addressed to Agent at the following address:
__________________________________________.



Dated this _____ day of ___________, 2002.

Witnessed By:                              LANDLORD: _________________________

By:______________________________          By:______________________________
   Name:                                      Name:
   Title:                                     Title:

STATE OF _____________  )
                        :  ss.:
COUNTY OF ___________   )

      On the _______ day of _____________, 200__, before me personally came _______________ to me known, who, being by me duly sworn did depose and say that s/he is the _____________ of _______________________________, the corporation and landlord described in and which executed the above instrument; and that s/he signed her/his name thereto by order of the board of directors of said corporation.

                                    --------------------------------
                                    Notary Public

                                    EXHIBIT A


                                      [COPY OF LEASE]

                                    EXHIBIT I

                   FORM OF NOTICE OF CONTINUATION/CONVERSION

                                                   ________________ ___, 200__

GMAC Business Credit, LLC, as Agent
630 Fifth Avenue
New York, New York 10011

                         FOODARAMA SUPERMARKETS, INC.

Gentlemen:

      This notice of continuation/conversion is delivered to you pursuant to
Section 2.02(e) of the Second Amended and Restated Revolving Credit and Term Loan Agreement (as amended, restated, modified and supplemented, the "Credit Agreement"), dated as of January __, 2002, among New Linden Price Rite, Inc., Foodarama Supermarkets, Inc., the Guarantors named therein, the Lenders named therein, and GMAC Business Credit, LLC, as agent for the Lenders. Unless otherwise defined herein or unless the context otherwise requires, terms used herein have the meanings provided in the Credit Agreement.

      The Borrowers hereby request that the Lenders [(a) convert the following Eurodollar Loans into Base Rate Loans, (b) convert the following Base Rate Loans into Eurodollar Loans or (c) convert the following Eurodollar Loans into a subsequent Interest Periods as listed below] [INSERT APPLICABLE PROVISION].


      Borrower          Type of Loan            Principal Amount




      Each of the Borrowers hereby certifies that, on the date hereof, and on the date such Loans are converted and/or continued; the representations and warranties set forth in Article IV of the Credit Agreement and in any documents delivered therewith, including, without limitation, the Loan Documents, are true and correct in all material respects as of the date hereof (except insofar as such representations and warranties relate expressly to an earlier date).

      Each of the Borrowers further certifies that the Parent and its subsidiaries are in compliance with all the terms and conditions contained in the Credit Agreement on their part to be observed or performed, and at the time of and immediately after continuation/conversion of such Loans no Default or Event of Default has occurred or is continuing.

      Each of the Borrowers further certifies that there shall be sufficient remaining Term Loans and/or Capital Expenditure Loans, as the case may be, after giving effect to the continuation/conversion of the Loans specified above, to repay the next succeeding scheduled principal installment with respect to such Term Loans and/or Capital Expenditure Loans, as the case may be, without requiring an indemnity payment under Section 2.10B of the Credit Agreement.

      The Borrowers have caused this notice of continuation/conversion to be executed and delivered, and certification contained herein to be made, by their respective ______________________ this __ day of ______, ____.


                                          NEW LINDEN PRICE RITE, INC.


                                          By:_________________________
                                            Name:
                                            Title:


                                          FOODARAMA SUPERMARKETS, INC.


                                          By:__________________________
                                             Name:
                                             Title:

                                  SCHEDULE 2.01

                                   COMMITMENTS




GMAC Business Credit, LLC:

      Revolving Commitment                            $17,500,000

      Term Commitment                                 $12,500,000

      Capital Expenditure Facility Commitment         $10,000,000
                                                      -----------

                                          Total:      $40,000,000

                                          50%

Address:    461 Fifth Avenue, 21st Floor
            New York, New York 10017

The Bank of New York:

      Revolving Commitment                            $8,750,000

      Term Commitment                                 $6,250,000

      Capital Expenditure Facility Commitment         $5,000,000
                                                      ----------
                                          Total:      $20,000,000

                                          25%

Address:    385 Rifle Camp Road, 4th Floor
            West Patterson, New Jersey 07424

Citizens Business Credit Company:

      Revolving Commitment                            $8,750,000

      Term Commitment                                 $6,250,000

      Capital Expenditure Facility Commitment         $5,000,000
                                                      ----------

                                          Total:      $20,000,000

                                          25%

Address:    350 Fifth Avenue, Suite 809
            New York, New York 10118

                                  SCHEDULE 2.02


                            DOMESTIC LENDING OFFICES



                            GMAC Business Credit, LLC
                           3000 Town Center, Suite 280
                           Southfield, Michigan 48075


                              The Bank of New York
                            New York, New York 11772


                                  Citizens Bank
                               One Citizens Drive
                          Riverside, Rhode Island 02915

                                  SCHEDULE 2.03



                           EURODOLLAR LENDING OFFICES


                            GMAC Business Credit, LLC
                           3000 Town Center, Suite 280
                           Southfield, Michigan 48075


                              The Bank of New York
                               New York, New York


                                  Citizens Bank
                               One Citizens Drive
                          Riverside, Rhode Island 02915

                       Schedule 3.03 - Original Mortgages


(1) Neptune, NJ (Term Loan) (2) Neptune, NJ (Revolving Loan) (3) Sayreville, NJ (Term Loan) (4) Sayreville, NJ (Revolving Loan) (5) Freehold, NJ (supermarket) (Term Loan)
(6) Freehold, NJ (supermarket) (Revolving Loan) (7) Freehold, NJ (liquor store) (Term Loan) (8) Freehold, NJ (liquor store) (Revolving Loan) (9) Edison, NJ (Old Post Road) (Term Loan) (10) Edison, NJ (Old Post Road) (Revolving Loan) (11) Edison, NJ (Oak Tree Road) (Term Loan) (12) Edison, NJ (Oak Tree Road) (Revolving Loan) (13) Middletown, NJ (new location) (Term Loan) (14) Middletown, NJ (Lease #1) (Revolving Loan) (15) Brick, NJ (Term Loan) (16) Brick, NJ (Revolving Loan) (17) West Long Branch, NJ (Term Loan) (18) West Long Branch, NJ (Revolving Loan) (19) Montgomery, NJ (Term Loan) (20) Montgomery, NJ (Revolving
Loan) (21) Aberdeen, NJ (Term Loan) (22) Aberdeen, NJ (Revolving Loan) (23) Branchburg/Somerville (Term Loan) (24) Branchburg/Somerville (Revolving Loan)
(25) Lakewood (Term Loan) (26) Lakewood (Revolving Loan) (27) Piscataway (Term
Loan) (28) Piscataway (Revolving Loan) (29) Wall Township (Term Loan) (30) Wall Township (Revolving Loan) (31) Linden (fee property)

                                  Schedule 4.01

                             Qualified Jurisdictions

           Exact Name                  Qualified         Organizational Number
                                  Jurisdiction
  Foodarama Supermarkets, Inc.         New Jersey             3927852500
   Shop Rite of Reading, Inc.         Pennsylvania              328735
   New Linden Price Rite, Inc.         New Jersey             6500531000
   Shop-Rite of Malverne, Inc.          New York                  N/A

                                Schedule 4.06 (a)

                                   Litigation

     1. Foodarama v. Hilltop Supermarkets, Inc. and Franklin Center Associates. Docket No. MID-L-3156-01. Foodarama has been named in an action regarding its Franklin Township store On April 26, 2002, summary judgment was entered in favor of Foodarama. Plaintiff, Hilltop Supermarkets, Inc. has filed a motion for reconsideration, and has hired a new attorney. The motion for reconsideration was denied and Hilltop Supermarkets, Inc. has appealed the court's decision. The claim against Foodarama was for approximately $450,000 and the court dismissed the complaint. The court did, however, award Hilltop Supermarkets, Inc. the additional rent under the lease for the months of September 2000 and October 2000, because a formal extension of the lease was negotiated for those two months over one year prior to the lapsing of the lease term. Further, the court found that the assignment pursuant to which Foodarama took possession of the lease allowed for extensions of the lease, and therefore the extension obligated Foodarama to pay the additional rent ($36,000) to Hilltop Supermarkets, Inc. Foodarama successfully cross-moved to have this liability shifted to Franklin Center Associates. By way of background, Foodarama took an assignment of the lease at the Franklin Township store from the Plaintiff Hilltop Supermarkets, Inc., and through a variety of agreements was required to pay a fee to the Plaintiff, Hilltop Supermarkets, Inc., above and beyond the rent paid to the landlord Franklin Center Associates. Foodarama did not renew the lease with Franklin Center Associates as it was contemplated that it would open a new store in North Brunswick at a different site. Although Foodarama did not renew the lease it retained possession of the premises, and paid rent on a month-to-month basis as a month-to-month tenant to the landlord, Franklin Center Associates.
The Plaintiff's claim against Franklin Center Associates was that it was required and obligated to provide the Plaintiff with notice that the lease was not renewed and allow an additional thirty (30) days for the Plaintiff to renew the lease itself and exercise the options under the lease. Franklin Center Associates was granted summary judgment motion on this issue.

     2. Foodarama v. Unclaimed Freight, Inc. Docket No. MON-L-986-02. Unclaimed Freight ("Unclaimed Freight") was a sublessee of property leased by Foodarama and located in Reading, Pennsylvania. Foodarama had an ongoing dispute with the landlord regarding Foodarama's obligation to make repairs to the roof of the leased premises and other repairs required upon surrender of the leased premises. Foodarama and the landlord agreed to a cost of repairs of approximately $107,000. Foodarama believes it has a right to recover this amount from the sub-tenant, Unclaimed Freight. Foodarama's outside counsel has filed a lawsuit on behalf of Foodarama against Unclaimed Freight for amounts allegedly due upon the termination of Foodarama's lease with the landlord, and its sublease to Unclaimed Freight. The amount in controversy is approximately $107,000. Unclaimed Freight has refused to pay the amount due which Foodarama believes is payable pursuant to the terms of the sublease and the prime lease.

The suit alleges breach of lease/contract. The sublease came to be assigned to an entity known as UFC, Inc., by way of an order issued from the United States Bankruptcy Court relating to the bankruptcy of UFC, Inc.'s predecessor, Valley Advisors, Inc. Valley Advisors, Inc. was the original sublessor. Service has been effectuated only upon the related entity Unclaimed Freight LLC. This defendant filed a motion to dismiss in lieu of an answer, and that motion has been denied. Discovery is continuing.

     3. Carmen J. Maggio, Chapter 7 Trustee Of Carmen Forgione & Sons, Inc. v. Foodarama Supermarkets, Inc. Docket No. MON-L-5006-01. Carmine J. Maggio ("Maggio") Chapter 7 Trustee of Carmine Forgone & Sons, Inc. ("Forgione"), filed a complaint against Foodarama in October, 2001, claiming that Foodarama owes $27,709.88 for waste disposal services rendered by the bankrupt, Forgione. Foodarama has filed an answer denying all allegations. The Company's records show something less than $27,709.88 is due, and confirmed approximately $15,000 was due. Plaintiff has accepted 12,500. Recently, Plaintiff's counsel has amended the complaint to add a second claim. Upon further review of the bankrupt entities records an additional claim for unpaid invoices of $80,000 has been made. This information has just been recently sent to Foodarama for review.


     4. Melvin Jules Bukiet, et al, v. Foodarama Supermarkets, Inc. et al. Docket No. MID-C-101-02. This lawsuit was filed in the Superior Court of New Jersey, Middlesex County Chancery Division, alleging that the directors and the named officers breached their fiduciary duties to the Company's shareholders through their previous recommendation, implementation and administration of the 2001 Stock Incentive Plan, and by proposing that the shareholders adopt the amendments to the 2001 Stock Incentive Plan and to the Company's certificate of incorporation. The plaintiffs allege that the actions have been taken to enrich and entrench the defendants at the shareholders' expense. The plaintiffs have asked the court, among other things, to reverse previous grants of options to the defendants under the 2001 Stock Incentive Plan and to enjoin the Company from submitting the proposals described above to shareholders at the 2002 annual meeting. A motion to dismiss the complaint was filed on June 7, 2002, and the motion has been carried until the first return date in January 2003. Plaintiffs' opposition to the motion to dismiss the complaint is due to be filed on November 25, 2002.

                                  Schedule 4.10

                       ERISA Representation Qualifications

Borrower is the sponsor of the following Pension Plans:
      -     Foodarama Supermarkets, Incorporated Pension Plan
      -     Foodarama Local 1360 Employees' Retirement Plan

Borrower contributes to the following Multiemployer Plans:
      - UFCW Local 1262 and Employers Pension Fund (includes Locals 1263 & 1265)
      -     UFCW Local 464 A Pension Fund (includesLocal 465)

In approximately October 2000, a $241 accumulated funding deficiency existed for 35 days with respect to the Local 1360 Plan. The deficiency was due to an administrative error and was corrected promptly upon discovery. The 30 day notice period with respect to this event has not been waived.

With respect to the Foodarama Supermarkets, Incorporated Pension Plan, there was a delay in payment as a result of the Parent's misunderstanding that payments whose due dates fell on a weekend (in this case June 15, 2002) were due on the Monday following the weekend due date. The delay in payment triggered an excise tax which was promptly adjusted. The delay in payment resulted in a temporary accumulated funding deficiency. The 30 day notice period with respect to this event has not been waived.

                                  Schedule 4.14

                                  Bank Accounts

Bank Account Information intentionally omitted.



                                      190/191

                                  Schedule 4.15

                                  Subsidiaries

                           Shop Rite of Reading, Inc.
                           New Linden Price Rite, Inc.
                           Shop-Rite of Malverne, Inc.

                               Schedule 4.16 (a-1)

                               Owned Real Property

  1.             1930 East Elizabeth Avenue       Meat/Prepared Foods Commissary
                  Linden, New Jersey 07036
  2.              1931 Pennsylvania Avenue        Meat/Prepared Foods Commissary
                  Linden, New Jersey 07036
  3.              1911 Pennsylvania Avenue        Meat/Prepared Foods Commissary
                  Linden, New Jersey 07036
  4.                23 North Park Avenue                 Unpaved Parking Lot
                  Linden, New Jersey 07036

                               Schedule 4.16 (a-2)

                              Leased Real Property

                               Operating Locations
  1.             1700 Madison Avenue, Lakewood, New Jersey 08701- Supermarket/KX
  2.             South Street & Route 9, Freehold, New Jersey 07728- Supermarket
  3.            South Street & Route 9, Freehold, New Jersey 07728- Liquor Store
  4.           South Street & Route 9, Freehold, New Jersey 07728- Garden Center
  5.    2200 Highway 66, Neptune, New Jersey 07753- Supermarket/KX- Liquor Store
  6.             Routes 36 & 71, West Long Branch, New Jersey 07740- Supermarket
  7.                     Route 35, Belmar, New Jersey 07719- Supermarket
  8.    Route 70 & Chambersbridge Road, Bricktown, New Jersey 08723- Supermarket
  9.               1665 Oak Tree Road, Edison, New Jersey 08820- Supermarket/KX
  10.           877 St. George Avenue, Woodbridge, New Jersey 07095- Supermarket
  11.       14-22 Prospect Avenue, East Brunswick, New Jersey 08816- Supermarket
  12.                    Route 36, Hazlet, New Jersey 07730- Supermarket
  13.         Route 35 & Harmony Road, Middletown, New Jersey 07740- Supermarket
  14.                 Route 130, East Windsor, New Jersey 08520- Supermarket
  15.                 Route 130, Hightstown, New Jersey 08520- Garden Center
  16.          1306 Centennial Avenue, Piscataway, New Jersey 08854- Supermarket
  17.            2909 Washington Road, Sayreville, New Jersey 08872- Supermarket
  18.             Route 1 & Old Post Road, Edison, New Jersey 08817-Supermarket
  19.      Route 27 & Veronica, Franklin Township, New Jersey 08873- Supermarket
  20.                  280 Highway 9, Morganville, NJ 07751-Supermarket/KX
  21.                 Lloyd Road & Route 34, Aberdeen, NJ 07747-Supermarket
  22.              611 West Union Avenue, Bound Brook, NJ 08805- Supermarket/KX
  23.                 1325 Route 206 Skillman, New Jersey 08558- Supermarket
  24.               2445 Highway 34, Manasquan, New Jersey 08736- Supermarket
  25.                3166 Route 22, Somerville, New Jersey 08876- Supermarket
  26.  Fairfield Industrial Park, Bldg. 2, Route 33, Freehold, New Jersey 07728-
                                            Warehouse
  27.  Fairfield Industrial Park, Bldg. 3, Route 33, Freehold, New Jersey 07728-
                                            Warehouse
  28.  Fairfield Industrial Park, Bldg. 8, Route 33, Freehold, New Jersey 07728-
                                            Bakery Commissary

  29.  Fairfield Industrial Park, Bldg. 6, Route 33, Freehold, New Jersey 07728-
                                           Office

                                 Other Locations
  1. 400 Renaissance Blvd., North Brunswick, NJ 08902- Supermarket Under Construction
  2. 877 St. George Avenue, Woodbridge, NJ 07095- Supermarket Under Construction
  3. 1750 North Olden Avenue, Trenton, NJ 08638- Supermarket Under Construction
  4. Route 130 North & Crosswicks Hamilton Square Road, Hamilton, NJ -Executed Lease
  5.       4095 US Route 1, South Brunswick, NJ 08852- Lease Negotiations
  6.            Route 9 South & West Farms Road, Howell, NJ- Lease Negotiations
  7.              Route 71 & 18th Avenue, Wall Township, NJ- Lease Negotiations
  8.                261 Highway 34 & Lloyd Road, Aberdeen, NJ -Executed Lease
  9.               Dover Mall, Highway 37 & 166, Toms River, NJ- Executed Lease
  10.              Nottingham Way & Klockner Road, Hamilton, NJ- Executed Lease
  11. Route 1 South & Quaker Bridge Road, Lawrence Township, NJ -Lease Negotiations
  12. Freehold Business Park 32 Asbury Avenue, Freehold, NJ 07728- Bakery Executed Lease

                             Non-Operating Locations
  1.      Suffolk & Wheeler Avenue, Central Islip, New York- Sublet- Supermarket
  2.                   Kennedy Blvd., Lakewood, New Jersey 08701- Warehouse
  3.                    521 Raritan Street, Sayreville, New Jersey- Sublet
  4.                Route 34 & Route 537, Colts Neck, New Jersey- Ground Lease
  5.              Hempstead Pike, West Hempstead, NY 11552- Sublet- Supermarket
  6.              2450 Jerusalem Avenue, North Bellmore, NY- Sublet- Supermarket
  7. 105-38 Rockaway Beach Boulevard, Rockaway Park, NY 11694- Sublet-
     Supermarket
  8.             3926 Linden Street, Bethlehem, Pa 18017-Sold to Wakefern member
  9.            2641 MacArthur Road, Whitehall, Pa 18052-Sold to Wakefern member
  10.                 629 Higgins Avenue, Brielle, New Jersey 08730- Vacant
             Does not include locations for which leases have been assigned.

                                  Schedule 4.19

                          Environmental Law Compliance

Between 1976 and 1981, the Parent leased property located at Route 9 and Craig Road in Manalapan, New Jersey from Vornado/Two Guys. There were two underground storage tanks at the property, one owned and operated by Vornado/Two Guys and the other operated by the Parent. In 1979, there was a spill from one of the tanks. The Parent and Vornado/Two Guys promptly remedied the spill to the satisfaction of the New Jersey Department of Environmental Protection and the matter was closed.
Since 1987, the Parent has been a ground lease tenant at property located at Routes 34 and 537 in Colts Neck, New Jersey. The Parent has not developed the property and has never conducted any operations there. The property was formerly operated as an auto salvage yard. Saker Enterprises ("Saker") is the owner of the South Freehold Shopping Center, Freehold, New Jersey. The property has been the subject of an environmental investigation and remediation with oversight from the New Jersey Department of Environmental Protection ("NJDEP") since November 2000. The remediation is being conducted pursuant to a Memorandum of Agreement between Saker and NJDEP for voluntary cleanup. Elevated levels of tetrachloroethene (PCE) (and related biodegradation compounds) have been detected in the groundwater and soils at the property in the vicinity of a dry cleaners, located at Store 16 in the Shopping Center, and it is believed that the dry cleaning operations are the source of contamination at the property. At this time, the investigation and remediation of contamination at the property is ongoing.

                                  Schedule 4.20

                               Material Agreements

1.   Trademark License Agreement with Wakefern Food Corporation
2.   Wakefern Food Corporate Stockholders' Agreement dated 8/20/87- amended
     2/20/92
3.   Union Contracts:
            Local 1360 - Clerks, East Windsor- 02/24/02-02/25/06 Local 464A - Meat, New Jersey- 12/20/98-04/19/03 Local 465 - Meat, Commissary-10/22/00-02/26/05 Local 1262 - Clerks, New Jersey except East Windsor- 04/13/97-04/16/05
            Local 1263 - Customer Service, New Jersey except East Windsor-04/13/97-04/16/05
            Local 1265 - Bakery Commissary- 08/18/02-08/19/06
4.   Equipment/Construction Contracts
                                   Vendor                             Amount
         2134               A & J Refrigeration                      $289,000
                           216 Little Falls Road
                           Cedar Grove, NJ 07009
         10160         Construction Maintenance Plus                 $509,500
                          2301 E Edgar Building 5
                              Linden, NJ 07036
         18090      Engineering and Refrigeration, Inc.              $218,000
                            56-58 Baldwin Avenue
                           Jersey City, NJ 07306
         50666        Northwood Construction Co. Inc.                $792,000
                            2563 Wyandotte Road
                           Willow Grove, Pa 19090
         62002            C. Raimondo Construction                   $820,000
                              540 Bergen Blvd.
                             Fort Lee, NJ 07024
         11604             Capitol Refrigeration                     $691,000
                            800 New York Avenue
                             Trenton, NJ 08638
         30852              Milric Construction                     $4,000,000
                          4900 Route 33 Suite 101
                             Neptune, NJ 07753
         32728                  Hill Phoenix                         $151,000
                                PO Box 79102
                            Baltimore, MD 21279
         29306                    Hussman                            $243,000
                              3001 Irwin Road
                            Mt. Laurel, NJ 08054
         43990                Monarch Plumbing                       $254,000
                      701 N. Stiles Street PO Box 370
                              Linden, NJ 07036
         42840                L.S. Mechanical                        $402,000

                                  Vendor                             Amount
                                 PO Box 949
                              Clark, NJ 07066
         37146             Katzianer Construction                    $287,000
                              1420 Easton Road
                            Warrington, Pa 18976
         72542                Star-Lo Electric                       $910,000
                          32 South Jefferson Road
                             Whippany, NJ 07981
         67808                  Summit Steel                         $517,000
                                 PO Box 730
                            New Castle, De 19720
         35190         Joseph S. Smith Roofing, Inc.                 $264,000
                            313 Hulmeville Road
                            Lang Horne, Pa 19047
         11550                   C. H. Babb                          $305,000
                            445 Paramount Drive
                             Raynham, Ma 02767
         8300                     Chelsea                            $865,000
                              34 Chelsea Drive
                             Jackson, NJ 08527
         85076              Wescho Company, Inc.                     $400,000
                           924 South Concord Road
                           West Chester, PA 19382
         2460                   A&J Fixtures                        $4,232,000
                           216 Little Falls Road
                           Cedar Grove, NJ 07009
                             *Balances as of 9/20/02

                                Schedule 5.01(A)
                            Capital Expenditure Loans
                                   Store # 514
                                 Location: Ewing
   *Note: items listed below are not subject to 180 day limitation as detailed in Section 5.01A (b)

            Vendor                    Invoice         Invoice Date       Billed Amount               Description
            ------                    -------         -------------      --------------              -----------
     A & J Fixtures, Inc.             082188             05/26/02            $72,144                Produce case
           Sign Art                      1               06/24/02            $24,910                Carved signs
 Construction Maintenance Plus           1               07/31/02            $34,660         Walk-In coolers & prep room
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
        Total Requested                                                     $131,714
===========================================================================================================================

                                Schedule 5.01(A)
                            Capital Expenditure Loans
                                   Store # 522
                              Location: Woodbridge
   *Note: items listed below are not subject to 180 day limitation as detailed in Section 5.01A (b)

               Vendor                   Invoice       Invoice Date       Billed Amount               Description
               ------                   -------       -------------      --------------              -----------
       RPC Construction, Inc.             267            01/17/01           $100,000                 compressors
        Wescho Company, Inc.             020013          01/17/02            $55,602             Refrigerated cases
        Wescho Company, Inc.             020014          01/17/02           $106,831             Refrigerated cases
        A & J Fixtures, Inc.              2097           01/25/02           $140,810                    Cases
        A & J Fixtures, Inc.              2123           02/22/02            $21,509                 Grill case
   Solutions Restaurant Equipment        211357          05/28/02             4,500                2 deck gas oven
               Beroc                      681            06/17/02            $3,400        Gemini 2 door roll-in proofbox
   Solutions Restaurant Equipment        211413          06/17/02             4,000          Berkel bread slicer, Hobart
                                                                                                     tenderizer
              Sign Art                     1             06/24/02            $24,910                Carved signs
   Chef's Equipment Emporium Co.        1003995          07/05/02            $5,000                Rotisserie pan
   Solutions Restaurant Equipment        211728          07/20/02             4,100         Bizerba slicer, under counter
                                                                                                        oven
        A & J Fixtures, Inc.              2343           07/24/02            $97,880              Compressor system
 Engineering and Refrigeration Inc.    0125777-IN        07/26/02            $60,370                Refrigeration
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
          Total Requested                                                   $473,310
===========================================================================================================================

                                Schedule 5.01(A)
                            Capital Expenditure Loans

                                   Store # 524
                           Location: North Brunswick*
   *Note: items listed below are not subject to 180 day limitation as detailed in Section  5.01A (b)

            Vendor                    Invoice         Invoice Date       Billed Amount               Description
            ------                    -------         -------------      --------------              -----------
        Sun Coast Sales                2875              12/01/99            $5,596               hot food drop in
             Engo                      12523             05/21/99             $500                    CRC desk
       CMP Refrigeration               2085              09/13/99            $15,762                  meat case
        A & J Fixtures                 1004              01/05/00            $11,565                    case
        Sun Coast Sales                3426              01/31/00            $2,920                 cart & stand
            Mosler                    J013363            05/20/00            $3,758                     safe
        A & J Fixtures                 1209              05/25/00            $3,494               refrigerated dome
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
        Total Requested                                                      $43,595
===========================================================================================================================

                                  Schedule 6.17

                              Collateral Locations

              Location                         Address               Landlord     Landlord Consent    Leasehold
              --------                         -------               Waiver                -------    Mortgage
       Marlboro Supermarket/KX               280 Highway 9               no               no               no
                                        Morganville, NJ 07751
       Neptune Supermarket/KX              2200 Highway 66             yes              yes              yes
                                          Neptune, NJ 07753
      Lakewood Supermarket/KX         1700 Madison Avenue Suite        yes              yes              yes
                                                 21
                                         Lakewood, NJ 08701
        Aberdeen Supermarket            Lloyd Road & Route 34          yes              yes              yes
                                         Aberdeen, NJ 07747
        Freehold Supermarket           South Street & Route 9          yes              yes              yes
                                         Freehold, NJ 07728
    West Long Branch Supermarket         Route 36 & Route 71           yes              yes              yes
                                     West Long Branch, NJ 07740
         Hazlet Supermarket                   Route 36                 yes               no               no
                                          Hazlet, NJ 07730
       Middletown Supermarket               1361 Route 35              yes              yes              yes
                                        Middletown, NJ 07748
         Belmar Supermarket                   Route 35                  no               no               no
                                           Wall, NJ 07719
       Bricktown Supermarket          Route 70 & Chambersbridge        (a)              yes              yes
                                                Road
                                           Brick, NJ 08723
     Bound Brook Supermarket/KX         611 West Union Avenue          yes              (a)               no
                                        Bound Brook, NJ 08805
    East Windsor Supermarket/KX               Route 130                 no               no               no
                                       East Windsor, NJ 08520
    Oak Tree Road Supermarket/KX         1665 Oak Tree Road            yes              yes              yes
                                          Edison, NJ 08820
       Woodbridge Supermarket           877 St. George Avenue          (a)               no               no
                                        Woodbridge, NJ 07095
       Piscataway Supermarket          1306 Centennial Avenue          yes              yes              yes

                                      202

                                        Piscataway, NJ 08854
       Sayreville Supermarket           2909 Washington Road           yes              yes              yes
                                          Parlin, NJ 08859
         Edison Supermarket            Route 1 & Old Post Road          no              yes              yes
                                          Edison, NJ 08817
        Franklin Supermarket          Route 27 & Veronica Road          no               no               no
                                         Franklin, NJ 08873
     East Brunswick Supermarket         14-22 Prospect Avenue          (a)               no               no
                                      East Brunswick, NJ 08816
       Montgomery Supermarket             1325 Highway 206             yes              yes              yes
                                         Skillman, NJ 08558
       Branchburg Supermarket               3166 Route 22              yes              yes
                                        Somerville, NJ 08876
          Wall Supermarket                 2445 Highway 34             yes              yes              yes
                                         Manasquan, NJ 08736
      Hightstown Garden Center                Route 130                 no               no               no
                                        Hightstown, NJ 07095
       Freehold Garden Center          South Street & Route 9           no               no               no
                                         Freehold, NJ 07728
       Freehold Liquor Store           South Street & Route 9          yes              yes              yes
                                         Freehold, NJ 07728
        Neptune Liquor Store               2200 Highway 66               Part of Neptune Supermarket lease.
                                          Neptune, NJ 07753                         No separate lease
  Meat/Processed Foods Commissary       1930 Elizabeth Avenue                    Owned by borrower.
                                          Linden, NJ 07036
         Bakery Commissary            Fairfield Industrial Park        yes               no               no
                                             Building 8
                                         Freehold, NJ 07728
          Corporate Office            Fairfield Industrial Park        yes               no               no
                                           922 Highway 33
                                         Freehold, NJ 07728
             Warehouse               Route 9 & Kennedy Boulevard        no               no               no
                                         Lakewood, NJ 08701
             Warehouse                   339 Fairfield Road             no               no               no
                                             Howell, NJ

                                       (a) : Sent to Landlord for execution.

   (b) : Landlord approved; sent to Landlords' lender.

                               Schedule 7.01
                               Existing Liens

All references to financing statements include any and all amendments and continuations thereof and thereto.

--------------------------------------------------------------------------------
     Debtor             Secured Party                Financing Statement
--------------------------------------------------------------------------------
     Parent        Pitney Bowes Credit Corp       NJ Department of Treasury
                                                 Financing Statement #1503819

                                                  NJ Department of Treasury
                                                 Financing Statement #1831663

                                                  NJ Department of Treasury
                                                 Financing Statement #1950160

                                               NJ Ocean County Clerk Financing
                                                       Statement #70330

--------------------------------------------------------------------------------
     Parent              Qualex, Inc.             NJ Department of Treasury
                                                 Financing Statement #1821536

                                                  NJ Department of Treasury
                                                Financing Statement #21127960

--------------------------------------------------------------------------------
     Parent      Imaging Financial Services,      NJ Department of Treasury
                             Inc.                Financing Statement #2026960

                                                  NJ Department of Treasury
                                                 Financing Statement #2026962

                                                  NJ Department of Treasury
                                                 Financing Statement #2026964

                                                  NJ Department of Treasury
                                                 Financing Statement #2026966

--------------------------------------------------------------------------------
     Parent      Metlife Capital Corporation      NJ Department of Treasury
                                                 Financing Statement #1725189

                                                   NJ Monmouth County Clerk
                                               Financing Statement #1996107209

                                                   NJ Somerset County Clerk
                                                Financing Statement #96-22965

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     Parent        The CIT Group/Equipment        NJ Department of Treasury
                       Financing Group           Financing Statement #1871494

                                                   NJ Somerset County Clerk
                                                 Financing Statement #031722

--------------------------------------------------------------------------------
     Parent       Competitive Plumbing, Inc.       NJ Somerset County Clerk
                     (Construction Lien)              Construction Lien
                                                    Book 0007 Page 312-315

--------------------------------------------------------------------------------
     Parent          Valley National Bank          NJ Somerset County Clerk
   (as record                                    Financing Statement #026993
  owner of the
 real property)                                    NJ Somerset County Clerk
                                                Financing Statement #98-32527

--------------------------------------------------------------------------------
   New Linden    Metlife Capital Corporation      NJ Department of Treasury
                                                 Financing Statement #1725189

                                                  NJ Department of Treasury
                                                 Financing Statement #1468021

                                                  NJ Department of Treasury
                                                 Financing Statement #1468024

                                                  NJ Department of Treasury
                                                 Financing Statement #1468027

                                                  NJ Department of Treasury
                                                 Financing Statement #1468029

                                                  NJ Department of Treasury
                                                 Financing Statement #1468023

                                                  NJ Department of Treasury
                                                 Financing Statement #1468022

                                                  NJ Department of Treasury
                                                 Financing Statement #1468025

                                                  NJ Department of Treasury
                                                 Financing Statement #1468026

                                                  NJ Department of Treasury
                                                 Financing Statement #1477982
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                   NJ Somerset County Clerk
                                                Financing Statement #96-22965

                                                   NJ Monmouth County Clerk
                                               Financing Statement #1996107209

--------------------------------------------------------------------------------
    Reading      Metlife Capital Corporation      NJ Department of Treasury
                                                 Financing Statement #1478181

--------------------------------------------------------------------------------
    Malverne     Metlife Capital Corporation      NJ Department of Treasury
                                                 Financing Statement #1477978

--------------------------------------------------------------------------------

                                  Schedule 7.03

                              Existing Indebtedness


                                                             Balance
                                                             8/03/02

    Wakefern Food Corporation (Investment)                  1,535,000

       Pitney Bowes Credit Corporation                      1,315,955

       Capitalized Real Property Leases                    65,010,465

   GE Capital (formerly Met Life Capital)*                  2,100,328

                     CIT                                    1,496,191

                                                          -----------
                                                          -----------

    *Total loan comprised of the following                $71,457,939
                  balances:
                                                          ============
                                                          ============

  Marlboro               $1,050,666

 Montgomery              $1,049,662

                       Contingent Liabilities

          Assigned Leases Calculated Per Annum              1,645,591

                                                           $1,645,591
                                                          ===========

                                  Schedule 7.06

                      Permitted Investments As Of 08/03/02

1.    Wakefern Food Corporation- 12.3% of outstanding Capital Stock - owned by
      Parent
2. Insure-Rite, Ltd.- Mutual Captive Offshore Insurance Company - approximately 10% owned by Parent
3.    State of Israel Bonds- $95,000
4.    WFC-1 Realty Corporation- $1,300- approximately 13% owned by Parent.

                                   Schedule A

                          Certain Intellectual Property

The Parent and the Borrower have the following trademarks, trademark rights, and licenses:

      1. Trademark License Agreement with Wakefern Food Corporation for the right to use the ShopRite name.
      2.    Caribbean Hardwood Grill (New Jersey State trademark filed on
            June 8, 2000)
      3.    World Class Kitchens (New Jersey State trademark filed on June 8,
            2000)
      4.    Kosher Experience (New Jersey State trademark filed on June 8, 2000)

                                   Schedule B

                         New/Replacement Store Projects

                   Square          Capital           New Store/
                    Feet         Expenditure         Replacement
                    ----         -----------         -----------
North Brunswick                   $5,500,000        Replacement
     Ewing                         9,000,000        New Location
    Hamilton                      $6,500,000        New Location
 (Marketplace)
     Howell                        7,000,000        New Location
     Belmar                        6,000,000        Replacement
    Hamilton                       6,500,000        New Location
  (Nottingham)
   Woodbridge                    $11,200,000        Replacement
    Aberdeen                      $7,000,000        Replacement
     Mercer                       $6,500,000        New Location
 East Brunswick                   $7,000,000        Replacement
   Toms River                     $7,000,000        New Location
  New Location                    $7,000,000
  New Location                    $7,000,000
  New Location                    $7,000,000